   As filed with the Securities and Exchange Commission on August 13, 1997
                          Registration No. 333-19761


                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.


                         AMENDMENT NO. 3 TO FORM SB-2

                            REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933


                                 INTERIORS, INC.
                 (Name of small business issuer in its charter)

   Delaware                             5961                     13-3590047
(State or other juris-      (Primary Standard Industrial      (I.R.S. Employer
diction of organization)      Classification Code No.)       Identification No.)

                              320 Washington Street
                           Mt. Vernon, New York 10553
                                 (914) 665-5400
                          (Address and telephone number
         of principal executive offices and principal place of business)

                                    Max Munn
                                    President
                              320 Washington Street
                           Mt. Vernon, New York 10553
                                 (914) 665-5400
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Hartley T. Bernstein, Esq.
                           Bernstein & Wasserman, LLP
                                950 Third Avenue
                               New York, NY 10022
                                 (212) 826-0730

         Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: | |

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



Title of each class of                 Amount to be            Proposed                    Proposed maximum          Amount of
securities to be registered            registered              maximum offering            aggregate offering        Registration
                                                               price per                   price(1)                  Fee
                                                               Securities(1)
Class A Common Stock par               154,000                     $2.00                       $308,000                $93.32
value, $.001 per shar(2)
Series A Convertible                    24,400                     $6.66                       $200,000                $60.94
Preferred Stock par value,
$.01 per share(2)
Class A Common Stock par                50,000                     $2.00                       $100,000                $30.30
value, $.001 per share(3)
Class A Common Stock par               150,000                     $2.00                       $300,000                $90.90
value, $.001 per share(4)
Class A Common Stock par               100,000                     $2.00                       $200,000                $60.60
value, $.001 per share(5)
Series A Convertible                   100,000                     $6.66                       $660,000               $201.80
Preferred Stock par value
$.01 per share(6)
Class A Common Stock par               200,000                     $2.00                       $400,000               $121.20
value, $.001 per share(7)
Series A Convertible                   200,000                     $6.66                     $1,320,000               $403.60
Preferred Stock par value
$.01 per share(7)                                                                                                   $1,062.66
Total Registration Fee                                                                       $3,488,000             $1,062.66(8)




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The proposed maximum offering price was calculating based upon the average of the high and low price of the Company's securities on the Nasdaq Small Cap Market for January 6, 1997.

(2) Includes 154,000 Class A Common Shares and 24,400 Series A Preferred Shares issued by the Company in April 1996 in a private placement of these securities. This filing is for the purpose of registering these shares which have been previously offered and sold with the Securities and Exchange Commission.

(3) Includes 50,000 Class A Common Shares, issued to a former executive of the Company in July 1996, pursuant to the settlement of certain litigation involving the former executive's employment contract.

(4) Includes 150,000 Class A Common Shares issued to the uncle of the Company's President and Chief Executive Officer in April 1996.

(5) Includes 100,000 Class A Common Shares issued to BH Funding, LLC in February 1997 for consulting and other services.


(6) Includes 100,000 Series A Preferred shares issued to BH Funding, LLC in February 1997 for consulting and other services.


(7) Includes 200,000 Class A Common Shares and 200,000 Series A Convertible Preferred Shares issued to Decor Group, Inc., ("Decor").


(8) Amount previously paid.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION DATED          , 1997
                                   PROSPECTUS
                                 INTERIORS, INC.

    654,000 Shares of Class A Common Stock, and 324,400 Shares Series A, 10%
                     Cumulative Convertible Preferred Stock


This Prospectus (the "Prospectus") and the registration statement of which this Prospectus forms a part (the "Registration Statement") relates to the sale of 654,000 shares of Class A Common Stock (the "Common Stock") and 324,400 Shares of Series A, 10% Cumulative Convertible Preferred Stock (the "Preferred Stock") by certain selling securityholders ("Selling Securityholders").

The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of the Selling Securityholders, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.


Prior to the Company's initial public offering (the "Initial Public Offering") of 517,500 Class A Shares, 460,000 Class WA Warrants and 258,750 Class WB Warrants (including securities issued upon exercise of the over-allotment option granted to J. Gregory & Company, Inc., the Representative of the Underwriters (the "Representative") in connection with the Initial Public Offering) in June 1994, there was no established trading market for the Class A Shares or the Warrants. In September 1995, the Company completed a secondary public offering 460,000 shares of Series A 10% Convertible Preferred Stock (the "Series A Preferred Shares") and 230,000 Redeemable Class WC Warrants (the "Class WC Warrants"). The Company's Series A Preferred Shares, Class A Shares, Class WA Warrants, Class WB Warrants and Class WC Warrants are currently listed for quotation on The Nasdaq SmallCap Market ("Nasdaq") under the symbols "INTXP", "INTXA, "INTXL", "INTXW," and "INTXZ," respectively. As of close of business on August 12, 1997, the last reported bid and ask prices of the Company's Series A Preferred Shares, Class A Shares, Class WA Warrants, Class WB Warrants and Class WC Warrants as reported by Nasdaq on such date were $3 3/8, $3 5/8, respectively, for Series A Preferred Shares, $1 1/16, $1 1/4, respectively, for Class A Shares, $7/16, $7/16, respectively, for Class WA Warrants, $3/8 and $9/16, respectively for Class WB Warrants $3/8 and $3/8, respectively, for Class WC Warrants. No assurances may be given that any public market for the foregoing securities that has developed since completion of the Initial Public Offering will continue or be sustained. See "Market for the Company's Securities and Related Stockholder Matters" and "Risk Factors."


Each Class A Common Share is entitled to one (1) vote, while each Class B Common Share is entitled to five (5) votes. The Series A Preferred Stock has no voting rights, but each Series A Preferred Share is convertible into three (3) shares of Class A Common Stock commencing September 18, 1996. After September 17, 2000, the Series A Preferred Stock is redeemable by the Company in whole or in part at $5.50 per share upon 30 days prior written notice. The Series A Preferred

Stock is entitled to a dividend, prior to any payment of dividends on the Class A or Class B Common Stock, of $0.50 per share per annum payable in semi-annual installments of $0.25 per share. Such payment may be made either in cash or Class A Common Stock at the discretion of the Company. (See "Description of Securities.")

Certain shares held by individuals deemed to be insiders cannot be sold by such holders prior to September 17, 1997 without the prior written consent of VTR Capital Corp., the Company's investment banking firm.

 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
  AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND
   SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
     INVESTMENT. SEE "DILUTION" and "RISK FACTORS", WHICH BEGINS ON PAGE 12.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August __, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Forms 10-KSB and 10-QSB (File No. 0-24352) (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The Company filed with the Commission in Washington, D.C. a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. This Prospectus also does not contain all of the information set forth in the Company's Form 10-KSB/A No. 2 and Form
10-QSB/A filed for the periods ended June 30, 1996, and March 31, 1997 respectively. The statements contained in this Prospectus with respect to the contents of any agreement or other document referred to herein are not necessarily complete and, in each instance, reference is made to a copy of such agreement or document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the provisions of the relevant documents. The Registration Statement, including the exhibits thereto, and the Company's 1934 Act Filings may be inspected at: (i) the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and (ii) the offices of the Commission located at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661, and the offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR).

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to and should be read in conjunction with the detailed information and financial statements and notes thereto included elsewhere in this Prospectus. Unless otherwise indicated, all share and per share amounts set forth herein have been adjusted to reflect a 4,464.286:1 stock exchange which occurred in connection with the merger of A.P.F. (as defined below) with and into the Company (as previously defined) in March, 1994. Each prospective investor is urged to read this Prospectus in its entirety.


                                   The Company

General


     The Company was incorporated in October 1990 under the name A.P.F. Holdings, Inc., a New York corporation ("A.P.F.") and merged with and into Interiors, Inc., a Delaware corporation in March 1994. It has been engaged since 1990, through its A.P.F. Master Framemakers and Conservators Division ("A.P.F. Master Framemakers"), in the manufacturing and marketing of museum quality traditional and contemporary picture and mirror frames to museums, art galleries, decorators, collectors and frame retailers. The Company is qualified to do business in New York under the name A.P.F. Master Framemakers. See "Business" and "Recent developments."

     The Company operates three showrooms, one at 75th Street in Manhattan, one in "Old City" in Philadelphia and one at the Company's Mt. Vernon location. The sales generated from the Manhattan showroom were approximately $1,872,000 and $1,606,000 for the nine months ended March 31, 1997 and 1996, respectively. The Philadelphia showroom generated sales of approximately $79,000 and $190,000 for the nine months ended March 31, 1997 and 1996, respectively. The Company's showroom in Mt. Vernon, New York, conducts business with upscale custom picture frame shops located throughout the country. Sales generated from the Mt. Vernon showroom were approximately $1,007,000 and $1,144,000 for the nine months ending March 31, 1997 and 1996, respectively.

A.P.F. Master Framemakers

     The Company's custom picture frames are marketed primarily to museums, better art galleries, upscale frame shops and decorators, as well as collectors of important works of art under the trade name "A.P.F. Master Framemakers and Conservators" (previously defined and hereinafter referred to as "A.P.F. Master Framemakers"). A.P.F. Master Framemakers' customers have included nationally known museums, art institutes and galleries. See "Business."

Italia Collection

     On October 21, 1994 (the "Closing Date") the Company, through its wholly-owned subsidiary, Italia, acquired all of the issued and outstanding stock of Murano Crystal Corp., a Florida corporation doing business under the name "Italia Collection," pursuant to the terms of a certain stock purchase agreement dated October 21, 1994.


     During April 1996, the Company moved the operations of Italia to The Lance Corporation ("Lance") (A Delaware Corporation), a Massachusetts manufacturer and distributor of various products to the giftware and collectibles market. Lance was acquired by The Lance Acquisition Corporation, owned by several investors, some of whom were investors in the Company. Subsequent to the relocation of Italia to Lance, disagreements arose between the Company and Lance, and the Company was required to again relocate the operations of Italia to the Company's headquarters. These relocations led to a significant disruption of Italia's business operations. Italia's revenues declined substantially during this period. Because of these declining revenues and high operating costs, on December 16, 1996, the Board of Directors decided to dissolve and discontinue Italia. On December 27, 1996, a Notice of Public Auction was distributed by the Company, advising all interested parties that a public auction of all of the assets of Italia consisting of molds, equipment, models, and inventory listed in a Security Agreement entered into between Italia, as debtor, and United Credit Corporation, as secured party, was to occur. The auction took place on January 10, 1997 and the Company was the successful bidder, thereby acquiring all of the assets of Italia in consideration of a payment of $2,000 and the assumption by the Company of the liabilities of Italia to United Credit Corporation, which as of March 31, 1997 totaled approximately $806,000. The Company is obligated to, in finalizing its arrangement with United Credit Corporation, issue up to 100,000 shares of the Company's Class A Common Stock. Since the financial statements of Italia are consolidated into those of the Company, Italia's liabilities have already been reflected on the Company's Consolidated Financial Statements. See "Business."


Discontinuation of operations of Interiors Catalog

     On March 31, 1996, the Company's Board of Directors decided to discontinue the Company's catalog operations because of declining revenues and high operating costs. For the nine months ended March 31, 1997 and 1996, losses from discontinuing catalog operations totaled $0 and $1,523,714, respectively. The Company plans to fully carry out the discontinuation of the catalog operation by June 30, 1997. The Company plans to wind down operations by filling existing orders and possibly mailing one final catalog as a "close-out sale" to liquidate inventory. No catalog related assets or liabilities are expected to remain on the Company's balance sheet by June 30, 1997. The financial statements included with this filing have reclassified the results of operations for the nine months ended March 31, 1997 and March 31, 1996 as if the Company's catalog operations had been discontinued in the beginning of each respective fiscal period.

Acquisitions and Strategic Alliances

     Part of the Company's long-term plan for growth includes either the acquisition of or entering into strategic alliances in the decorative accessories industry to maximize market potential. For this purpose, pursuant to a March 3, 1996 agreement relating to the capitalization of Decor Group, Inc., ("Decor"), an affiliate of the Company, Decor issued to the Company 250,000 shares of its Series A Convertible Preferred Stock, which have since been sold by the Company, and an option to purchase 10,000,000 shares of its Series B Non-Convertible Voting Preferred Stock (the "Option Shares") in exchange for issuance to Decor by the Company of 200,000 shares of its Class A Common Stock, to be registered by this filing, and 200,000 shares of its Series A Convertible Preferred stock, also to be registered by this filing, and a guarantee with respect to certain indebtedness should such indebtedness become necessary. (The Decor securities are adjusted to reflect a 1-for-2 reverse split effected by Decor in October 1996.) Also, the Company exercised its option to purchase the Option Shares in September 1996, for total cash consideration of $2,000. Concurrent with the exercise of this option, the Company executed a Voting Agreement (the "Voting Agreement") to vest the power to vote the Option Shares in a Voting Trust (the "Voting Trust".) The Voting Agreement will expire upon the earlier of February 7, 2007 or upon the Company's repayment in full of its obligations to BH Funding, LLC, but not earlier than December 31, 1997. The Voting Trust comprises three individuals: the Company's President and Chief Executive Officer (and also the Chairman of the Board of Decor), and two Directors of Decor who are otherwise unrelated to the Company. As part of the Company's investment in Decor, during the months of August and September 1996, the Company purchased 54,934 shares of Decor's Series C NonVoting, Convertible, Preferred Stock at a cost of $824,000. In the formation of Decor, the Company's intention was to create an affiliate with a corporate identity clearly separate and distinct from that of the Company. Decor was organized for the purpose of acquiring the business operations of unrelated companies. On November 12, 1996 (the "Effective Date"), a public offering by Decor of certain of its securities was declared effective by the Securities and Exchange Commission. Subsequent to the effective date of Decor's initial public offering, the Company owned approximately 79.6% of the total voting stock of Decor. In December 1996, Decor declared and issued a dividend on its common stock payable in the form of two
(2) shares of common stock for each one (1) share of common stock held as of the record date of December 16, 1996. Each share of Decor's Series A and Series C Preferred stock are convertible into three (3) shares of Decor's common stock effective December 16, 1996. During February 1997, the Company sold its entire holdings of Series A Convertible Preferred Stock to BH Funding, LLC. Assuming conversion of the Series A Convertible Preferred Stock by BH Funding to common stock, the Company will own approximately 77.5% of the total voting stock of Decor subsequent to such sale and conversion.


     As of March 31, 1997, the holding in Decor is recorded on the Company's financial statements under the cost method which was determined by the market value on November 12, 1996, of the Company's trading securities previously transferred to Decor during March 1996, plus acquisition costs, less the proportionate value of the securities sold during February 1997. As a result of the Company's sale of its Common Stock equivalents during the nine months ended March 31, 1997, the Company has accounted for the Decor investment utilizing the cost method of accounting as it presently has no residual equity interest (stock ownership is through Series B Preferred Shares).



     In May 1996, the Company entered into a two year Management Services Agreement with Decor whereby the Company will advise Decor on the manufacturing, sale, marketing and distribution of Decor's products as well as providing Decor with accounting and administrative services and advice on strategic planning of joint ventures, acquisitions, and other long term initiatives. Pursuant to this agreement, the Company will be paid on an annual basis the greater of (1) $75,000 or (2) 1.5% of excess cashflow as defined in the agreement. The Company and Decor amended this agreement to increase this payment to $90,000 per annum. Additional transfers of funds from Decor to the Company will be subject to the attainment by Decor of excess cash flow totaling $4,000,000 per year through December 31, 1999. At March 31, 1997, the Company has accrued approximately $60,000 of fees pursuant to this agreement.

     Decor entered into an asset purchase agreement (the "Agreement") with Artisan House, Inc. ("Artisan House") to purchase substantially all of the operating assets, and assume certain liabilities of Artisan House for an aggregate purchase price of $3,526,400, subject to certain adjustments. Decor completed the Artisan House acquisition on November 18, 1996. Artisan House, located in Los Angeles, California and founded in 1964, is engaged in the design, manufacturing, and marketing of metal wall, table and freestanding sculptures. Management believes that Artisan House's products bridge the gap between high priced gallery art and mass produced decorative pieces. Artisan House products retail from approximately $100 to over $400. The primary goal of Artisan House is to supply a broad spectrum of design driven sculpture and decorative accessories at moderate prices. At December 31, 1996, the balance sheet of Artisan House reflected total assets of approximately $4,500,000. For the period November 19, 1996 to December 31, 1996, Artisan House realized net income of approximately $41,000 on revenues totaling approximately $635,000.

     Laurie Munn, wife of the Company's President and Chief Executive Officer, was issued 9 of the outstanding 100 Common shares of Lance Acquisition Corp. ("LAC") which on March 3, 1996 acquired the assets of The Lance Corporation ("Lance") a Massachusetts manufacturer and distributor of various products for the giftware and collectibles marketplace. The Company and LAC entered into an agreement whereby each entity would guarantee certain liabilities of the other. Subsequently, LAC disposed of its assets and discontinued its operations. (See "The Company - Italia Collection")

Other


     For disclosure about the Company's manufacturing activities, products, organization, marketing, suppliers, competition, backlogs, patents and trademarks, research and development, government regulation, employees, and description of property. See "Business."

         Recent Developments


         In February 1997 the Company received a loan from BH Funding, LLC ("BH") in the aggregate principal amount of $600,000 to be utilized to repay certain indebtedness of the Company and for continued operating expenses. The Company in order to collateralize the loan to BH pledged and assigned to BH and granted to BH a continuing security interest in the Company's 20,000,000 shares of Series B Non-Convertible Preferred Stock of Decor, and the Company's 54,934 shares of Series C Convertible Preferred Stock of Decor. Simultaneously with the loan to the Company, BH purchased all of the Company's Series A Convertible Preferred Stock holdings in Decor Group, Inc., a total of 250,000 shares. The loan is to be repaid to B.H. Funding, LLC with interest on April 28, 1998. In addition, the Company entered into a Consulting Agreement with BH whereby BH would agree to provide consulting and other services to the Company in exchange for 100,000 shares of the Company's Class A Common Stock and 100,000 shares of the Company's Series A Convertible Preferred stock (the "Consulting Shares"). In connection with this agreement, the fair market value of these shares on the date of issuance was allocated as follows: $350,000 as acquisition consulting on the Decor transaction; $300,000 as interest on the loan (to be amortized over the life of the loan using the effective interest method); $50,000 as financing expense; and $25,000 as additional expense of the Company's sale of its 250,000 Series A Convertible Preferred Stock holdings in Decor Group, Inc. The Company received $375,000 of proceeds relating to this sale.


         In November 1996, the Company announced that it had entered into an exclusive three year contract (the "Requirements Agreement") with Photo-to-Art, Inc. ("P-2-A"), a major "direct-in-home" marketer of customized "photo to canvas" computer-enhanced enlargements. This process enables a customer to have photographs digitally enhanced, scanned, enlarged and printed at considerably less cost than traditional photographic enlargement processes. Under the agreement, the Company was to finish, pack, frame, and fulfill all of P-2-A's products. As of March 31, 1997, approximately $222,000 of revenues have been realized by the Company from this relationship.


         On June 1, 1997 the Company entered into an agreement with P-2-A (the "Agreement"), which agreement superseded the Requirements Agreement. The Agreement provides that, in exchange for the Company agreeing to supersede the terms of the Requirements Agreement and sell certain manufacturing equipment and related assets to P-2-A, P-2-A will pay to the Company $600,000 in cash. The Company agreed that upon its receipt of the $600,000, the Company will purchase from P-2-A 150,000 shares of P-2-A's common stock and 120,000 of P-2-A's common stock purchase warrants for an aggregate purchase price of $600,000. Additionally, P-2-A will pay the Company $50,000 for the non-exclusive right to utilize the Company's existing mail-order customer list. P-2- A also agreed to sublease approximately 21,000 square feet of office and manufacturing space from the Company at an annual rental rate of $63,000 per year plus rent escalations. The term of the sublease is from June 1, 1997 to December 31, 2001.

         In October 1996, the Company filed its June 30, 1996 Form 10-KSB. The Company's independent auditors have modified their report on the Company's financial statements for the year ended June 30, 1996. The Company's ability to continue as a going concern is dependent upon the successful achievement of certain initiatives currently in progress.

     The Company's executive offices are located at 320 Washington Street, Mt. Vernon, New York 10553. Its telephone number is (914) 665-5400.

                                  THE OFFERING

Securities Offered.............    No new securities are being offered by the
                                   Company pursuant to this filing. The purpose of this filing is to register (a) 154,000 shares of the Company's Class A Common Stock, and 24,400 shares of the Company's Series A
                                   Preferred Stock issued by the Company in an April 1996 private placement of these shares to certain independent investors (b) 50,000 shares of the Company's Class A Common Stock issued by the Company in July 1996 pursuant to the settlement of a former executive's employment contract (c) 150,000 shares of the Company's Class A Common Stock in April 1996 pursuant to consulting services provided by the uncle of the Company's President and Chief Executive Officer (d) 100,000 shares of the Company's Class A Common Stock and
                                   100,000 shares of the Company's Series A
                                   Preferred Stock issued to BH Funding, LLC for consulting services, and (e) 200,000 shares of the Company's Class A Common Stock and
                                   200,000 shares of the Company's Series A
                                   Preferred Stock issued to Decor Group Inc. , pursuant to a March 3, 1996 agreement relating to the capitalization of Decor. See
                                   "Selling Securityholders".



Securities Outstanding prior to this Offering:


         Class A Common Stock........     4,961,241  Shares
         Class B Common Stock........     1,769,750  Shares
         Series A Preferred Stock....     1,147,060  Shares
         Class WA Warrants ..........     3,055,588  Warrants
         Class WB Warrants...........       845,150  Warrants
         Class WC Warrants...........     2,270,000  Warrants

Use of Proceeds........ The Company will not realize any
                        proceeds pursuant to this
                        filing.

Risk Factors........... An investment in the Securities involve a high degree of risk. See "Risk Factors."

Transfer Agent......... American Stock Transfer & Trust Company, 40
                        Wall Street, New York, NY 10005.

Nasdaq Symbols(1)...... Class A Common Stock-              INTXA
                        Series A Preferred Stock-          INTXP
                        Class WA Warrants-                 INTXW
                        Class WB Warrants-                 INTXZ
                        Class WC Warrants-                 INTXL

-----------
(1) No assurance can be given that a trading market will be sustained for all, or any of, the Company's securities. See "Risk Factors - No Assurance of Public Trading Market and Nasdaq Inclusion."

                          Summary Financial Information

         The following summary financial data has been summarized from the financial statements included elsewhere herein and should be read in conjunction with such financial statements and related notes thereto and "Management's

Discussion and Analysis" included elsewhere in the Prospectus.

Summary Balance Sheet Data

                          At June 30, 1996       At March 31, 1997
                          ----------------       -----------------
Working capital           $(2,512,319)           $ (486,251)
Total assets              $4,721,201             $7,516,183
Total current             $5,335,630             $3,910,906
liabilities
Total long-term           $30,652                $23,282
debt
Stockholder's             $(645,081)             $3,581,995
equity


Summary Statement of Income Data


                                      Year ended June 30                              Nine months ended March 31,
                          ----------------------------------------            -----------------------------------------
                               1996                      1995                        1997                     1996
                               ----                      ----                        ----                     ----
Net Sales                 $5,378,761(1)             $5,155,275(1)             $ 2,958,167(1)            $5,032,906(1)
(Loss) Income             $(1,791,784)              $257,780                  $   (82,057)              $  220,766
from continuing
operations before
interest and taxes
(Loss) from               $(2,935,633)(2)           $(938,546)(2)             $0(2)                     $(1,523,714)(2)
discontinued
operations of
catalog
Net Loss                  $(5,283,773)              $(817,754)                $(406,432)                $(1,630,186)
(income)
Loss (income) per         $(0.83)                   $0.06                     $(0.09)                   $(0.04)
share of Common
Stock from
continuing
operations
(Loss) per share          $(1.03)                   $(0.47)                   $0.00                     $(0.59)
from discontinued
operations
Net Loss                  $(1.86)                   $(0.41)                   $(0.09)                   $(0.63)
(income) per
share

                                      Year ended June 30                              Nine months ended March 31,
                          ----------------------------------------            -----------------------------------------
                               1996                      1995                        1997                     1996
                               ----                      ----                        ----                     ----
Weighted average          2,837,293                 1,977,158                 4,408,553                 2,604,869
number of shares
used in
computation

------------------------------
(1) Does not include revenues from discontinued operations during the nine months ending March 31, 1997 and the year ending June 30, 1996. Prior period revenues have been restated as if the discontinuation of operations had taken place during the nine months ended March 31, 1996 and the year ended June 30, 1995. Revenues from discontinued operations totaled approximately $34,000 and approximately $743,000 respectively for the nine months ended March 31, 1997 and March 31, 1996. Revenues from discontinued operations totaled $72,640 and $1,895,011 respectively for the years ended June 30, 1996 and June 30, 1995.

(2) Includes, in addition to loss from operations of discontinued operations (see Note (1) above) non-operating charges of $-0- and approximately $88,000 respectively for the nine months ended March 31, 1997 and March 31, 1996. Non-operating charges for the years ended June 30, 1996 and 1995 were $44,878 and $74,326 respectively.

                                  RISK FACTORS


         The purchase of the securities offered hereby involves a high degree of risk. Prospective purchasers should carefully consider the following risk factors, as well as other matters set forth elsewhere in this Prospectus, before deciding whether to invest in the Company's securities

         Modified Auditor's Report; Working Capital Deficit: The Company's independent auditors have modified their report on the Company's financial statements for the year ended June 30, 1996. The Company's ability to continue as a going concern is dependent upon the successful achievement of certain initiatives currently in progress. Most importantly, the Company has made a major investment in Decor Group, Inc. ("Decor"). Effective November 19, 1996, Decor has acquired substantially all of the operating assets and assumed certain liabilities of a California based manufacturer of metal wall-art and related accessories. To finance this acquisition, Decor offered for sale to the public certain of its equity shares. Such Offering was declared effective by the Securities and Exchange Commission on November 12, 1996. (See "Business") As of March 31, 1997, the Company had a working capital deficit of approximately $486,000 and negative cash flow from operations for the nine months ending March 31, 1997 totaling approximately $1,225,000. See "Business." Further, in connection with Decor's public offering, the Company will recognize any gains in accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 51.


         Cash Flow Constraints: The Company has been experiencing a shortage of working capital since commencement of its catalog operations in February 1992. Initially, this shortage was due substantially to the fact that the unexpected response to catalog mailings and therefore the demand for the products offered exceeded the Company's ability to finance the cost of inventory levels adequate for such demand, thus leading to delays in fulfilling orders. Ultimately, the working capital shortages became more a function of the difficulty in sustaining revenue levels from the catalog business and the high costs associated with the conduct of such business, particularly with respect to recent substantial increases in paper, printing, and postage costs. Although management has decided to discontinue the catalog business as of March 31, 1996, there can be no assurance that such action will eliminate current cash restraints. Because of the Company's cash flow constraints, it has experienced problems in making payments for such liabilities as payroll taxes, accrued rent, and third-party debt service. As of the date of this filing, the Company is meeting all current obligations for payroll taxes and rent, has paid all its prior period payroll tax liabilities. The Company is also working to arrange for paydowns of existing debt. In support of this effort, during February 1997, the Company arranged for additional financing of approximately $975,000 based on a loan of $600,000 and the sale of certain its holdings in Decor Group, Inc. to BH Funding, LLC. No assurances, however, can be given that the Company's efforts will ultimately be successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Financial Statements and Notes."


         Dependence on major customers. The Company's A.P.F. Master Framemakers Division conducts significant business activities with certain major customers. For example, revenues during the nine months ended March 31, 1997 from shipments to The Limited, Inc. totaled approximately $788,000, or approximately 27% of total revenues. No guarantees can be given that the Company will continue to receive orders from existing major customers. Should such customers discontinue the placement of orders with the Company, the resulting diminishment of the Company's revenues and results of operations would be significant.


         Financing costs of doing business. Currently, the Company incurs significant costs incurred in the financing of its business operations. Two principal sources of financing are currently available to the Company. On February 15, 1995, the Company entered into an asset based financing agreement with a New York based secured lender. As of March 31, 1997, the amount due to the lender was approximately $700,000. As of the date of this Prospectus, interest charges for the nine months ended March 31, 1997 pursuant to this arrangement total approximately $113,000. The Company currently maintains a line of credit with a New York bank based on certain receivables and inventories, bearing interest at a rate of prime plus 1% (9.25% as of the date of this Prospectus.) As of March 31, 1997, the balance of the line of credit is $745,000. Interest charges for the nine months ended March 31, 1997 pursuant to this line of credit total approximately $60,000. The Company and the bank have agreed that the line of credit will be reduced by $30,000 per month. See "Management's Discussion and Analysis."



         Liquidity of Current Business Operations. Management believes that cash flow from operations through March 31, 1997 were not sufficient to support such operations. For the nine months ended March 31, 1996, approximately $1,225,000 of cash was used in the Company's operating activities. Accordingly, Company management had identified and implemented the corrective changes deemed necessary. As of March 31, 1996, the Company decided to discontinue its catalog operation. The difficulty associated with the maintenance of such revenues, together with relatively high costs of operations led to this decision. Also, during the months of March and April 1996, the Company moved its Italia Collections subsidiary. (See "The Company - Italia Collection".) During the quarter ended December 31, 1996, the Company entered into an exclusive three-year contract to provide certain services to a major "direct-in-home" marketer of computer enhanced photographic enlargements. The Company expects that this arrangement will provide significant incremental revenues. On June 1, 1997 the Company entered into an agreement with P-2-A (the "Agreement"), which agreement superseded the Requirements Agreement. The Agreement provides that, in exchange for the Company agreeing to supersede the terms of the Requirements Agreement and sell certain manufacturing equipment and related assets to P-2-A, P-2-A will pay to the Company $600,000 in cash. The Company agreed that upon its receipt of the $600,000, the Company will purchase from P-2-A 150,000 shares of P-2-A's common stock and 120,000 of P-2-A's common stock purchase warrants for an aggregate purchase price of $600,000. Additionally, P-2-A will pay the Company $50,000 for the non-exclusive right to utilize the Company's existing mail-order customer list. P-2-A also agreed to sublease approximately 21,000 square feet of office and manufacturing space from the Company at an annual rental rate of $63,000 per year plus rent escalations. The term of the sublease is from June 1, 1997 to December 31, 2001. Finally, the Company continues to review its staffing needs and has already made certain staff reductions. No assurances can be given that the actions described above, or any subsequent actions will fully meet management expectations.


         Dilution. Dilution may result to holders of the Company's Series A Preferred Shares in the event of exercise of outstanding Warrants at exercise prices that are less than the prices paid by purchasers of Series A Preferred Shares. Additional dilution may result to holders of the Company's Class A Common Shares in the event of the conversion of outstanding Class B Shares, Series A Preferred Shares, or the exercise of outstanding Warrants, or options at exercise prices that are less than the prices paid by purchasers of Class A Shares. See "Description of Securities," and "Recent Developments."



         Dependence on Management. The Company is highly dependent on the services of Max Munn, President, Chief Executive Officer and Treasurer. The loss of the services of this executive could have a material adverse effect upon the business and prospects of the Company. In the event that the Company's financial condition stabilizes, the Company will investigate securing "key person" life insurance in the amount of one million dollars on the life of Max Munn. See "Management" and "Executive Compensation"


         Voting Control by a related party, and an escrow agent. Laurie Munn, wife of the Company's President and Chief Executive Officer owns approximately 29.4% (519,750), and Michael Levine, as escrow agent owns approximately 70.6% (1,250,000) of the Company's 1,769,750 issued and outstanding Class B Shares, each such Class B Share is entitled to five votes or approximately 64.07% of the votes to which the Class A and Class B Shares taken as a single class are entitled and assuming that none of the outstanding Warrants is exercised. Accordingly, these two individuals may be in a position to influence the election of the Company's directors and the Company's business affairs. The escrow shares are entitled to vote only in the event of the Company's default under its settlement agreement with Ann Stevens, a former Company executive. As of the date of this filing, the Company is not in default on its obligation under the settlement agreement. See "Description of Securities" and "Certain Transactions." Also see subsequent risk factor "Terms of Settlement of Litigation Involving Related Parties."

         Potential Conflicts of Interest. The Company has from time to time entered into certain transactions with its officers, directors and/or associates and relatives of such persons. Since two independent directors, and only one inside director, currently serve on the Company's Board of Directors, the likelihood of such transactions to continue in the future is minimized. Also, all related party lawsuits were settled in July 1996. See "Certain Transactions, "Terms of Settlement of Litigation Involving Related Parties," and "Legal

Proceedings."

         Dependence on Skilled Craftsmen and Salespersons. The Company's A.P.F. Master Framemakers division, a provider of fine picture frames for art galleries, upscale retail picture framers, museums, collectors and decorators in the U.S., relies on its skilled craftsmen with specialized skills in the design and crafting of its frames and the manufacture of other of its products. Although the Company attempts to hire and train skilled craftsmen, the inability of the Company to retain skilled craftsmen and creative designers may adversely affect the division's operations. Furthermore, the Company is dependent on the showroom salespersons who have relationships with museum curators, art collectors, architects and other purchasers of "museum" quality picture frames. The loss of such persons could have a material adverse impact on the Company. See "Business Personnel."

         Possible Change of Control. Various legal proceedings, now settled, occurred between and among the Company's President and Chief Executive Officer, his wife, other members of the Company's Board of Directors, a former member of the Company's Board of Directors, and such former member's wife who was also a Company executive. The proceedings involved various issues, but primarily involved the composition of the Company's Board of Directors, the status of a sale of 269,500 of the Company's Class B Common shares by Theodore Stevens to Laurie Munn, an alleged breach of an employment agreement between the Company and Ann Stevens, wife of Theodore Stevens (a former Director), the status of a sale of 250,000 shares of the Company's Class B Common shares to Laurie Munn, and the sustainability of any election at a shareholder's meeting should the Company hold such a meeting during the pendency of certain legal proceedings. The parties to these various actions have entered into various agreements in settlement of all differences. Under the terms of settlement, the Company must, among other things, provide over the seven years beginning June 1996 bi-weekly payments to Ann Stevens in settlement of her employment agreement with the Company. Ms. Stevens' attorney, Michael Levine, Esq. has been appointed escrow agent and issued 1,250,000 shares of the Company's Class B Common Stock (the "Escrow Shares"). Mr. Levine is empowered to vote these shares, which represent voting control of the Company, to replace the Company's Board of Directors in the event of the Company's default of its obligations under the settlement agreements. After the Company fully performs under the settlement agreements, the Escrow Shares will be returned to the Company. See "Business - Legal Proceedings."

         Possibility of Litigation Involving Works of Art. Although the Company endeavors to buy products which it believes the supplier has the right to distribute, in the event an artist claims that his copyright has been violated, the Company may be joined in any action against the supplier for infringement. Each of the Company's vendors is required to execute and return to the Company a certificate that the merchandise conforms to all federal and state laws as to labeling, brands, etc. and agreeing to indemnify the Company against claims arising from violation of trademark, patent or similar laws; however, there can be no assurance that the Company would be successful in enforcing any such agreement. The Company knows of no such claims which have been asserted nor lawsuits which have been threatened other than as disclosed herein. There can be no assurance that claims and/or lawsuits will not arise in the future or that the cost of defending such actions will not be material. See "Business - Legal Proceedings" and " - Patents and Trademarks."

         Consent Order for Permanent Injunction as to Max Munn. In September 1991, without admitting or denying the allegations, Max Munn, the Company's President and Chief Executive Officer agreed with the Federal Trade Commission
(FTC) to the entry of a Consent Order in an action brought against Mr. Munn and others; which action arose out of the advertising of certain lithographs of original works of art as regards to whether or not the artist had played a substantial role in the production of lithographs. The case was settled before trial or discovery solely with entry of the above Consent Order; which enjoins Mr. Munn from making certain representations in connection with the sale of any works of art. The Consent Order also requires Mr. Munn for a period of five years (which expired as of September 1996) as to the maintenance of certain records as they concern the sale of certain lithographs.

         Competition. The custom framing industry in the United States is highly fragmented and consists primarily of small, local framing retailers. Only a few companies are basic manufacturers of higher priced picture frames, which frames are selected for valuable works of art owned by museums, galleries and collectors. Custom framing of this type is not in competition with local retail frame stores. Management of the Company believes that its A.P.F. Master Framemakers division is one of the largest custom framers of its type in the country. However, there can be no assurance that the Company will be able to maintain its position in this industry.

         Management believes that the sale of decorative accessories in the wholesale market is also highly fragmented, with thousands of small, specialized manufacturers and distributors. Management is not aware of a manufacturer of upscale decorative accessories similar to those distributed by Italia.

         Reliance on Outside Suppliers. All picture and mirror frame manufacturing is performed by the Company in its facility in Mt. Vernon, New York. The Company purchases wood, gold leaf, plexiglass, matboards, composite resins, and other materials from a wide variety of sources, and has at least two, and often more, suppliers for each item used in its manufacturing process, and is not dependent upon any sole supplier. Nevertheless, due to the specialized nature of the Company's business operations and materials requirements, should the present mix of suppliers change, a potential disruption to the Company's business could occur. See "Business - Suppliers."

         Convertibility of Class B Common Stock and Super Voting Rights. The Company's Certificate of Incorporation authorizes the issuance of up to 2,500,000 Class B Shares, 519,750 of which are currently owned by Laurie Munn, wife of the Company's President and Chief Executive Officer, and 1,250,000 of which are held in escrow by Michael Levine as escrow agent and designated as "Escrow Shares." During March 1997, Ted Stevens, a former director of the Company converted 269,750 shares of Class B Stock into 269,750 shares of Class A Common Stock. (See Risk Factor - Terms of Settlement of Litigation Involving Related Parties). Each Class B Share entitles the holder thereof to five non-cumulative votes per share on all matters on which stockholders may vote at meetings of stockholders. The Escrow Shares shall only vote in the event of the Company's default under the terms of settlement agreements under which the Escrow Shares were issued. The Class A Shares and Class B Shares shall generally vote together as a single class. The Class B Shares are convertible on a one-for-one basis at any time after issuance at the option of the holder into Class A Shares; however, there can be no assurance that any additional conversion will occur. The Escrow Shares however are not subject to conversion. In addition, such conversion could result in a charge to earnings to the extent that the fair market value of the Class A Shares exceeds the fair market value of the Class B Shares at the date of conversion. In addition, while the issue is not entirely clear, the issuance of additional Class B Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the voting and other rights of holders of Class A Shares. See "Description of Securities."

         Reliance on Tradename Reputation. The Company's custom frame operation is conducted under the tradename "A.P.F. Master Framemakers," which tradename has been used in the custom frame business since 1955 and which tradename the Company acquired in 1990. See "The Company." The Company believes that its ability to market its high-end custom picture and mirror frames has been based largely upon its reputation as a reliable source of high-quality frames suitable for use by nationally known museums, art galleries, decorators, fine frame retailers and collectors. As a result of this reliance on its reputation, if the Company's custom frame products and service were to be deemed unreliable, the Company could experience a significant adverse impact.

         Absence of Dividends. The Company has not paid and does not anticipate paying any cash dividends on its Class A Shares or Class B Shares in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business. In February 1996, the Company did, however, declare a stock dividend equivalent to $0.25 per share to its Series A 10% Cumulative Convertible Preferred Stockholders of record as of the close of business on February 23, 1996 (the record date.) Payment was made on March 1, 1996 by the issuance of 0.10231 of a share of the Company's Class A Common Stock for each share of Series A Preferred Stock held of record on the record date. Accordingly, 55,247 shares of the Company's Class A Common Stock was issued for this purpose. Retained earnings was charged $165,741 in March 1996 in conjunction with the issuance of these shares. See "Dividend Policy" and "Description of Securities."


         Significant retained deficits and negative equity. At March 31, 1997, the Company has recognized retained deficits totaling approximately $9,191,564. Of this amount, approximately $2,200,000 was incurred as a provision for the discontinuation of the Company's catalog operation in the fiscal year ended June 30, 1996. At June 30, 1996, the Company had recorded negative net worth totaling approximately $645,000, primarily because of its retained deficits. During the nine months ended March 31, 1997, the Company raised additional capital of $4,629,000, generated a net loss totaling approximately $406,000, issued Class A Common Stock to directors valued at $15,000, and increased the valuation of its investment in Decor by approximately $2,038,000. Such actions resulted in the restoration of net worth to approximately $3,582,000. However, no assurances can be given that the Company's net worth will continue to grow in subsequent periods. See "Business." and risk factor "No Assurance of Public Trading Market or Continued Nasdaq Inclusion" below.

         No Assurance of Public Trading Market or Continued Nasdaq Inclusion. Prior to the Company's Initial Public Offering, which took place on June 23, 1994, there was no established trading market for the Company's securities. In connection with the Initial Public Offering, the Company applied for, and was granted, inclusion of the Class A Shares, the Class WA Warrants and the Class WB Warrants on Nasdaq and the Class A Shares and Class WA Warrants commenced quotation on Nasdaq on June 23, 1994 under the symbols INTXA and INTXW, respectively. The Class WB Warrants commenced quotation on Nasdaq on June 24, 1994 under the symbol INTXZ. Further, on September 18, 1995, the Company registered and issued 460,000 shares of Series A, 10% Cumulative Convertible Preferred Stock and 230,000 Redeemable Class WC Warrants. The Series A, 10% Cumulative Convertible Preferred Stock, and the Redeemable Class WC Warrants commenced quotation on Nasdaq on September 19, 1995 under the symbols INTXP and INTXL respectively. See "Market for the Company's Securities and Related Stockholder Matters." However, there can be no assurance given that the Company will be able to satisfy the requirements for continued quotation, that such quotation will otherwise continue or that any market for the Company's securities that has developed since completion of the Initial Public Offering or the Preferred Stock Offering will continue or be sustained. If for any reason, however, any of the Company's securities are not eligible for continued listing or a public trading market does not develop, purchasers of the Class A Shares, Series A, 10% Cumulative Convertible Preferred Shares and/or Warrants may have difficulty selling their securities should they desire to do so. Under the current rules adopted by the NASD for continued listing, a company, among other things, must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. As of the date of this filing, The Nasdaq Stock Market, Inc. has proposed more stringent financial requirements for listing on The Nasdaq SmallCap Market.. With respect to continued listing, such new requirements are
(i) at least $2,000,000 in tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) a minimum Common Stock bid price of $1.00, (iv) at least two active market makers, and (v) at least 300 holders of Common Stock. If the Company is unable to satisfy the requirements for continued quotation on Nasdaq, trading, if any, in the securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

         "Penny Stock" Regulations. The Commission has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the securities offered hereby are removed from Nasdaq, the Company's securities may be deemed to be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole marketmaker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. While many Nasdaq-listed securities would otherwise be covered by the definition of penny stock, transactions in a non-Nasdaq-listed security would be exempt from all but the sole marketmaker provision for (i) issuers who have $2,000,000 in tangible assets, (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq-listed security directly with a Nasdaq marketmaker for such securities would be subject only to the sole marketmaker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

         The above-described rules may materially adversely affect the liquidity for the market for the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of subsequent holders of the Class A Common Shares, Series A Preferred Shares, or Warrants to sell such securities in the secondary market.


         Future Issuances of Stock by the Company. The Company has authorized capital stock of 32,500,000 shares of $.001 par value Common Stock, of which 30,000,000 have been designated as Class A Shares and 2,500,000 have been designated as Class B Shares; and 5,300,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"). As of the date hereof, there are 4,961,241 Class A Shares, 1,769,750 Class B Shares and 1,147,060 Preferred Shares issued and outstanding. In addition, the Company has issued and outstanding 3,055,588 Class WA Warrants, 845,150 Class WB Warrants, 2,270,000 Class WC Warrants and Representative's Warrants to purchase 14,985 Class A Shares, for which it has reserved for issuance an aggregate of 9,673,407 Class A Shares. Although there are no present plans, agreements or undertakings, written or oral, with respect to the Company's issuance of any shares of stock or related convertible securities, other than as disclosed herein, the issuance of any of such securities by the Company could have anti-takeover effects insofar as they could be used as a method of discouraging, delaying or preventing a change in control of the Company. Such issuance could also dilute the public ownership of the Company. Inasmuch as the Company may, in the future, issue authorized shares of Common Stock or Preferred Stock without prior stockholder approval, there may be substantial dilution to the interests of the Company's stockholders. Given that the Company is authorized to issue additional securities, there can be no assurance that the Company will not do so. In addition, a stockholder's pro rata ownership interest in the Company may be reduced to the extent of the issuance and/or exercise of any options or warrants relating to the Common Stock or Preferred Stock.


         Future Sales of Stock by Stockholders. All of the Company's outstanding Class B Shares are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with an exemption from registration, including Rule 144, under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a one year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of one percent of that class of the Company's outstanding securities (49,612 Class A Shares as of the date hereof) or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. Persons who are not affiliated with the Company and who have held their restricted securities for at least two years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of the date of this prospectus, Laurie Munn, wife of the Company's

President and Chief Executive Officer owns 519,750 shares of the Company's Class B Common shares, and Michael Levine, as escrow agent, holds 1,250,000 of such Class B Shares, designated Escrow Shares.(See preceding risk factor - "Terms of Settlement of Litigation Involving Related Parties.") These holdings comprise all of the Company's outstanding Class B Common shares as of the date of this filing. As of the date of this Prospectus, the Company's stockholders own an aggregate of 1,147,060 Preferred Shares and 4,961,241 Class A Shares. Of these shares, 3,571,241 Common A Shares and 797,060 Series A Preferred Shares are freely saleable in the public market. A sale of shares by current stockholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Company's securities in any market that continues to exist. To the extent that such shares enter the market, there may be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. See "Principal and Selling Securityholders," "Description of Securities," "Certain Transactions" and "Concurrent Sales."

         Representative's Warrants. In connection with the Initial Public Offering, the Company sold to the Representative's designees, for nominal consideration, Representative's Warrants to purchase an aggregate of 45,000 Class A Shares, 40,000 Class WA Warrants and 22,500 Class WB Warrants. In October 1994 Representative's Warrants to purchase 30,015 Class A Shares, 40,000 Class WA Warrants and 22,500 Class WB Warrants were repurchased by the Company. The Representative's Warrants are exercisable until June 22, 1999, at an exercise price equal to $1.50 per Class A Share, subject to certain adjustments. In connection with the Preferred Stock Offering, the Company sold to VTR Capital, Inc. a Warrant to purchase 40,000 shares of Series A Preferred Stock and 20,000 Class WC Warrants for an aggregate price of $20.00, (the "VTR Warrants"). The holders of outstanding Representative's Warrants and VTR Warrants have the opportunity to profit from a rise in the market price of the Company's securities, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representative's Warrants and VTR Warrants are outstanding. At any time when the holders thereof might be expected to exercise such Warrants, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Representative's Warrants and VTR Warrants. The holders of the Representative's Warrants and VTR Warrants have the right to require registration under the Securities Act of the securities issuable upon exercise of such Warrants and have certain "piggy-back" registration rights. The cost to the Company of effecting a demand registration may be substantial. See "Description of Securities" and for a description of the termination agreement with the Representative.

         Certain Provisions of Certificate of Incorporation and By-Laws; Potential Anti-Takeover Effect. The Company's Board of Directors may designate the terms of and issue up to 2,500,000 shares of Preferred Stock without further action by the stockholders, of which 1,147,060 are issued and outstanding as of the date of this filing. Voting rights that may be granted in the future to holders of Preferred Stock could adversely affect the voting power of holders of Class A Shares. The Company's By-Laws contain provisions which may discourage certain transactions which involve an actual or threatened change in control of the Company. The By-Laws provide that certain vacancies on the Board of Directors shall be filled by a majority of the remaining directors then in office, limit the ability to call a special meeting of shareholders, and require that no proposal by a shareholder be presented for vote at a special or annual meeting of shareholders unless the shareholder provides the Board of Directors or the secretary of the Company with written notice of intention to present a proposal for action at the meeting in accordance with the By-Laws. See "Description of Securities."

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including breach of the director's duty of loyalty to the Company or its stockholders or any transaction from which the director derived an improper personal benefit. See "Management - Indemnification of Directors and Officers."

         The Company has expressly not opted out of, and is therefore subject to, Section 203 of the Delaware General Corporation Law regulating "business combinations" between Delaware corporations and "interested stockholders." Under this provision, a corporation subject to Section 203 may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. This provision may also have the effect of delaying or preventing a change in control of the Company. See "Description of Securities."


         Possible Redemption of the Class WA Class WB and Class WC Warrants. Commencing at any time after June 22, 1995, in the event the closing bid price per share of the Class A Shares as quoted in the over-the-counter market (as reported by Nasdaq) or on an exchange on which the Company's securities are then listed has equaled or exceeded 120% or more of the then effective exercise price of the Class WA and Class WB Warrants, respectively, for 20 consecutive trading days, the Warrants may be redeemed by the Company at a redemption price of $.01 per warrant prior to exercise or expiration upon 30 days prior written notice thereof. Commencing at any time after September 17, 2000, in the event the closing bid price per share of the Preferred Stock as quoted in the over-the-counter market (as reported by Nasdaq) or on an exchange on which the Company's securities are then listed has equaled or exceeded 110% or more of the then effective exercise price of the Class WC Warrants for 20 consecutive trading days, the Warrants may be redeemed by the Company at a redemption price of $.01 per WC warrant prior to exercise or expiration upon 30 days prior written notice thereof. Although holders of the Warrants will have the right to exercise their Warrants through the date of redemption, they may be unable to do so because they lack sufficient funds at the time of redemption, or they may simply not wish to invest any more money in the Company's Class A Shares, Series A Preferred Shares, Class WB Warrants, or Class WC Warrants at that time. Should holders of the Warrants fail to exercise such Warrants or to sell such Warrants on or prior to the redemption date, such Warrants will have no value beyond their redemption value. As noted above, the Company may not redeem the Warrants unless the Company has available a current prospectus with respect to the Warrants. See "Description of Securities - Redeemable Warrants."

                                PUBLIC OFFERINGS

         The Company completed its Initial Public Offering on June 30, 1994, at which time the Company issued 517,500 Class A Shares at $5.00 per share, 460,000 Class WA Warrants at $0.10 per Warrant, and 258,750 Class WB Warrants at $0.10 per Warrant (including 67,500 Class A Shares, 60,000 Class WA Warrants and 33,570 Class WB Warrants upon exercise of the Representative's Over-Allotment Option). The Class A Shares, Class WA Warrants and Class WB Warrants were purchasable and transferable separately upon issuance. Such securities were sold by the Company pursuant to a "firm commitment" underwritten public offering (previously defined as the "Initial Public Offering"). The Company received approximately $1,600,000 in net proceeds (including the proceeds from the exercise of the Over-Allotment Option) after payment of certain offering expenses, commissions and non-accountable expenses including approximately $100,000 in expenses paid by the Company prior to the receipt of the net proceeds. The Initial Public Offering was underwritten by certain underwriters, including J. Gregory & Company, Inc., which acted as the Representative of the Underwriters. In accordance with the Underwriting Agreement between the Company and the Representative, the Company issued to the Representative's designees Representative's Warrants to purchase up to 45,000 Class A Shares, 40,000 Class WA Warrants and 22,500 Class WB Warrants, exercisable through June 22, 1999. In October 1994 the Company entered into a termination agreement with the

Representative and with Vincent Mongno for the repurchase of Representative's Warrants to purchase 30,015 Class A Shares, 40,000 Class WA Warrants and 22,500 Class WB Warrants and the mutual termination of certain rights and obligations. See "Risk Factors," "Description of Securities" and "Management's Discussion and Analysis."

         In September 1995, the Company's registration statement (the "Preferred Stock Registration Statement") with respect to 460,000 shares of Series A, 10% Cumulative Convertible Preferred Stock ("Preferred Stock"), and 230,000 Redeemable Class WC Warrants ("WC Warrants") to purchase Preferred Stock at the exercise price of $5.50 per share was completed and was declared effective by the Securities and Exchange Commission. Each share of Preferred Stock is convertible commencing one year from the date of issue, subject to adjustment, into three shares of Class A Common Stock of the Company. On May 5, 1995, the former President was reappointed as President, Chief Executive Officer and Treasurer of the Company in connection with this offering. In September 1995, upon completion of the Preferred Offering, the President resigned. The net proceeds from this offering were approximately $1,633,000, including over-allotments.


                                 USE OF PROCEEDS

No new securities are being offered by the Company pursuant to this filing. The Company will not realize any proceeds pursuant to this filing as a result of the sale of securities by the Selling Securityholders.

                                 DIVIDEND POLICY

     The Company has not paid and does not anticipate paying any cash dividends on its Class A Shares or Class B Shares in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations, and in the expansion of its business. The Company's Series A Preferred Stock is entitled to a 10% cumulative dividend, payable semi-annually in the months of March and September. This dividend is payable either in cash or Class A Common shares at the option of the Company. In March 1996, and in satisfaction of the first semi-annual dividend obligation with respect to the Preferred Stock, the Company issued 55,247 Common A shares to the Preferred Stock holders of record as of February 23, 1996. As of the date of this filing, the Company has not declared or established a record date for a dividend for its Series A 10% Cumulative Convertible Preferred Stock for September 1996, or March 1997. Cumulative but unpaid dividends on Series A 10% Cumulative Preferred Stock as of March 31, 1997 totals approximately $524,000. See "Description of Securities."

                         SELECTED FINANCIAL INFORMATION


     The following summary financial data has been summarized from the financial statements included elsewhere herein and should be read in conjunction with such financial statements and related notes thereto. See Financial Statements.

Summary Balance Sheet Data


                          At June 30, 1996         At March 31, 1997
                          ----------------         -----------------
Working capital           $(2,512,319)             $(486,251)
Total assets              $4,721,201               $7,516,183
Total current             $5,335,630               $3,910,906
liabilities
Total long-term           $30,652                  $23,282
debt
Stockholder's             $(645,081)               $3,581,995
equity


Summary Statement of Income Data

                                      Year ended June 30                            Nine months ended March 31,
                          ----------------------------------------            ----------------------------------------
                                 1996                      1995                     1997                      1996
                                 ----                      ----                     ----                      ----
Net sales                 $5,378,761(1)             $5,155,275(1)             $2,958,167(1)             $5,032,906(1)
Loss (income)             $(1,791,784)              $257,780                  $(82,057)                 $220,766
from continuing
operations before
interest and taxes
(Loss) from               $(2,935,633)(2)           $(938,546)(2)             $0(2)                     $(1,523,714)(2)
discontinued
operations
Net Loss                  $(5,283,773)              $(817,754)                $(406,432)                $(1,630,186)
(income)
Loss (income) per         $(0.83)                   $0.06                     $(0.09)                   $(0.04)
share of Common
Stock from
continuing
operations
(Loss) per share          $(1.03)                   $(0.47)                   $0.00                     $(0.59)
from discontinued
operations

Net Loss                  $(1.86)                   $(0.41)                   $(0.09)                   $(0.63)
(income) per
share

                                      Year ended June 30                            Nine months ended March 31,
                          ----------------------------------------            ----------------------------------------
                                 1996                      1995                     1997                      1996
                                 ----                      ----                     ----                      ----
Weighted average          2,837,293                 1,977,158                 4,408,553                 2,604,869
number of shares
used in
computation


----------------

(1) Does not include revenues from discontinued operations during the nine months ending March 31, 1997 and the year ending June 30, 1996. Prior period revenues have been restated as if the discontinuation of operations had taken place during the nine months ended March 31, 1996 and the year ended June 30, 1995. Revenues from discontinued operations totaled approximately $34,000 and approximately $743,000 respectively for the nine months ended March 31, 1997 and March 31, 1996. Revenues from discontinued operations totaled $742,640 and $1,895,011 respectively for the years ended June 30, 1996 and June 30, 1995.


(2) Includes, in addition to loss from operations of discontinued operations (see Note (1) above) non-operating charges of $-0- and approximately $88,000 respectively for the nine months ended March 31, 1997 and March 31, 1996. Non-operating charges for the years ended June 30, 1996 and 1995 were $44,878 and $74,326 respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         General


                  The following discussion should be read in conjunction with
         (a) the information contained in the financial statements of the Company (the "Financial Statements") and the Notes (the "Notes") thereto appearing elsewhere herein, and b) the Company's Form 10-KSB/A No. 2 and Form 10-QSB/A filed for the periods ended June 30,1996, and March 31, 1997. The financial statements have been prepared in conformity with generally accepted accounting principles, but have not been audited, except that financial balances at June 30, 1996 disclosed herein are based on the Company's financial statements for the fiscal year ended June 30, 1996, which have been audited by the Company's independent auditors ("Auditors".) The auditors have issued a modified opinion on the Company's financial statements at June 30, 1996 (See Risk Factors - Modified Auditor's Report.) Due to
         $5,283,773 net losses during the year ended June 30, 1996, and negative net worth at that date, substantial doubt existed as to the Company's ability to continue as a going concern. During the period subsequent to June 30, 1996, certain events led to improvement of the Company's financial position.


         Results of Operations


         Period Ended March 31, 1997 as Compared to Period Ended March 31, 1996


              The Company's net sales from continuing operations for the quarter ended March 31, 1997 decreased by $851,000 or 48.5% to $905,000 from $1,756,000 for the quarter ended March 31, 1996. The Company's net sales from continuing operations for the nine months ended March 31, 1997 decreased $2,075,000 or 41.2% to $2,958,000 from $5,033,000 for the nine months ended March 31, 1996. (See following discussion.)


              Net sales for the A.P.F. Master Framemakers division for the quarter ended March 31, 1997 decreased $582,000 or 38.6% to $927,000 from $1,509,000 for the quarter ended March 31, 1996. Net sales for the A.P.F. Master Framemakers division for the nine months ended March 31, 1997 decreased $229,000 or 7.3% to $2,915,000 from $3,144,000 for the nine months ended March 31, 1996. These decreases are largely due to the discontinuation of selling certain products to the discontinued Italia unit, partially offset by approximately $222,000 of revenues realized by a new relationship with a major party plan marketer. (See "Liquidity and Capital Resources.") Due to the termination of operations, the net sales for the Italia Collection subsidiary for the quarter ended March 31, 1997 decreased $269,000 or 108.9% to ($22,000) from $247,000 for the quarter ended March 31, 1996. The negative sales for the current quarter reflect certain returns of merchandise by customers during the current quarter. Due to termination of operations, the net sales for the Italia Collection subsidiary for the nine months ended March 31, 1997 decreased $1,846,000 or 97.7% to $43,000 from
         $1,889,000 for the nine months ended March 31, 1996. Because of declining revenues and high operating costs, the Company decided to discontinue and dissolve Italia.(See "The Company - Italia

         Collection.")

              The Company's cost of goods sold as a percentage of net sales increased to 60% for the nine months ended March 31, 1997, from 50% for the nine months ended March 31, 1996. During March 1997, pursuant to the dissolution of Italia, inventory totaling approximately $226,000 was written off. Without this charge, the Company's cost of goods sold as a percentage of net sales would have totaled approximately 53% for the nine months ended March 31, 1997. Revenues of Italia have historically been generated at a higher gross margin than those of the A.P.F. Master Framemakers Division. Since Italia revenues have significantly declined during the current period versus the prior period, the consolidated gross margins for the current period have declined versus the prior period, even without the charges recorded for inventory write offs. The Company used during the three and nine months ended March 31, 1997 and 1996 the gross profit method to value inventory. The Company expects to begin the implementation of a perpetual inventory system within the next twelve months. The Company believes that such a system will enable it to determine product costing and margins more precisely. No assurances can be given however that the Company will successfully implement this new system, or that greater precision in the determination of product costing or margins will be achieved.


              The Company's selling, general and administrative expenses as a percentage of net sales totaled 48.4% for the nine months ended March 31, 1997, versus 42.1% for the nine months ended March 31, 1996. The increase was due to a reserve for bad debts of $250,000. without this reserve, the Company's selling, general and administrative expenses as a percentage of net sales would have totaled approximately 39.9% for the nine months ended March 31, 1997. To achieve the reduction in the ratio of selling, general, and administrative expenses as a percentage of net sales for the nine months ended March 31, 1997 versus the prior period, the Company has taken certain measures to reduce expenses. For example, reductions of administrative personnel have led to reduced salaries, benefits, and travel expenses. Also discretionary spending for such items as stationery and supplies, advertising, and consulting fees has been curtailed. Finally, due to the overall reduction of revenues, sales commission expenses are reduced in the current period versus the prior period. Interest expense as a percentage of net sales totaled approximately 10.6% for the nine months ended March 31, 1997, versus approximately 6.4% for the nine months ended March 31, 1996. In absolute dollars however, interest expense is approximately $7,000 lower in the nine months ended March 31, 1997 versus the nine months ended March 31, 1996 because certain debts outstanding at higher rates of interest have been replaced by loans carrying lower interest costs. Interest as a percent of sales has increased because of the reduced sales of the current period versus the prior period.




              For the quarter ended March 31, 1997, the Company realized a net loss of approximately $291,000 ($0.07 per share), versus net income from continuing operations of approximately $4,000 ($0.00 per share), and a loss from discontinued operations of approximately $863,000 ($0.33 per share) for the quarter ended March 31, 1996. For the nine months ended March 31, 1997, the Company realized a net loss of approximately $406,000 ($0.09 per share), versus a net loss from continuing operations of approximately $106,000 ($0.04 per share), and a loss from discontinued operations of approximately $1,524,000 ($0.59 per share) for the nine months ended March 31, 1996.

         Year Ended June 30, 1996 as Compared to Year Ended June 30, 1995

         As disclosed in the "Description of Business", during the year ended June 30, 1996, the Company decided to discontinue its catalog operations. Prior year financial statements were reclassified to disclose the results of catalog operations as if they were discontinued at the beginning of the year ending June 30, 1996.

              The Company's net sales from continuing operations for the fiscal year ended June 30, 1996, increased by $224,000 or 4.4% to $5,379,000 from $5,155,000 for the fiscal year ended June 30, 1995.

              Net sales for the A.P.F. Master Framemakers division for the fiscal year ended June 30, 1996 decreased by $154,000 or 4.4% to 3,369,000 from $3,523,000 for the fiscal year ended June 30, 1995. The average selling price per order for the A.P.F. Master Framemakers division remained relatively unchanged for the fiscal years ended June 30, 1996 and 1995.

              With the acquisition by the Company of Italia Collections Inc. ("Italia") in October 1994 (See "Description of Business"), the Company began to conduct its wholesale business through Italia. During the transition from the Company's prior wholesale business to Italia, the Company generated revenues of $528,000 from this wholesale business during the year ended June 30, 1995. Italia revenues for this same period totaled $1,104,000. Thus, for the year ended June 30, 1995, the Company's wholesale based revenues totaled $1,632,000. Net sales for Italia for the fiscal year ended June 30, 1996 totaled $2,010,000, which is an increase of $378,000 or 23.2% over total wholesale business for the prior year. During the year ended June 30, 1996, as disclosed in the "Description of Business", Italia has been undergoing disruption due to efforts to relocate Italia operations to a suitable location. Because of this disruption, the revenues for the year ended June 30, 1996 have been negatively affected. Also, additional expenses pursuant to relocation efforts totaling some $235,000 have been incurred.

              The Company's cost of goods sold from continuing operations as a percentage of net sales increased to 66.1% for the fiscal year ended June 30, 1996, from 59.7% for the fiscal year ended June 30, 1995. This increase is due to larger fourth quarter book-to-physical adjustments as compared to the prior year recorded by the Company during the year ended June 30, 1996. Gross margins for the year ended June 30, 1996 are largely consistent with those of the prior year.

              Selling, general and administrative expenses from continuing operations increased $1,791,000 or approximately 98% over the comparable amount in the prior year. Such increase included additional costs relating to the relocation of Italia in the amount of approximately $763,000, additional reserves for certain assets of $310,000, additional facilities charges of approximately $120,000, with the balance relating to various other costs associated with the implementation of the Company's strategic plan.




              Interest expense for the year ended June 30, 1996 increased approximately $302,000 to $538,000 versus the year ended June 30, 1995. Italia's revenues were financed with a New

         York based secured lender pursuant to an asset-related formula. (See Liquidity and Capital Resources.) Italia's revenues have increased $906,000 during the year ended June 30, 1996 versus the June 30, 1995. This is the basis for approximately $122,000 of the current year increase. The balance relates to financing costs related to certain third-party loans obtained during the prior year.

              Because of the Company's decision to discontinue its catalog operations, it incurred charges during the year ended June 30, 1996 for such discontinuation totaling $2,935,633. These charges relate primarily to a loss for the current year's operations of approximately $789,000, inventory reserves of approximately $954,000, reserves for other assets of approximately $354,000, charges for the settlement of related party lawsuits of approximately $519,000, with the balance primarily relating to estimated charges for operating losses.

              The Company believes that the charges recorded during the year ended June 30, 1996 are sufficient. The Company will wind down its catalog business by March 31, 1997, and may possibly mail one final clearance catalog. The Company's management believes that no additional charges will be necessary from such efforts.

         Liquidity and Capital Resources

              Management believes that cash flow from operations through March 31, 1997 were not sufficient to support such operations. Accordingly, Company management has been implementing what it believes to be the corrective changes deemed necessary. Specific action taken as of the date of this filing include the following: a) The Company is seeking either the acquisition of or entering into strategic alliances with unrelated companies in the decorative accessories industry. As part of this strategy, a public offering of certain securities of Decor Group, Inc. ("Decor"), an affiliate of the Company, has been declared effective by the Securities and Exchange Commission on November 12, 1996 (the "Effective Date.") On November 18, 1996, Decor acquired substantially all of the operating assets and assumed certain liabilities of Artisan House, Inc., a California based manufacturer and distributor of metal wall, table, and freestanding sculptures. (See "Acquisitions and Strategic Alliances."), b) Due to declining revenues and high operating costs, the Company has discontinued its catalog business effective March 31, 1996 (See "The Company - Discontinuation of operations of Interiors Catalog"), c) Beginning with the quarter ended March 31, 1996, the Company has begun to reduce operating expenses through a combination of staff reductions and expense controls, d) Due to declining revenues and high operating costs, in December 1996, the Company dissolved its Italia Collections subsidiary (See "The Company - Italia Collection"), and e) The Company is seeking additional sources of revenues. As part of this effort, on October 12, 1996, the Company announced that it has entered into an exclusive three year agreement with a major party plan marketer of customized, canvas based enlargement of photographs. As of March 31, 1997, approximately $222,000 of revenues have been realized by the Company from this relationship. No assurances however can be given that these, or any subsequent initiatives by the Company will ultimately produce the desired positive cash flow from operations. Finally, the Company has begun to implement a marketing program meant to increase revenues of its Master Framemakers Division. No assurances can be given that these measures will generate the fiscal improvement sought by the Company.



              On June 1, 1997 the Company entered into an agreement with P-2-A (the "Agreement"), which agreement superseded the Requirements Agreement. The Agreement provides that, in exchange for the Company agreeing to supersede the terms of the Requirements Agreement and sell certain manufacturing equipment and related assets to P-2-A, P-2-A will pay to the Company $600,000 in cash. The Company agreed that upon its receipt of the $600,000, the Company will purchase from P-2-A 150,000 shares of P-2-A's common stock and 120,000 of P-2-A's common stock purchase warrants for an aggregate purchase price of $600,000. Additionally, P-2-A will pay the Company $50,000 for the non-exclusive right to utilize the Company's existing mail-order customer list. P-2-A also agreed to sublease approximately 21,000 square feet of office and manufacturing space from the Company at an annual rental rate of $63,000 per year plus rent escalations. The term of the sublease is from June 1, 1997 to December 31, 2001.


              At March 31, 1997, cash balances totaling approximately $173,000 were recorded as compared to approximately $4,000 at June 30, 1996. Net cash used in operating activities during the nine months ended March 31, 1997 totaled approximately $1,225,000 compared with net cash used in operating activity of approximately $808,000 during the nine months ended March 31, 1996. During the nine months ended March 31, 1997, cash used from operations was largely a result of the current period's net loss of approximately $406,000, increased by non-cash charges for depreciation, amortization, bad debts, write-offs of nonproductive assets, dissolution of subsidiary, and stock issuances of approximately $1,529,000, and reduced by non-cash reduction of liabilities from extinguishment of debt, and gain on sale of investment securities of approximately $830,000, and impacted by decreases in trade receivables of approximately $2,000, increases in inventories of approximately $532,000, decreases in prepaid expenses of approximately $91,000, increases in other assets of approximately $128,000, and decreases in notes payable, accounts payable and accrued expenses of approximately $1,000,000.


              Because of declining revenues and high operating costs, on December 16, 1996, the Board of Directors decided to discontinue and dissolve Italia. On December 27, 1996, a Notice of Public Auction was distributed by Italia, advising all interested parties that a public auction of the assets of Italia consisting of molds, equipment, models, and inventory listed in a Security Agreement entered into between Italia, as debtor, and United Credit Corporation, as secured party, was to occur. The auction took place on January 10, 1997 and the Company was the successful bidder, thereby acquiring all of the assets of Italia in consideration for a payment of $2,000 and the assumption by the Company of the liabilities of Italia to United Credit Corp., which as of March 31, 1997 totaled approximately $806,000. Since the financial statements of Italia are consolidated into those of the Company, Italia'a liabilities have already been reflected on the Company's historical consolidated financial statements. At March 31, 1997, the Company made the adjustments necessary to properly restate recorded assets and liabilities, together with a general reserve of approximately $56,000. These adjustments included approximately $590,000 writeoff of debt recorded based on the advise of the

         Company's legal counsel (as the Company is not legally liable for such liabilities). Further, the Company wrote-off approximately $700,000 in assets related to its Italia subsidiary which were not considered to benefit the Company's future operations.



              Cash balances of approximately $4,000 were recorded as of June 30, 1996, as compared to approximately $2,000 at June 30, 1995, representing an increase of approximately $2,000. Net cash used in operating activities was $1,144,000 at June 30, 1996, as compared to net cash used in operating activities of approximately $2,287,000 at June 30, 1995. The decrease in net cash used in operating activities was primarily due to the net loss of $5,284,000 offset by a non-cash provision for discontinued operation totaling $2,236,000, and also offset by the following changes from continuing operations: non-cash charges for depreciation of $680,000, and for stock issuances of $141,000, increases in accounts payable and accrued expenses of $1,113,000, inventories of $346,000, and a decrease in accounts receivable of $179,000. The decrease in accounts receivable was primarily due to the Company's adherence to established credit policies while at the same time successfully pursuing the collection of past due balances. Although total inventories decreased during the current period, inventories from continuing operations increased due largely to support the Italia business. The increase in accounts payable and accrued expenses was due largely to increased operating expenses incurred during the current year. (See "Results of Operations".)

              Net cash used in investing activities during the nine months ended March 31, 1997 totaled approximately $1,326,000 versus approximately $585,000 for the nine months ended March 31, 1996. During the current period, the Company invested $826,000 of cash to acquire 54,934 shares of Series C Non-Voting Convertible Preferred Stock and 10,000,000 shares of Series B Non Convertible Voting Preferred Stock of Decor Group, Inc., (See "Acquisitions and Strategic Alliances.") During the same current period, an additional amount of approximately $500,000 was used to acquire equipment, versus approximately $583,000 used to acquire equipment and other assets during the nine months ended March 31, 1996.

              Net cash used in investing activities was $543,000 for the year ended June 30, 1996, versus $591,000 for the year ended June 30, 1995.

              Net cash provided by financing activities totaled approximately $2,720,000 during the nine months ended March 31, 1997 versus approximately $1,391,000 during the nine months ended March 31, 1996. During the current period, the funding was the result of the exercise by investors of 704,412 Class WA Warrants to acquire 704,412 shares of Class A Common shares and 704,412 Class WB Warrants for an exercise price of $1.50, and the exercise by investors of 118,012 Class WB Warrants to acquire 118,012 shares of Class A Common shares for an exercise price of $2.00, and the exercise of an option to acquire 350,000 shares of Series A Preferred Shares at a net exercise price of $2.25, and the receipt of proceeds totaling $600,000 pursuant to new debt financing obtained by the Company during February 1997, and the receipt of proceeds totaling $372,500 pursuant to the sale by the Company during February 1997 of certain securities held for sale, less repayments of notes payable of $470,000. During the nine months ended March 31, 1996, the funding was the result of the sale by the Company of 460,000 shares of Series A Preferred Stock registered by the Company in

         September 1995, offset by debt repayments totaling approximately $276,000. The net proceeds form the Preferred Offering were approximately $1,633,000, including over-allotments. In addition, Laurie Munn, wife of the Company's President, loaned the Company $100,000 on March 28, 1997. The demand Promissory Note bears interest at a rate of 6.0% per annum.

              Net cash provided by financing activities was $1,689,000 for the year ended June 30, 1996, compared to $1,839,000 for the year ended June 30, 1995. The primary source of the current year's financing was the Company's Preferred Stock Offering in September 1995 generating proceeds of $1,633,000. During fiscal 1995, the Company sold 3,000,000 Class WA Warrants to raise net proceeds of approximately $372,000 in additional working capital in part to support the acquired operations, sale of 500,000 registered Class A Common shares to raise net proceeds of approximately $438,000, and the sale of 235,000 Class A Common shares pursuant to Regulation S under the Securities Act of 1933 ("Regulation S") to raise net proceeds of approximately $283,000.

              As of March 31, 1997, the Company's financial position reflected a working capital deficit of approximately $486,000, versus a working capital deficit of approximately $2,512,000 at June 30, 1996. Of this working capital deficit at March 31, 1997, $826,000 is directly attributable to the Company's direct investment in Decor Group, Inc. (See above.) As of March 31, 1997 versus June 30, 1996, trade receivables decreased approximately $252,000, inventories increased approximately $476,000, and current liabilities decreased approximately $1,425,000, due largely to the proceeds received from the equity transactions described above, and to the extinguishment of liabilities totaling approximately $587,000 during March 1997.

              As of June 30, 1996, working capital was ($2,512,000), as compared to ($15,000) as of June 30, 1995. As of June 30, 1996, trade accounts receivable decreased $179,000 and inventories decreased $346,000 versus the prior period. Notes payable and current maturities of long-term debt reduced $369,000 during this same period. The changes from these specific accounts produce a reduction to working capital of $536,000. Additionally, in connection with plans to discontinue its catalog operations, the Company recorded reserves totaling approximately $2,200,000, which is the substantial cause of the decrease of working capital during the year ended June 30, 1996. The Company's Management believes that this working capital reduction will be isolated to the year ended June 30, 1996, and that positive working capital will be generated during subsequent periods. As disclosed at the beginning of "Results of Operations" the negative working capital changes during the year ended June 30, 1996 are consistent with the Company's intentions to reposition itself for growth and profitability in subsequent periods. No assurances can be given, however, that the Company's expectations of improved results in subsequent periods will occur.




              In March 1996, the Company executed an agreement with the Internal Revenue Service (the "Service") for the payment of outstanding payroll tax liabilities totaling approximately $100,000. The agreement required the Company to pay approximately $9,000 per month until the liability is fully paid down. The final payment in the amount of $11,000 was made on February 28, 1997.

              In September 1995, the Company issued 460,000 shares of Series A, 10% Cumulative Convertible Preferred Stock ("Preferred Stock") and 230,000 Redeemable Class WC Warrants ("Warrants") to purchase Preferred Stock at the exercise price of $5.50 per share. The net proceeds from this Offering were approximately $1,633,000, including over-allotments. Each share of Preferred Stock is convertible, commencing one year from the date of issue, subject to adjustment, into three shares of Class A Common Stock of the Company. As of the date of this filing, independent holders of 81,140 shares of Preferred Stock have converted such shares into 243,420 shares of the Company's Class A Common Stock.

              In May 1995, the Company filed a registration statement with the Securities and Exchange Commission which, among other things, lowered the exercise price of the Company's Class WA Warrant to $1.50 per share. Also in May 1995, the Company arranged to place 180,000 shares of the Company's Class A Shares which were previously sold pursuant to a "Regulation S" private placement into escrow. These shares were sold in January 1996 to unrelated parties pursuant to a restructuring of a note payable by the Company to the holder of these shares as discussed below. On July 16, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission to re-register the Class WB Warrants and underlying Common A Shares issuable if all outstanding Class WA Warrants were exercised. The Commission declared this Registration Statement effective on July 19, 1996. Through the date of this filing, 704,412 of the Company's Class WA Warrants were exercised at $1.50 per warrant, generating proceeds to the Company totaling $1,056,618. Of these proceeds, $811,500 was used to purchase 54,100 shares of Decor Group, Inc.'s Series C Non-Voting, Convertible, Preferred Stock. The balance of the proceeds was retained by the Company for working capital needs, and for the provision of loans to Decor Group, Inc.

              On October 16, 1995, the Company entered into an agreement to restructure a promissory note dated May 1995, with the principal amount of $500,000 bearing interest at the rate of 18% per annum with the principal which was due and payable in full on September 30, 1995 and a $150,000 note dated May 12, 1995, bearing interest at the rate of 18% payable monthly with 135% of the principal which was also due and payable in full on September 30, 1995 with Infinity Investors, Ltd., a Nevis, BWI Corporation. ("Infinity") The $500,000 note arose from the restructuring of a sale of 270,000 shares of the Company's Class A

         Common Stock to Infinity for proceeds totaling $501,120 under Regulation S into a loan whereby 180,000 of the 270,000 Class A shares would be placed into escrow, and ultimately sold by Infinity in satisfaction of $180,000 of the note, with the balance of $220,000 to be paid by the Company in installment payments. As of October 16, 1995 the parties agreed the Company owes Infinity, including interest and monthly extension fees of approximately $102,500 through December 15, 1995, an aggregate amount of approximately $805,000. Pursuant to the new agreement, the Company paid $405,000 to Infinity upon acceptance of the agreement. The Company also delivered a Promissory Note in the principal amount of approximately $400,000, in extension and replacement of the remaining balance due and payable of $180,000 on or before December 15, 1995 and $220,000 on July 31, 1996. As noted above, the new agreement also stipulates that Infinity shall sell the 180,000 shares of the Company's Class A Common Stock, held in escrow by the Infinity, for $180,000 to an unaffiliated third party. The proceeds of such sale will be applied against the note during

         January 1996. In addition, during December 1995, the Company issued to the Infinity 35,000 unregistered shares of Class A Common Stock. Such shares shall be afforded a piggyback registration right for all registration statements filed by the Company before July 31, 1996 and a one time demand registration right commencing after July 31, 1996. Approximately $25,000 was charged against earnings during the quarter ended December 31, 1995 in conjunction with the issuance of these shares. The promissory note is also guaranteed by Max Munn, President and Chief Executive Officer of the Company. The note is collateralized by 600,000 shares of the Company's Class A Common Stock formerly owned by the Company's Italia Collections Inc. subsidiary.


              In January 1996, the Company's Board of Directors elected to lower the exercise price of the Company's Class WB Warrant to $2.00 per Class A Common share, subject to the filing and effectiveness of a Registration Statement with the Securities and Exchange Commission. Such Registration Statement was filed with the Commission on July 16, 1996 and declared effective on July 19, 1996. This registration statement registered all Class WB Warrants issuable upon exercise of all outstanding Class WA Warrants, as well as Class A Common Stock issuable upon exercise of all potentially outstanding warrants. As of the date of this filing, 118,012 of the Company's Class WB Warrants were exercised generating proceeds of $236,024. These proceeds were retained by the Company to support working capital needs, and for the provision of loans to Decor Group, Inc. Further, in connection with Decor's public offering, the Company will recognize any gains in accordance with Securities and exchange Commission ("SEC") Staff Accounting Bulletin No. 51.


              In February 1996, the Company's Board of Directors declared a stock dividend equivalent to $0.25 per share to its Series A 10% Cumulative Convertible Preferred Stockholders of record as of the close of business on February 23, 1996 (the record date.) Payment was made on March 1, 1996 by the issuance of 0.10231 of a share of the Company's Class A Common Stock for each share of Series A Preferred Stock held of record on the record date. Accordingly, 55,247 shares of the Company's Class A Common Stock was issued for this purpose. Retained earnings was charged $165,741 in March 1996 in conjunction with the issuance of these shares. As of the date of this filing, the Company has not yet declared a dividend to its Series A 10% Cumulative Convertible Preferred Stockholders for either September 1996, or March 1997. Cumulative but unpaid dividends on Series A 10% Cumulative Preferred Stock as of March 31, 1997 totals approximately $524,000, which the Company intends to declare and issue during the subsequent period in the form of Class A Common shares.


              In February 1996, the Company's Board of Directors approved the issuance to Sol Munn of 150,000 shares of the Company's Class A Common Stock, in consideration for past consulting services provided. The Company is planning to register these securities with the Securities and Exchange Commission during the quarter ended March 31, 1997. These shares, which bear a restrictive legend, were issued on April 12, 1996. In conjunction with the issuance of these shares, approximately $54,000 of charges were recorded against earnings during the year ended June 30, 1996. This filing is meant, among other things, for the purpose of registering these 150,000 Class A Common Shares with the Securities and Exchange Commission. The 150,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers.


         In April 1996, the Company's investment banking firm arranged for the private placement of 175,000 shares of the Company's Common A Stock and 50,000 shares of the Company's Series A Preferred Stock. These shares, all of which bear a restrictive legend, were issued on April 24, 1996 to various independent investors (the "Investors") generating gross proceeds of $431,251. The Company realized net proceeds of $310,609 which was used to pay certain outstanding liabilities. Commencing thirty (30) days following the date of the close of the private placement, the Investors had the right to demand in writing (the "Demand Notice") that the Company file a registration statement with the Securities and Exchange Commission (the "Commission") which shall cover the shares and allow the Investor to sell the shares to the public. Within fifteen (15) days following receipt of the Demand Notice, the Company is required to file such registration statement and use its best efforts to have such registration statement declared effective by the Commission and such state securities regulators as reasonably requested by the Investor. This filing is meant, among other things, to register 154,000 of these Class A Common Shares and 24,400 of these Series A Preferred Shares with the Securities and Exchange Commission, which as of the date of this filing are still being held by the Investors.

              Pursuant to the Company's June 30, 1996 settlement with Ann Stevens (the "Settlement"), a former executive of the Company, the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Stock. This filing is meant, among other things, for the purpose of registering these 50,000 Class A Common Shares with the Securities and Exchange Commission. The 50,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers. These shares are being registered as part of this registration statement. Also pursuant to the Settlement, the Company issued to Michael Levine as escrow agent (the "Escrow Agent") 1,250,000 unregistered shares of the Company's Class B Common shares (the "Escrow Shares".) The Escrow Shares shall not be voted by the Escrow Agent, unless the Company defaults on its obligations under the agreement. Upon satisfaction of such obligations, the Escrow Shares shall be returned by the Escrow Agent to the Company. See "Legal Proceedings". In conjunction with the issuance of the Company's shares to Ms. Stevens, the Company recorded charges against earnings totaling $71,400 at June 30, 1996.

              Pursuant to the settlements reached with Ann Stevens, as well as other related parties (See "Legal Proceedings"), the Company is required to make various periodic payments as disclosed at "Legal Proceedings." The Company believes that these settlements will have no other effect on the Company's activities in future periods.


              During September 1996, pursuant to the Company's Director Stock Option Plan, the Company issued: 10,000 shares of its Class A Common shares to Roger Lourie, an outside director of the Company, and 10,000 shares of its Class A Common shares to various individuals named by Richard Josephberg, also an outside director of the Company. These shares bear a restrictive legend. Pursuant to the issuance of these shares, approximately $15,000 was charged against earnings at March 31, 1997.

              The Company has outstanding secured financing with Infinity Investors, Ltd. totaling approximately $181,000 at March 31, 1997. The Company paid $40,000 of this balance during April 1997 and will subsequently pay principal of $7,500 per month plus interest calculated at an annual rate of 15% against the unpaid principal balance for 12 months plus a balloon payment comprising all financing interest and principal on March 15, 1998. In connection with the settlement of terms agreement (March 1996), the Company also issued 25,000 Warrants purchase Common Stock at $2.50 per share. This lender also continues to hold 600,000 Common Stock as collateral.



              In February 1997 the Company received a loan from BH Funding, LLC ("BH") in the aggregate principal amount of $600,000 to be utilized to repay certain indebtedness of the Company and for continued operating expenses. The Company in order to collateralize the loan to BH pledged and assigned to BH and granted to BH a continuing security interest in the Company's 20,000,000 shares of Series B Non-Convertible Preferred Stock of Decor, and the Company's 54,934 shares of Series C Convertible Preferred Stock of Decor. Simultaneously with the loan to the Company, BH purchased all of the Company's Series A Convertible Preferred Stock holdings in Decor Group, Inc., a total of 250,000 shares.



              In connection with this agreement, the fair market value of these shares on the date of issuance was allocated as follows: $350,000 as acquisition consulting on the Decor transaction; $300,000 as interest on the loan additional financing costs on the loan (to be amortized over the life of the loan using the effective interest method);
         $50,000 as financing and $25,000 as additional expense of the Company's sale of its 250,000 Series A Convertible Preferred Stock holdings in Decor Group, Inc.


              On May 7, 1997 the Company announced that it had extended the exercise period of its Class A Warrants to June 22, 1998


              The Company is currently a party in various legal proceedings. (See "Legal Proceedings"). The Company believes that it has meritorious defenses against all such proceedings and intends to vigorously assert its rights with respect thereto. Although the Company cannot predict the outcome of these proceedings, it is the Company's opinion that all such proceedings, both individually and in the aggregate, will not have a material adverse effect on its results of operations, liquidity, or equity.

              Except as otherwise set forth herein, the Company has no material commitments for capital expenditures. In order to fund growth over the long term, the Company anticipates possible future issuance of its securities resulting in further dilution to its securityholders.

              While the Company operates pursuant to a policy that generally precludes acceptance of goods on a non-cash basis (sometimes known as barter transactions), the Company does from time to time execute upon goods provided by a customer in the event of non-payment by that customer.


         Impact of Inflation

              The Company does not believe that inflation has had a material adverse effect on sales or income during the past several years. Increases in supplies and other operating costs could adversely affect the Company's operations. However, the Company believes it could increase prices to offset increases in cost of goods sold or other operating costs.

         Sales Variations

              Although the Company's net sales are not subject to seasonality fluctuations experienced by certain retailers, the Company experiences some minor variations in the level of sales by quarter. The first quarter of the fiscal year (i.e., July 1 through September 30) is generally the Company's slowest sales period due to the fact that the summer period is typically the period when art galleries are at their slowest purchasing period. During this period, the Company's warehouse and factory closes for three to five days to take the annual physical inventory and to consolidate vacation periods for the Company's employees.

                                    BUSINESS
         General

         The Company's management believes that its highest priority is to set the stage for growth and profitability in current and subsequent periods. The Company is now identifying and finalizing new business ventures to achieve this goal. Two important activities currently in progress are summarized below:

     * The Company has made a major investment in Decor Group, Inc. ("Decor") as fully disclosed below.


     * In November 1996, the Company announced that it had entered into an exclusive three year contract (the "Requirements Agreement") with Photo-to-Art, Inc. ("P-2-A"), a major "direct-in-home" marketer of customized "photo to canvas" computer-enhanced enlargements. This process enables a customer to have photographs digitally enhanced, scanned, enlarged and printed at considerably less cost than traditional photographic enlargement processes. Under the agreement, the Company was to finish, pack, frame, and fulfill all of P-2-A's products. As of March 31, 1997, approximately $222,000 of revenues have been realized by the Company from this relationship. On June 1, 1997 the Company entered into an agreement with P-2-A (the "Agreement"), which agreement superseded the Requirements Agreement. The Agreement provides that, in exchange for the Company agreeing to supersede the terms of the Requirements Agreement and sell certain manufacturing equipment and related assets to P-2-A, P-2-A will pay to the Company $600,000 in cash. The Company agreed that upon its receipt of the $600,000, the Company will purchase from P-2-A 150,000 shares of P-2-A's common stock and 120,000 of P-2-A's common stock purchase warrants for an aggregate purchase price of $600,000. Additionally, P-2-A will pay the Company $50,000 for the non-exclusive right to utilize the Company's existing mail-order customer list. P-2-A also agreed to sublease approximately 21,000 square feet of office and manufacturing space from the Company at an annual rental rate of $63,000 per year plus rent escalations. The term of the sublease is from June 1, 1997 to December 31, 2001.

     Although the Company believes that these initiatives will lead to improved financial results, no assurances can be provided that this will be the case.

         The Company was incorporated in October 1990 under the name A.P.F. Holdings, Inc., a New York corporation ("A.P.F.") and merged with and into Interiors, Inc., a Delaware corporation in March 1994. It has been engaged since 1990, through its A.P.F. Master Framemakers and Conservators Division ("A.P.F. Master Framemakers"), in the manufacturing and marketing of museum quality traditional and contemporary picture and mirror frames to museums, art galleries, decorators, collectors and frame retailers. The Company is qualified to do business in New York under the name A.P.F. Master Framemakers.

         The Company operates three showrooms, one at 75th Street in Manhattan,

     one in "Old City" in Philadelphia and one at the Company's Mt. Vernon location. The sales generated from the Manhattan showroom were approximately $1,872,000 and $1,606,000 for the nine months ended March 31, 1997 and 1996, respectively. The Philadelphia showroom generated sales of approximately $79,000 and $190,000 for the nine months ended March 31, 1997 and

     1996, respectively. The Company's showroom in Mt. Vernon, New York, conducts business with upscale custom picture frame shops located throughout the country. Sales generated from the Mt. Vernon showroom were approximately $1,007,000 and $1,144,000 for the nine months ending March 31, 1997 and 1996, respectively.


         The Company believes that the decorative accessory supply industry will consolidate as major retailers attempt to increase their "single-sourcing" in order to reduce distribution and related expenses. The Company intends to capitalize on the fragmented nature of the supply side of the home decorative accessory industry and the consolidation of such industry through either strategic alliances or the acquisition of manufacturers and distributors of art-related decorative accessories. Through such means, the Company intends to increase the number and nature of products manufactured by the Company, thereby expanding its presence in the decorative accessories market. Such products will be offered for sale by the Company through its existing segments or other newly created units. Management believes that increasing the number and kinds of products it manufactures will enhance its ability to expand its wholesale operations as the Company develops the ability to market "whole room" packages of accessories to furniture and department stores.

A.P.F. Master Framemakers

         The Company's custom picture frames are marketed primarily to museums, better art galleries, upscale frame shops and decorators, as well as collectors of important works of art under the trade name "A.P.F. Master Framemakers and Conservators" (previously defined and hereinafter referred to as "A.P.F. Master Framemakers"). A.P.F. Master Framemakers' customers have included nationally known museums, art institutes and galleries.

         There are approximately 15,000 picture frame retailers in the United States alone. In management's opinion, approximately 3,000 of these serve markets which the Company believes may be sufficiently affluent to support the Company's product line. The A.P.F. Master Framemakers division now conducts business with only approximately 300 of these retailers, or about 10% of this market segment. The Company plans to expand its sales to the "high-end" of this industry.

         Prices on individual custom-made frames range from $100 to well over $10,000 with the majority under $5,000. The Company has crafted several single frames in excess of $20,000 each during the last three years. The

     Company utilizes varying discount and pricing structures for its different market segments, with frame retailers receiving the largest price discount and art collectors receiving minimal price reductions depending on the level of aggregate annual purchases and the degree of customization requested. Historically, The A.P.F. Master Framemakers division has not experienced significant returns since its business is generated from orders for custom-made products.

Italia Collection

         On October 21, 1994 (the "Closing Date") the Company, through its newly-formed wholly-owned subsidiary, Italia, acquired all of the issued and outstanding stock of Murano Crystal Corp. ("Murano"), a Florida corporation doing business under the name "Italia Collection," pursuant to the terms of a certain stock purchase agreement dated October 21, 1994 (the "Murano

     Purchase Agreement") between Italia and Murano and Stephen M. Tucker, the sole stockholder and acquired all of the issued and outstanding capital stock of Ceramic Productions Corp., a Florida corporation ("Ceramic") pursuant to the terms of a certain stock purchase agreement dated as of such date (the "Ceramic Purchase Agreement") between Italia and Ceramic and Stephen M. Tucker and Michael D. Tucker, the sole stockholders. The Company agreed to pay such respective stockholders an "allocated portion" of three times the combined "after-tax earnings" of Murano and Ceramic, net of intercompany transactions for the third fiscal year following the Closing date. One-third of the purchase price is payable on or before each of September 28, 1997, 1998, and 1999 and, at the sole election of Italia, up to two-thirds of the purchase price is payable by the delivery of Class A Common Stock of the Company but in no event shall more than an aggregate of 300,000 shares of Class A Common Stock be issuable in payment of the purchase price under the Murano and Ceramic Purchase Agreements. Italia further agreed that in the event that it elects to pay a portion of the purchase price in shares of Class A Common Stock, that it will grant to the stockholders a one-time "piggy-back" registration right for the inclusion for registration of such securities in a registration statement filed under the Securities Act at such time as other securities are registered following the fifth anniversary of the Closing Date provided that the respective stockholder is at the time of such registration an employee of the Purchaser. As of the date of this filing, no payments have been made to the seller for this acquisition, nor have any liabilities for such payment been recorded on the Company's financial statements. The parties are currently in dispute regarding the nature and amount, if any, of the consideration necessary. Discussions are currently in progress. In the opinion of management, there will not be any material adjustment to the Company's financial position or results of operations as a result of the outcome of such discussion. In connection with the Italia transaction, the Company entered into an employment agreement with one of such stockholders and a consulting agreement with a relative of such stockholders. In July 1995, both the employment and consulting agreements were terminated by the Company.


         During April 1996, the Company moved the operations of Italia to the Lance Corporation ("Lance") (a Delaware corporation), a Massachusetts manufacturer and distributor of various products tot he giftware and collectibles market. Lance was acquired by the Lance Acquisition Corporation, owned by several investors, some of which are investors of the Company. Subsequent to the relocation of Italia to Lance, disagreements arose between the Company and Lance, and the Company was required to again relocate the operations of Italia to the Company's headquarters. These relocations led to a significant disruption of Italia's business operations. Italia's revenues declined substantially during this period. Because of these declining revenues and high operating costs, on December 16, 1996, the Board of Directors decided to dissolve and discontinue Italia. On December 27, 1996, a Notice of Public Auction was distributed by the Company, advising all interested parties that a public auction of all of the assets of Italia consisting of molds, equipment, models, and inventory listed in a Security Agreement entered into between Italia, as debtor, and United Credit Corporation, as secured party, was to occur. The auction took place on January 10, 1997 and the Company was the successful bidder, thereby acquiring all of the assets of Italia in consideration of a payment of $2,000 and the assumption by the Company of the liabilities of Italia to United Credit Corporation, which as of March 31, 1997 totaled approximately $806,000. Pursuant to this agreement the Company is obligated to issue up to 100,000 shares of the Company's Class A Stock. To date, no shares have been issued. Since the financial statements of Italia are consolidated into those of the Company, Italia's liabilities have already been reflected on the Company's Consolidated Financial Statements. As of the date of this filing, the Company has not made a determination of the realizability of assets acquired pursuant to this auction. Such evaluation will take place during the subsequent period. Should any charge against earnings be accordingly necessary, they will be recorded at the time such charge is determined. See "Business."

     Discontinuation of operations of Interiors Catalog


         On March 31, 1996, the Company's Board of Directors decided to discontinue the Company's catalog operations because of declining revenues and high operating costs. As a result, a charge against earnings of approximately $2,100,000 was recorded at June 30, 1996. For the twelve months ended June 30, 1996, losses from continuing catalog operations totaled $789,332. The Company plans to fully carry out the discontinuation of the catalog operation by June 30, 1997. The Company plans to wind down operations by filling existing orders and possibly mailing one final catalog as a "close-out sale" to liquidate inventory. The financial statements included with this filing have reclassified the results of operations for the period ended March 31, 1996 as if the Company's catalog operations had been discontinued at the beginning of such period.


Manufacturing

         The Company's manufacturing operations include specialized woodworking systems using unique and customized proprietary equipment, tools, dies and molds especially created for the Company. Production also includes frame finishing, which involves gold leaf application, antiquing and painting.

         The Company maintains an inventory of metal and wood molding, composite resins and other materials for use in its manufacturing processes. The Company's mold and steel die inventory allows reproduction of frames from the 14th Century (gothic) to the present day. These tools can be used to produce over 1,500 styles of picture and mirror frames. The Company has an extensive collection of tools, molds and dies and has been unable to locate any other manufacturer of picture frames which casts glass and urethane composite reproductions of decorative frames to the extent and type that the Company does.

         No single outside manufacturer supplies five percent or more of the Company's products, and the Company's management is not aware at this time of any product or manufacturer that the Company cannot replace with a comparable product from an alternative manufacturer.

Products

         Custom Frames. Each frame manufactured by the Company's A.P.F Master Framemakers Division is individually made to the customer's size and finish "coloration" specifications. In approximately 40% of the orders received by this division, the customer also specifies a customized decorative element or carving change to the basic design of the frame. The A.P.F. Master Framemakers Division uses primarily fine domestic hardwoods and other traditional materials to hand carve a "museum" quality frame. The Company's custom frames include styles as follows: (a) Gothic through the Renaissance and various Italian styles; (b) a product range of 15th through 17th Century Spanish designs; (c) a variety of French "Empire" styles; (d) Dutch and Northern European designs, generally 17th Century styles; (e) various English designs, including Queen Anne and Georgian; (f) a broad range of American styles, including

     Colonial, Federal, Empire, Late 19th Century Hudson River School type frames, turn-of-the- century designs, including designs by the artists Whistler, Prendergast, and others; and (g) contemporary designs utilizing hardwoods and welded brass and aluminum. The Company has selected the most popular segments of some of these periods, and has incorporated them into brochures which picture the actual designs.

         Ceramic accessories and collectibles. The Company's Italia Collections Inc. subsidiary ("Italia") manufactures and markets ceramic and hydrocal sculptures, resin framed mirrors, and other decorative accessories for the home.

Organization

         Interiors, Inc. (the "Company" or "Interiors" known formally as A.P.F. Holdings, Inc. or "A.P.F.") was incorporated pursuant to the laws of Delaware in February 1994. A.P.F. was incorporated pursuant to the laws of New York in October 1990. A.P.F. was incorporated in order to reincorporate in the State of Delaware. Effective March 1994, A.P.F. merged with and into the Company. In October 1994, the Company purchased "Ceramic Production Corp." and "Murano Crystal" to form a wholly-owned subsidiary, "Italia Collections, Inc."


         After giving effect to the discontinuance of the Catalog operations, the Company has two operating divisions: 1) the Custom Framing Division which is engaged in the manufacture of antique and contemporary picture frames for museums, art galleries, designers, collectors and frame retailers; and 2) the Wholesale Division, which manufactures and markets a line of high- end traditional and contemporary mirrors through upscale retail furniture and department stores. The wholesale division's wholly owned subsidiary manufactures and markets ceramic vases and bowls, sculpture and lamps to upscale furniture stores, furniture galleries, department stores, catalog and other decorative accessory retailers. The majority of the Company's sales are domestic. Sales to the largest customer totaled approximately $788,000, or 27% of total revenues for the nine months ended March 31, 1997.


Marketing

         The Company currently markets its custom picture frames to art galleries, museums, custom frame retailers, art consultants, artists, corporations and private collectors.

         Typically, sales for the picture frame division are generated through the following activities:

     o Sales of "high-end" custom-made picture and mirror frames through the Company's three showrooms.

     o Sales to retail picture framers. These sales generally require that the Company supply samples or "corners," consisting of two short sides of the frame, to the retailers who use the "corners" to promote the sales of the Company's frames.

         The Company has established an unwritten arrangement with an art gallery in Manhattan at 231 E. 60th Street to allow one of the Company's employees to work from that location to assist the gallery in the sale of custom picture frames to gallery clients and other customers. The Company operates from such location without a lease or any cost or obligation of any kind and has done so since the Company's inception. Less than 4% of the Company's revenues are generated through that location. While the Company believes that the relationship is mutually beneficial to both the Company and such gallery, there can be no assurance that the art gallery will allow the relationship to continue.


         The Company markets its corners to the retail framer through direct mail brochures and through advertising in trade publications. The Company believes these corners aid the retail framer in the sale of custom framing to the consumer. The retail framers' investment in new corners is made significantly easier by both the Company's extended payment terms for corners and its coupon redemption program. The Company offers the retailer the opportunity to extend payments for corners over several months. The coupon redemption program encourages utilization of the corners by affording the retail framer credit on his first order of that particular style of frame from the Company. The Company intends to expand its distribution of such corners through the increase in its advertising expenditures and by offering more liberal payment terms. To the extent retail framers accept such extended payment terms, the Company expects that its levels of accounts receivable will increase.

         The Company plans to add an additional showroom in a key market on the West Coast of the United States during the next fiscal year. The Company has not identified the exact location of such showroom facility and there can be no assurance that the Company will be able to select locations which are suitable or be able to lease showroom space on acceptable terms or be able to attract and hire qualified personnel for such facility. The possibility exists that the Company will not adequately forecast the time, costs, management and capital needed to expand its A.P.F.
     Master Framemakers Division.

Suppliers

         Substantially all of the picture and mirror frames sold by the Company are manufactured by the Company in its facility in Mt. Vernon, New York. The Company purchases wood, composite resins, gold leaf, plexiglas, matboards and other materials from a wide variety of sources, and has at least two, and often more, suppliers for each item used in its manufacturing process, and is not dependent upon any one supplier. The Company currently purchases from a vendor base of more than 300 suppliers. While there are many suppliers of most materials, the Company has chosen to limit the majority of its purchases to the one or two vendors with whom it has developed long-term relationships. The Company generally does not need to enter into contracts with its suppliers as most merchandise is readily available from multiple sources.

Competition


         The custom framing industry in the United States is highly fragmented and consists primarily of small, local framing retailers. Only a few companies are basic manufacturers of higher priced picture frames, which frames are selected for valuable works of art owned by museums, galleries and collectors. Custom framing of the type produced by the Company is not in competition with local frame stores. Management of the Company believes that its A.P.F. Master Framemakers division is one of the largest custom framers of its type in the country. However, there can be no assurance that the Company's position in this industry will continue.

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

         Management believes that the sale of decorative accessories in the wholesale market is also highly fragmented, with thousands of small, specialized manufacturers and distributors and management is not aware of a manufacturer of upscale decorative accessories similar to those distributed by Italia.

         The Company believes that its competitive advantage lies in its ownership of a substantial number of models, tools, dies and molds developed from museum-quality antiques and its continuing ability to manufacture quality reproductions of those antiques. Management also believes that the Company is further protected by what the Company considers to be its excellent reputation with its customer base and management's estimation that the cost today (i.e. - the difficulty) of obtaining antiques to reproduce, as well as the costs to build tools, dies and molds, make the entry of meaningful competition extremely difficult. Management believes that it would be difficult to build such a collection of tools, dies and molds because of the cost of acquiring antiques and the reluctance of museums and collectors to loan or dispose of irreplaceable antiques and the difficulty in establishing a trained work force of skilled crafts people.

         However, there can be no assurance that such assets will continue to afford the Company any competitive advantage. See "Manufacturing."

Backlog and Backorders


         The Company has no backlog in its A.P.F. Master Framemakers division since the nature of custom framemaking requires that frames be constructed only after receipt of an order. Such custom orders are generally filled approximately thirty days after receipt of the order. At March 31, 1997, open orders totaled approximately $775,000.

         During the month of April 1996, the Company moved its Italia Collections, Inc. ("Italia") operations from Florida to Massachusetts. Soon thereafter, it became apparent that operational restrictions at this new location would prevent Italia from providing a reliable and ongoing supply of merchandise. As disclosed elsewhere in this filing, because of declining revenues and high operating costs, on December 16, 1997, the Board of

     Directors decided to discontinue and dissolve Italia. (See "The Company - Italia Collection") Thus, as of December 31, 1997, Italia had no outstanding backorders.

Patents and Trademarks

         The Company believes that its future success does not depend upon patents. Instead, the Company depends, to a large extent, upon the technical competence and creative skills of its personnel and on its unpatented proprietary technology as well as its collection of tools, dies and molds. The Company believes that it owns or has the right to use all proprietary technology necessary to manufacture and market its existing and planned products. The Company has no knowledge that it is infringing on any existing patent such that it would be liable for material damages or be prevented from manufacturing or marketing its products. In fact, most of the Company's technology is process-related and may not be patentable. The decorative accessory manufacturing industry is generally not technology driven, but is more design and marketing driven; consequently there are few applicable patents in this industry. In the event the Company's right to market any of its products were to be successfully challenged, the Company may be required to discontinue certain products and the Company's business and prospects may be adversely affected if acceptable alternative products were not available.

         The Company owns the registered trademarks: "Interiors" and "A.P.F."


     The name "Italia Collection" was registered by the former owner of this business with the Secretary of State of Florida. Pursuant to the acquisition of this business by the Company, it also owns this trademark.

         The Company does not own any other patents, copyrights, or other intellectual property. The Company relies upon trade secrets, a substantial quantity of tools, dies and molds and continuing design and marketing innovation to maintain its competitive position.

Research and Development


         The Company continually seeks to develop additional design and related molds for picture and mirror frames and capitalizes the cost thereof over a five-year period. The Company estimates that it has expended approximately $17,000 and $2,000 on such activities during the nine months ended March 31, 1997 and 1996, respectively. There can be no assurance that such product development activity will yield profitable growth.


Government Regulation



         The Company must comply with federal, state and local laws affecting companies in the manufacturing and catalog business. To date, such government regulations have not had a material adverse effect on the Company. Prior to the date of this filing, the New York Environment Conservation Department has requested the Company to provide operation plans with regard to the management of chemical and waste material currently stored on the Company's premises. The Company has complied with this request. No other requirements or requests are currently pending from any agency or representative or any governmental authority.


Employees


As of the date of this filing, the Company had a total of 86 full-time employees, of whom 66 are engaged in manufacturing activities.. Effective April 1, 1991, the Company signed a three-year collective bargaining agreement with the Production, Merchandising and Distribution Employees Union, Local 210, Affiliated with The International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, AFL-CIO (the "Union") covering its manufacturing employees. The agreement contains a provision for an automatic two-year renewal through April 1, 1996. As of the date of this filing, the Company and the Union have agreed to extend the current agreement to December 31, 1998. None of the Company's employees have been on strike, or threatened to strike since the Company's inception and the Company believes its relationship with all of its personnel is satisfactory.


Acquisitions and Strategic Alliances




         Part of the Company's long-term plan for growth includes either the acquisition of or entering into strategic alliances in the decorative accessories industry to maximize market potential. For this purpose, pursuant to a March 3, 1996 agreement relating to the capitalization of Decor Group, Inc., ("Decor"), an affiliate of the Company, Decor issued to the Company 250,000 shares of its Series A Convertible Preferred Stock, which have since been sold by the Company, and an option to purchase 10,000,000 shares of its Series B Non-Convertible Voting Preferred Stock (the "Option Shares") in exchange for issuance to Decor by the Company of 200,000 shares of its Class A Common Stock, to be registered by this filing, and 200,000 shares of its Series A Convertible Preferred stock, also to be registered by this filing, and a guarantee with respect to certain indebtedness should such indebtedness become necessary. (The Decor securities are adjusted to reflect a 1-for-2 reverse split effected by Decor in October 1996.) Also, the Company exercised its option to purchase the Option Shares in September 1996, for total cash consideration of $2,000. Concurrent with the exercise of this option, the Company executed a Voting Agreement (the "Voting Agreement") to vest the power to vote the Option Shares in a Voting Trust (the "Voting Trust".) The Voting Agreement will expire upon the earlier of February 7, 2007, or upon the Company's repayment in full of its obligations to BH Funding, LLC, but not earlier than December 31, 1997. The Voting Trust comprises three individuals: the Company's President and Chief Executive Officer (and also the Chairman of the Board of Decor), and two Directors of Decor who are otherwise unrelated to the Company. As part of the Company's investment in Decor, during the months of August and September 1996, the Company purchased 54,934 shares of Decor's Series C Non-Voting, Convertible, Preferred Stock at a cost of $824,000. In the formation of Decor, the Company's intention was to create an affiliate with a corporate identity clearly separate and distinct from that of the Company. Decor was organized for the purpose of acquiring the business operations of unrelated companies. On November 12, 1996 (the "Effective Date"), a public offering by Decor of certain of its securities was declared effective by the Securities and Exchange Commission. Subsequent to the effective date of Decor's initial public offering, the Company owned approximately 79.6% of the total voting stock of Decor. In December 1996, Decor declared and issued a dividend on its common stock payable in the form of two (2) shares of common stock for each one (1) share of common stock held as of the record date of December 16, 1996. Each share of Decor's Series A and Series C Preferred stock are convertible into three (3) shares of Decor's common stock effective December 16, 1996. During February 1997, the Company sold its entire holdings of Series A Convertible Preferred Stock to BH Funding, LLC. Assuming conversion of the Series A Convertible Preferred Stock by BH Funding to common stock, the Company will own approximately 77.5% of the total voting stock of Decor subsequent to such sale and conversion. As of March 31, 1997, the holding in Decor is recorded on the Company's financial statements at the market value on November 12, 1996, the "Measurement Date" of the Company's trading securities previously transferred to Decor during March 1996, plus acquisition costs, less the proportionate value of securities sold during February 1997.


         In May 1996, the Company entered into a two year Management Services Agreement with Decor whereby the Company will advise Decor on the manufacturing, sale, marketing and distribution of Decor's products as well as providing Decor with accounting and administrative services and advice on strategic planning of joint ventures, acquisitions, and other long term initiatives. Pursuant to this agreement, the Company will be paid on an annual basis the greater of (1) $75,000 or (2) 1.5% of excess cashflow as defined in the agreement. The Company and Decor amended this agreement to increase this payment to $90,000 per annum. Additional transfers of funds from Decor to the Company will be subject to the attainment by Decor of excess cash flow totaling $4,000,000 per year through December 31, 1999. At December 31, 1996, the Company has accrued approximately $57,000 of fees pursuant to this agreement.

         Decor entered into an asset purchase agreement (the "Agreement") with Artisan House, Inc. ("Artisan House") to purchase substantially all of the operating assets, and assume certain liabilities of Artisan House for an aggregate purchase price of $3,526,400, subject to certain adjustments. Decor completed the Artisan House acquisition on November 18, 1996. Artisan House, located in Los Angeles, California and founded in 1964, is engaged in the design, manufacturing, and marketing of metal wall, table and freestanding sculptures. Management believes that Artisan House's products bridge the gap between high priced gallery art and mass produced decorative pieces. Artisan House products retail from approximately $100 to over $400. The primary goal of Artisan House is to supply a broad spectrum of design driven sculpture and decorative accessories at moderate prices. At December 31, 1996, the balance sheet of Artisan House reflected total assets of approximately $4,500,000. For the period November 19, 1996 to December 31, 1996, Artisan House realized net income of approximately $41,000 on revenues totaling approximately $635,000.

         Laurie Munn, wife of the Company's President and Chief Executive Officer, was issued 9 of the outstanding 100 Common shares of Lance Acquisition Corp. ("LAC") which on March 3, 1996 acquired the assets of The Lance Corporation ("Lance") a Massachusetts manufacturer and distributor of various products for the giftware and collectibles marketplace. The Company and LAC entered into an agreement whereby each entity will guarantee certain liabilities of the other. Subsequently, LAC disposed of its assets acquired from Lance, and has finalized the terms of transition with the new owners and existing secured creditors. (See "The Company - Italia Collection")

Description of Property


         The Company has its principal offices at 320 Washington Street, Mt. Vernon, New York, where it has sub-leased approximately 56,000 square feet of administrative offices, manufacturing and warehousing facilities and a factory showroom. The Company's sublease with Stern Metals expired December 31, 1996. A new five-year lease was executed on January 1, 1997 with 320 Washford LLC, the new owner of the facility. The Company's monthly base rent payments under the sublease for the first year are approximately $16,000 per month. Thereafter, annual escalation of the base rent is provided. For the year ended December 31, 2001, the monthly base rent payment will total approximately $21,000. As of the date of this filing, the Company and Stern Metals agree that rent of approximately $190,000 is accrued at September 30, 1996. The Company and Stern Metals are currently negotiating terms of the payment of this liability.

         The Company also operates three specialty custom frame showrooms, which are in Mt. Vernon, New York City, and Philadelphia. The Company occupies approximately 1,800 square feet of showroom and office space at 172 East 75th Street in New York City pursuant to a lease expiring January 31, 2003 between the Company and Francesco Saggese. The lease requires the Company to pay rent at rates which escalate 4% per year on February 1 and which rental is currently approximately $6,200 per month. In addition, pursuant to a five-year lease agreement dated August 31, 1995 between I.R.A.L., Inc., a subsidiary of the Company and Hoopskirts Factory Partners, the Company occupies approximately 5,740 square feet of showroom, warehouse and office space in "Old Town" Philadelphia, PA. The agreement provides for minimum rent of $2,500 per month. Under the current lease agreement, the lease term will expire on August 31, 2000. The Company believes alternate space is available if the Company is required to relocate and that any such relocation would not have a material adverse effect on the Company. However, there can be no assurance that the Company will be able to obtain such alternate space on terms acceptable to the Company.

         During April 1996, Italia moved its operations to the premises of The Lance Acquisition Corporation ("Lance"), a Massachusetts manufacturer and distributor of various products to the giftware and collectibles market. Lance operates in a 48,000 square foot facility located at 321 Central Street, Hudson Massachusetts 01748. Italia had occupied approximately 10,000 square feet of this space on a temporary basis. By July 1996, the Company has fully vacated Lance's facilities. (See "The Company - Italia Collection.") Italia had occupied approximately 1,750 square feet of space at International Home Furnishings Center ("IHFC") in High Point, North Carolina, pursuant to a lease dated May 1, 1993. The term of the lease was five years and required rent payments of approximately $2,200 per month. The Company and the IHFC terminated the Italia lease effective November 1996.


         The Company has entered into an agreement with Photo-2-Art ("P-2-A") whereby P-2-A has agreed to sublease approximately 21,000 square feet of office and manufacturing space form the Company at an annual rental rate of $63,000 per year plus rent escalations. The term of the sublease is from June 1, 1997 to December 31, 2001.


         The Company believes all of such facilities are adequate for its current needs; however, the Company will require approximately 1,500 to 2,000 square feet of space for its contemplated showroom location. Inasmuch as the Company has not selected the city in which it plans to establish such showroom, it has no arrangements for such lease and there can be no assurance that the Company will be able to obtain appropriate facilities on terms acceptable to the Company.

Legal Proceedings

         During April and May of 1995, Hide Tashiro commenced two lawsuits in the Supreme Court of New York, Manhattan County, totaling $225,000 (plus interest and attorney's fees) against the Company and others. The complaint demands payment by the Company for loans made by the plaintiff. The Company believes it has meritorious defenses against these claims since it believes that it is owed commissions in excess of the loan payment. In April 1996 the plaintiff's motions for summary judgement were denied and the court held that there was an issue of fact to be tried. As of the date of this filing, there has been no further action.

         In July 1995, the Company through its attorneys made demand against Morgan Steel Ltd. The office of which is located on the Isle of Man, England, for the payment to the Company of $362,507 on account of a perceived violation of Section 16(b) of the Securities and Exchange Act. No response to said demand for payment has been made to date. On May 23, 1996, the Company's Board of Directors resolved that the Company and its officers and directors undertake no action given the uncertainty of the cost of collectibility, and ultimate legal liability of Morgan Steel Ltd. either in the United States or the Isle of Man. As of the date of this filing, there has been no further action.

         In July 1996, Gear Holdings, Inc. brought an action in the Supreme Court of New York, Manhattan County, against the Company for the alleged breach of a licensing agreement. The

     Company denies that it was a party to an agreement, or that an agreement in writing exists with Gear, or that any sum of money is owed. The complaint demands sums Gear allegedly would have received under an agreement in a sum to be determined, but not less than $250,000.

         In July 1996, certain litigation brought against the Company and its principals and Directors by Ted Stevens, Ann Stevens and Morris Munn, as listed below, was settled. The litigation involved the manner in which control of the Company passed from Morris Munn, the Company's founder, to Max Munn, his son and the Company's current President and Chief Executive Officer. Ann Stevens is Morris Munn's daughter, Max Munn's sister, and Ted Stevens wife. Both Ann and Ted Stevens had been senior executives of the Company prior to October 1995. At that date, their employment from the Company was terminated. Thus, the litigation also involved the settlement between the Company and Ann Stevens of her employment agreement in effect at the time of her termination from the Company in October 1995. Settlement of the lawsuits by Ted Stevens and Morris Munn against the Company and its officers and Directors are subject to Court approval. Request for such approval was submitted to the Court of Chancery of the State of Delaware in March 1997. Such approval was received in April 1997.

         (a) On October 13, 1995, Ted Stevens, individually, as a Shareholder and Director and Morris Munn, individually and as a Director and on behalf of themselves and all other similarly situated Shareholders and Directors of the Company filed a complaint in the Supreme Court of the State of New York, County of Westchester, against the Company and its directors seeking unspecified damages and certain changes in the composition of the Company's Board.


         (b) On December 1, 1995, Ted Stevens filed a complaint in United States District Court, Southern District of New York, against Laurie Munn and American Stock Transfer & Trust Company seeking, among other things, the equitable recision of a stock sale agreement between Mr. Stevens and Ms. Munn. On February 29, 1996, the Court held that Mr. Stevens did not have the right to recision and denied Mr. Stevens' motion for a preliminary injunction and on April 17, 1996, the Court dismissed the action for lack of subject matter jurisdiction.

         (c) On December 12, 1995, Ann Stevens filed a complaint in the Supreme Court of the State of New York, County of Nassau against the Company and certain Directors seeking, among other things, compensatory and punitive damages arising out of the alleged breach of Ann Stevens' Employment Agreement.

         (d) On April 23, 1996, Ted Stevens filed a complaint in the Court of Chancery of the State of Delaware against the Company and certain Directors, seeking among other things, the recision of a certain stock sale agreement between the Company and Laurie Munn.

         The litigation relating to the termination of the 1995 employment agreement between Ann Stevens and the Company has been settled by the execution of an employment severance agreement (the "Agreement"). Pursuant to the Agreement, the Company paid Ms. Stevens $63,000 for accrued and unpaid compensation upon execution of the Agreement. Subsequently, for a period of seven years, the Company will make bi-weekly payments to Ms. Stevens to total $72,000 for the first year, $70,000 for each of the next three years, and $50,000 for each of the final three years. As additional compensation, the Company will pay Ms. Stevens for reimbursement for certain expenses, $50,000 in various installments during the four months ending December 1996. The Company also entered into a non-compete agreement with Ms. Stevens for which the Company will make bi-weekly payments to Ms. Stevens to total $25,000 per year for seven years, plus automobile and insurance costs for five years. As of June 30, 1996, the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Shares, which were previously committed to Ms. Stevens pursuant to her 1995 employment agreement. The purpose of this filing, among other things, is to register these 50,000 Class A Common Shares with the Securities and Exchange Commission. The 50,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers. As of June 30, 1996, the Company placed into escrow 1,250,000 shares of its Class B Common Shares (the "Escrow Shares") with Michael Levine, Esq., attorney of Ms. Stevens, as escrow agent (the "Escrow Agent"). The Escrow Agent shall abstain from voting the Escrow Shares for any purpose, except in the event of either the failure by the Company to adhere to the payment provisions noted above or the financial insolvency of the Company. If either event occurs, Ms. Stevens will be in a position to elect replacement Directors. Once the payment provisions in the severance and non-compete agreements are satisfied, the Escrow Agent shall return the Escrow Shares to the Company.

         In February 1997, the terms of the agreement with Ms. Stevens were modified to provide for additional payments of $500 per month over 16 months, and to provide for $6,000 as reimbursement for legal expenses. The terms described above are the basis for the settlement of certain litigation brought against the Company and its principals and Directors by Ted Stevens, Ann Stevens and Morris Munn.

         In August 1996, The Munn Trust of 1975, Sol Munn and Evelyn A. Munn, Co-Trustees commenced an action in the Supreme Court of New York, County of Suffolk against the Company as well as Max Munn, the Company's President and Chief Executive Officer and Laurie Munn, his wife for non-payment of $150,000 plus interest. The Company claims that any obligation that it had pursuant to this matter has been satisfied by the Company in the prior fiscal year and that any amounts that may be unpaid are due solely by Mr. and Mrs. Munn. The Company has not guaranteed such liabilities. This matter has been settled.

         In August 1996, SJP Contractors of New York, Inc. commenced an action in the Supreme Court of New York, County of Westchester against the predecessor entity of the Company, A.P.F. Holdings, Inc., and others for $208,165 for work, labor, and services allegedly performed in January 1991 for the renovation of the Company's premises. The Company's answer pleads that payment was made for the amount owed.

         In June 1996, Artagraph Reproduction Technology, Inc., a Canadian company, brought an action in the Supreme Court of New York, County of Westchester against the Company demanding the sum of $27,838.08 plus attorney's fees, alleging that the Company was obligated to deliver a confession of judgement in connection with the sale of merchandise. Artagraph seeks injunctive relief; the Company is not aware of a determination of this motion by the Court and denies any obligation to Artagraph.

         In September 1991, without admitting or denying the allegations, Max Munn, the Company's President and Chief Executive Officer agreed with the Federal Trade Commission ("FTC") to the entry of a Consent Order in an action brought against Mr. Munn and others; which action arose out of the advertising of certain lithographs of original works of art as regards to whether or not the artist had played a substantial role in the production of the lithographs. The case was settled before trial or discovery solely with entry of the above Consent Order; which enjoins Mr. Munn from making certain representations in connection with the sale of any works of art. The Consent Order also requires Mr. Munn for a period of five years (which expired as of September 1996) as to the maintenance of certain records as they concern the sale of certain lithographs.

         The Company is subject to other claims and litigation in the ordinary course of business. In management's opinion, such claims are not material to the Company's financial position or its results of operations.

                                   MANAGEMENT

              The names and ages of the Directors, executive officers and key personnel of the Company are as follows:


      Name                     Age     Position(s) Held with the Company
      ----                     ---     ---------------------------------
     Max Munn                  53      President, Chief Executive Officer,
                                       Chief Financial and Accounting Officer,
                                       Treasurer and Director

     Roger Lourie              52      Director

     Richard  Josephberg       50      Director


     Management Biographies

              Brief biographies of the Directors, executive officers, and key personnel of the Company are set forth below. All Directors hold office until their resignation, retirement, removal, disqualification, death or until their successors have been elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of


     Directors.

              Max Munn has been President and Chief Executive Officer since September 1995. In June 1996 Mr. Munn was named Chairman of the Board of Decor Group, Inc. (See "Recent Developments.") He served as Executive Vice President, Operations and Secretary of the Company between February 1994 and September 1995, and a Director thereof since March 1994. He served as Vice President of A.P.F. from May 1993 until the A.P.F. merger with the Company. From November 1990 to May 1993, he was a consultant to the Company, as well as a consultant directly and indirectly to Imperial Enterprises, Inc., a catalog company in Japan, and the IEI Corporation, a direct marketer, in Princeton, New Jersey. From 1981 to February 1990 he was Chairman, President and Chief Executive Officer of Collectors' Guild International Inc. In June 1990 Collectors' Guild filed a petition for relief under the U.S. Bankruptcy Code and was subsequently liquidated. Mr. Munn is subject to a Consent Order entered by the FTC in September 1991. See "Management - Consent Order." Mr. Munn holds a Bachelor of Architecture degree from The Massachusetts Institute of Technology and subsequently did graduate level study in Art History at Columbia University.

              Roger Lourie was named as a Director on May 4, 1995. He is an engineer and book publisher. He has over twenty years of experience with Procter and Gamble, Time Inc., Mead Paper, and Grolier Inc. He was Senior Vice President of Marketing of Grolier Inc. Currently, he is a General Partner of Tremon Associates and President of Misty Ridge Associates, which are equity investment firms. He is also Chairman of the Board of two Connecticut-based manufacturing concerns. He has a B.S. degree in Engineering from Rensselaer Polytechnic Institute and M.B.A. and M.I.A. degrees from Columbia University in New York.

              Richard Josephberg was named as a Director in October 1995. Since 1986, he has been the Chairman of Josephberg Grosz & Co., Inc., a New York based investment banking firm. Josephberg Grosz specializes in providing private institutional capital to emerging growth companies. Mr. Josephberg has a B.B.A. degree from the University of Cincinnati, and attended Bernard Baruch Graduate School of Business in New York.

              On February 19, 1997, the employment of Michael J. Amore as the Company's Vice President and Chief Financial Officer was terminated. As of that date, Mr. Amore's service as a director of the Company also terminated. This termination was necessitated by the Company's need to restructure its administrative organization, particularly in light of the need for cost reductions. Mr. Amore did not have an employment contract. It is not anticipated that his termination will result in any significant charges against earnings.

              On January 31, 1997, Donald Feldman resigned from the Company's Board of Directors to devote his time exclusively to the business activities of Decor Group, Inc. On February 28, 1997, Mr. Feldman's employment with Decor was terminated. The Company has no obligation to make severance payments to Mr. Feldman pursuant to his separation from the Company. All severance payments to Mr. Feldman are to be made by either Decor or its subsidiary Artisan House, Inc.


              Consent Order

              In September 1991 Mr. Munn, without admitting or denying the allegations, agreed with the FTC to the entry of a Consent Order for Permanent Injunction for Defendant Max Munn (previously defined as the "Consent Order") in an action brought in the U.S. District Court for the Southern District of New York (90 CIV. 2554 (LMM)) against Collectors' Guild Ltd, Inc., Collectors' Guild, Mr. Munn and J. Robert Leshufy which action arose out of the sale of certain lithographs of original works of art. The Consent Order arose out of a complaint alleging that Collectors

     Guild, and its officer, Mr. Munn, had made advertising representations implying that the artist had played a substantial role in the creation and production of the lithographs. Collectors Guild and Mr. Munn denied the allegations. The case was settled before trial or discovery, solely with entry of the above Consent Order. The Consent Order permanently enjoins Mr. Munn from making certain false representations in connection with the promotion, sale or offering for sale of any art works, from removing certain mandated disclosures on certain art, and, for a period of five years, from destroying, mutilating, altering, or disposing of any books, records, tapes, checks, and other business records enumerated in the Consent Order in his possession or the possession of any business entities directly or indirectly under Mr. Munn's control for a period of three years after creation or receipt of such documents. Mr. Munn is also required for a period of five years to notify the FTC of any change in his residence or employment within 30 days of any change and must permit FTC officials access to his office upon five days notice for inspection purposes. The Consent Order extends to Mr. Munn, his successors, assigns, agents, servants and employees, and all persons or entities in active concert or participation with him who receive actual notice of the Consent Order and, in part, to any business entities directly or indirectly under his control or in which he owns a controlling interest, directly or indirectly.

               There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse the Company or any of its subsidiaries.

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater-than-ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
     Section 16(a) forms that they file.

         Based solely upon a review of Forms 3, Forms 4, and Form 5 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and securityholders required to file the same.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table

         The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Executive Officers.

                                                                                          Long-Term Compensation
                                                                                       --------------------------
                                     Annual Compensation (1)                           Awards             Payouts
                     ------------------------------------------------------- -------------------------- ----------------------------
                                                                Other          Restricted
   Name and                                                     Annual            Stock                                 All Other
  Principal           Fiscal                                 Compensation        Awards      Options/      LTIP          Compen-
   Position            Year     Salary ($)    Bonus ($)          ($)              ($)         SARs ()    Payouts()      sation ($)
  ---------           ------    ----------    ---------      -------------     ----------    --------    ---------      ----------
Max Munn               1996      144,230                                        10,000
President, Chief       1995      151,127                                        10,000
Executive Officer      1994      147,126        7,000                           25,000

Michael J. Amore       1996       58,558
Vice President,        1995        --0--
Chief Financial        1994        --0--
Officer (to Feb
19, 1997)

Donald Feldman         1996      117,500
Vice President,        1995        5,423
Sales and              1994        --0--
Marketing (to Feb
28, 1997)

Theodore Stevens       1996       78,115       16,000
Director (to June      1995       81,000


21,1996)               1994       74,800


Ann Stevens            1996       80,769
Executive Vice         1995
President (to Sept     1994      144,230
1995)

------------------
(1) Does not include certain automobile expenses and other perquisites which in the aggregate do not exceed the lesser of $50,000 or 10% of the named executive officer's compensation.

         See "Executive Compensation - Employment Arrangements" for a description of the Company's employment agreements with Messrs. Munn and Feldman.

The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's Executive Officers named in the above Summary Compensation Table.

                      Option/SAR Grants in Last Fiscal Year

                               Number of Securities
                                    Underlying         Percent of Total Options/SARS   Exercise or
                               Options/SARS Granted      Granted to Employees in       Base Price
Name                                  (#)(1)                   Fiscal Year               ($/Sh)        Expiration Date
----                                  ------                   -----------               ------        ---------------
Max Munn                         10,000  10,000              1995     10,000              FMV
                                 10,000  10,000              1996     10,000              FMV

-------------------
         (1) The Company's Director Plan provides for the granting of options to Directors to purchase 10,000 of the Company's Class A Common Shares at Fair Market Value at date of grant. Options are granted to Directors as of the second Monday in May of each year. As of the date of this filing, the only unexercised options pursuant to the Director Plan are as presented in this schedule.


         Aggregate Option/SAR Exercises In Last Fiscal Year And Fiscal
                           Year-End Option/SAR Values

     The following table sets forth certain information with respect to options exercised during the fiscal year ended June 30, 1995, by the Company's Executive Officers named in the Summary Compensation Table, and with respect to unexercised options held by such person at the end of the fiscal year ended June


30, 1995.

                             Shares                            Number of Securities          Value of Unexercised in the
                          Acquired on    Value Realized        Underlying Unexercised           Money Options/SARs at
         Name           Exercise (#)(1)         $            Options/SARS at FY-End (#)            FY-End ($) (2)
         ----           ---------------         -            --------------------------            --------------




         None.

-------------------

Directors' Compensation

     Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for any expenses actually incurred in connection with attending meetings of the Board of Directors In addition, each outside Director is entitled to receive 10,000 Shares per year of Common Stock of the Company pursuant to the Directors Stock Option Plan. See "Stock Option Plans".

Employment Arrangements

     On February 15, 1996, the Company's Board of Directors agreed in principle to enter into a four-year employment agreement between the Company and its President and Chief Executive Officer. The agreement will provide an annual base salary of $150,000, with annual increases of 10%. Such increases will be subject to the attainment of profitable results of operations by the Company. In addition, the agreement will grant the President and Chief Executive Officer an option to purchase at any time 150,000 shares of the Company's Series A, 10% Cumulative Convertible Preferred Stock at a price of $2.50 per share. The exercise of this option, as well as any subsequent conversion to the Company's Class A Common Stock, will require the prior consent of the Company's investment banking firm. The agreement will also contain a "non-compete" clause and provide the President and Chief Executive Officer with the use of an automobile. As of the date of this filing, the document for this agreement has not been finalized or executed. This is expected to occur during the subsequent period. Presently, the President and Chief Executive Officer draws an annual salary of $150,000 and has the use of an automobile provided by the Company.

     In August 1995 the Company entered into a four year employment agreement with Ann Stevens, then Executive Vice President, with an annual salary of $150,000. In addition, on or about September 30, 1995, the agreement provides for Ms. Stevens to receive a one time payment of either, at the Company's option, $50,000 or 50,000 shares of Class A Common Stock. Pursuant to this agreement, Ms. Stevens was also entitled to receive stock options, stock bonuses and other equity instruments in an amount equal to that received by Max Munn or members of his immediate family. In June 1996, the Company executed an employment severance agreement with Ms. Stevens which terminated the provisions of the August 1995 employment agreement. The employment severance agreement stipulated that the Company will pay to Ms. Stevens an initial payment of $63,000, and make various periodic payments over seven years. In addition, the Company agreed to issue to Ms. Stevens 50,000 shares of the Company's Class A

Common Shares. Such shares were issued on July 25, 1996. (See "Legal Proceedings.") The purpose of this filing, among other things, is to register these 50,000 Class A Common Shares with the Securities and Exchange Commission. The 50,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers.

     On October 27, 1995 the Company entered into a one-year employment agreement with Robert Schildkraut, then Vice President, Operations with an annual base salary of $120,000. The Agreement could be terminated by the Company with a payment of 50% of the employee's salary remaining under the agreement or a payment of six week's salary in the event the employee resigned from the Company. The Agreement also provided for the employee to be granted certain stock options to purchase an aggregate of 100,000 Class A Shares, 50,000 of which are to be granted and vested immediately at a price of $2.00 per share, exercisable in six months from the date of grant, and any attempt to exercise these options during the exercise period will terminate the options granted on September 16, 1994; options to purchase 25,000 shares at a price of $4.00 per share to be granted on the second anniversary; and options to purchase 25,000 shares at a price of $5.00 per share to be granted on the third anniversary. The Agreement also provided for a bonus program based on the Company meeting certain minimum profit goals. In April 1996, the employment of the Vice President, Operations was terminated. The Company settled its obligations to the employee during the subsequent quarter. This settlement took the form of severance payments totaling approximately $27,000. No securities have been issued to the employee as part of the settlement.

     On May 8, 1995, the Company entered into an Employment Agreement with Donald Feldman, Vice President of Sales and Marketing of the Company. The Agreement was for a term of four years beginning June 1995 and was terminable by the Company after the first year with payment of 80% of the employee's salary, reduced by the employee's other income. The Agreement provided for a base salary of $117,500 plus sales incentives Mr. Feldman was granted an option to purchase 10,000 shares of the Company's Class A Common Stock for every full year under the employment agreement at a price of $2.50 per share. Concurrent with the Effective Date of Decor Group, Inc.'s ("Decor") initial public offering (See "Acquisitions and Strategic Alliances."), the Company and Mr. Feldman planned to terminate Mr. Feldman's Employment

Agreement with the Company. Mr. Feldman and Decor had planned to enter into a three (3) year employment agreement with Decor at such Effective Date. Mr. Feldman resigned from the Company's Board of Directors effective January 31, 1997. On April 17, 1997, Mr. Feldman resigned from the Company and simultaneously resigned from Decor entering into a Severance Agreement with Decor.

     As part of the Italia acquisition during fiscal year ended June 30, 1995, the Company entered into various consulting and employment agreements aggregating $176,000 per annum. The agreements were subject to termination at any time by Italia for reasons specified in the agreements. In July 1995, the employment agreement for the President of Italia, as well as all other agreements, were terminated by the Company.

Consulting Arrangements

     Effective as of January 4, 1994, the Company entered into a two year Marketing and Organizational Agreement (the "Marketing Agreement") with Robert
M. Leopold. Pursuant to the Marketing Agreement, Mr. Leopold will consult with and advise the Company concerning its marketing plans, business operations, organization, management, strategic planning, products and services, acquisitions, mergers, and other matters. Mr. Leopold will be paid $9,375 each quarter in advance together with reimbursement for expenses incurred not to exceed $200 per month. In August 1995, the Company agreed to issue, at a future date, 60,000 Class A Common Shares to Mr. Leopold in settlement of all current and future liabilities, under this agreement. These shares, which bear a restrictive legend, were approved by the Company's Board of Directors in November 1995. In conjunction with the issuance of these shares, approximately $55,000 was charged against earnings during the year ending June 30, 1996.

     On April 1, 1995, the Company entered into a Consulting Agreement with Morris Munn, father of Max Munn, the Company's President and Chief Executive Officer under which he will provide the Company with: design and fabrication of new molds for sculpture; recommend, and implement improvements in antiquing, woodworking, gilding and carving processes; and attend trade shows for frame making and mold making. Fees under the agreement are payable at $54,000 per annum for one year renewable at the Company's option. On June 30, 1996, Morris Munn's Consulting Agreement was extended for five (5) years. Pursuant to the terms of this new agreement, the Company agreed to issue to Morris Munn an option to purchase up to 350,000 shares of the Company's Preferred Shares at a net exercise price of $2.25 per share. The Preferred Shares issuable upon the exercise of the Option were registered for sale to the public under a Registration Statement in Form S-8 filed with the Securities and Exchange Commission on July 3, 1996. The Option was fully exercised during July to September 1996 generating net proceeds to the Company totaling $787,500. (See "Liquidity and Capital Resources.") Subsequent to Morris Munn's exercise of these shares, the Company's investment banking firm arranged for the sale of all 350,000 shares to independent investors at a price per share of $2.50. In conjunction with the issuance of the Option, the Company recorded charges against earnings of $87,500 at June 30, 1996. In addition, the new agreement provides for bi-weekly payments to Morris Munn totaling $54,000 per year for five years. In exchange, Morris Munn has agreed to assist the Company with marketing, acquisitions, divestitures, joint ventures and other strategic initiatives. Morris Munn has previously spent up to 10 to 15 hours per month in consulting activities for the Company , primarily on product development and assisting Max Munn in analyzing potential acquisitions. Morris Munn has ceased performing consulting or any other services for the Company.

     From time-to-time during prior periods, Sol Munn, uncle of Max Munn, President and Chief Executive Officer of the Company has provided various consulting services to the Company with respect to the marketing of custom picture frames. In February 1996, the Company's Board of Directors approved the issuance to Sol Munn of 150,000 shares of the Company's Class A Common Stock, in consideration for these services. The shares, which bear a restrictive legend, were issued on April 12, 1996. In conjunction with the issuance of these shares, approximately $54,000 of charges against earnings were recorded during the year ended June 30, 1996. This filing is meant, among other things, to register these 150,000 Class A Common Shares with the Securities and Exchange Commission. The 150,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers.

     Other than services provided by the Company's investment banking firm, no services have been provided at the Company's direction by any consultant or advisor with respect to the issuance or sale of the Company's equity securities.

Stock Option Plans

     The 1994 Plan. On June 20, 1994, the Company adopted the Interiors, Inc. 1994 Stock Option and Appreciation Rights Plan (the "1994 Plan"), which provides for the granting of options to officers, employees and consultants to purchase not more than an aggregate of 250,000 Class A Shares. Directors of the Company are not eligible to participate in the 1994 Plan. The 1994 Plan provides for the grant of options intended to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code") as well as options which do not so qualify.

     Pursuant to the 1994 Plan, the Board of Directors or a stock option committee established by the Board to administer the 1994 Plan determines the persons to whom options are granted, the number of Class A Shares subject to option, the period during which the options may be exercised and the option exercise price. With respect to incentive stock options, no option may be granted more than ten years after the effective date of the 1994 Plan or exercised more than ten years after the date of grant (five years if the optionee owns more than ten percent of the Class A Shares of the Company at the time of grant). Additionally, with respect to incentive stock options, the option price may not be less than 100% of the fair market value of the Class A Shares on the date of the grant (110% if the optionee owns more than ten percent of the Class A Shares of the Company at the time of grant). The fair market value of the Class A Shares will be determined by the Board or the Committee in accordance with the 1994 Plan as follows: If the Class A Shares are not listed and traded upon a recognized securities exchange, on the basis of recent purchases and sales of Class A Shares in arms-length transactions or based on the last reported sale or transaction price for such stock on the date of grant or, if the shares are traded on a recognized securities exchange or quoted on the Nasdaq National Market System upon the basis of the last reported sale or transaction price on the date of grant or, if the shares were not traded on such date, on the date nearest preceding that date. Subject to certain limited exceptions, options may not be exercised unless, at the time of exercise, the optionee is in the service of the Company.

     The Board of Directors or the Committee may, in its discretion, at any time prior to the exercise of any option, grant in connection with such option the right to surrender part or all of such option to the extent the option is exercisable, and receive an amount (payable in cash, Class A Shares or combination thereof as determined by the Board or the Committee) equal to the difference between the then fair market value of the shares issuable upon the exercise of the option (or portions thereof surrendered) and the exercise price of the option or portion thereof surrendered.

     On September 16, 1994, the Board of Directors granted Incentive Options to purchase an aggregate of 159,000 Class A Shares under the 1994 Plan at an exercise price equal to the fair market value of the shares on the date of grant, or $3.50 per share, to 23 employees and Incentive Options to purchase 25,000 Class A Shares to Ann Stevens, then Executive Vice President of the Company and wife of then Company President, Theodore Stevens, at 110% of the fair market value or $3.85 per share. Of such options, options to purchase 75,000 Class A Shares were granted to Max Munn, now President and Chief Executive Officer of the Company, and Ann Stevens, then Executive Vice President of the Company, and Mr. Munn's sister. In addition, on October 5, 1994 the Board of Directors granted Incentive Options to two employees to purchase an aggregate of 20,000 Class A Shares at exercise prices equal to the fair market value of the shares or $3.38 per share. With respect to each such grant, 25% of such options will vest each year commencing on the first anniversary of the grant.

         The Director Plan. On June 20, 1994 the Board of Directors approved the 1994 Director Stock Option and Appreciation Rights Plan (the "Director Plan"). The Director Plan was adopted to provide an incentive to Directors through automatic and discretionary grants of stock options. The Director Plan provides for the grant of options intended to qualify as "incentive stock options" under the Code as well as options which do not so qualify.

     The Director Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). Options under the Director Plan may be granted to each person who is a Director of the Company on the date of grant. All Directors of the Company are eligible to receive options under the Director Plan.

     The Director Plan provides for the granting of options to Directors in such amount and, subject to the terms of the Director Plan, upon such terms as the Board or Committee determines in its discretion in order to reward the recipient director for extraordinary service to the Company. In addition, on the second Monday of May of each year each person who is then a director of the Company shall be automatically granted an option to purchase 10,000 of the Company's Class A Shares, subject to adjustment as provided for in the Director Plan. The aggregate number of shares for which options may be issued pursuant to the Director Plan is 250,000 shares. The exercise price for options granted under the Director Plan must be equal to the fair market value per Class A Share on the date of grant. The fair market value of the Class A Shares will be determined by the Board or the Committee in accordance with the Director Plan as follows: If the Class A Shares are not listed and traded upon a recognized securities exchange, on the basis of recent purchases and sales of Class A Shares in arms-length transactions or based on the last reported sale or transaction price for such stock on the date of grant or, if the shares are traded on a recognized securities exchange or quoted on the Nasdaq National Market System upon the last reported sale or transaction price on the date of grant or, if the shares were not traded on such date, on the date nearest preceding that date. Each option granted under the Director Plan expires ten years after the date of grant, unless a lesser period is specified by the Committee.

     In the event an optionee ceases to be a Director of the Company for any reason at a time when he holds an option, he may exercise only such options as are exercisable at the time he ceases to be a Director, within the original term of the option. Options which are not exercisable at the time an optionee ceases to be a Director shall terminate. In the event an optionee dies, the Director Plan provides for the exercise of an option on behalf of the deceased Director.

     On September 16, 1994, the Board of Directors granted Incentive Options to purchase 25,000 Class A Shares to each of Theodore Stevens, then President and Max Munn, President and Chief Executive Officer and then Executive Vice President-Operations under the Director Plan at an exercise price equal to 110% of the fair market value of the shares on the date of grant, or $3.85 per share, all of which options immediately vested. As of the date of this filing, with Mr. Stevens no longer an officer or Director of the Company, the Company does not plan to issue to Mr. Stevens any additional shares pursuant to any agreement currently in effect, except that Mr. Stevens currently holds 269,750 shares of the Company's Class B Common shares each of which are convertible into one Class A Common share at Mr. Stevens option.

  Profit Sharing and Deferred Compensation Plans

     In July 1991 the Company adopted a Qualified Profit Sharing Plan for all nonunion employees and a nonqualified Deferred Compensation Plan for certain key employees. The Company has not made any contributions to the Qualified Profit Sharing Plan or the Deferred Compensation Plan since its initial contribution during the fiscal year ended June 30, 1992.

                            Principal Stockholders


     Each Class A Share is entitled to one vote and each Class B Share is entitled to five votes. The Company has no other voting securities outstanding. It does, however, have certain securities outstanding that are convertible into Class A Common Shares. As of the date of this filing, such securities are: (1) 1,147,060 shares of Series A Preferred Stock, each convertible into 3 shares of Class A Common stock commencing September 18, 1996, (2) 3,055,588 Class WA Warrants, each exercisable into one Class A Common share and one Class WB Warrant, and (3) 845,150 Class WB Warrants, each exercisable into one Common A share, and (4) 2,270,000 Class WC Warrants, each exercisable into one share of Series A Preferred Stock (subject to the filing with the Securities and Exchange Commission of a post-effective amendment to the Company's September 18, 1995 Registration Statement whereby such Class WC Warrants were registered with the

Commission.)


     The following table sets forth certain information as of the date hereof with respect to: (1) each executive officer and director; (2) all executive officers and directors of the Company as a group; and (3) all persons known by the Company to be the beneficial owners of five percent or more of the Company's Class A or Class B Shares of Common Stock. The table below also sets forth as to each holder the percent of voting power represented by the Class A Shares (with one vote per share) and the Class B Shares (with five votes per share) voting as a single class prior to conversion of the Class B Shares to Class A Shares and after giving effect to the conversion of such Class B Shares and assuming no exercise of outstanding Warrants.


                                                                                                           Percent of Votes (2)
                                                                                                      -----------------------------
                                                                                                           Prior to           After
                                                                                                      Conversion of      Conversion
     Name and Address of                                                          Percent of            all Class B          of all
     Beneficial Owner (1)             Title of Class          Number of  Shares   Class (2)              Shares (3)         Class B
     --------------------             --------------          -----------------   ----------             ----------      Shares (4)
                                                                                                                         ----------

Theodore Stevens                       Class A Shares                319,250 (5)        6.4%              2.3%                4.7%
                                       Class B Shares                        -0-         -0-

Max Munn                               Class A Shares           45,000 (7)(8)(9)        0.9%                 *                   *
                                       Class B Shares                   -0-  (8)        -0-

Laurie Munn                            Class A Shares            519,750 (9)(10)      10.48%             22.6%              15.44%
                                       Class B Shares              519,750  (10)       29.4%

Michael Levine                         Class A Shares                        -0-         -0-             9.05%               18.6%
as escrow agent                        Class B Shares              1,250,000 (6)       70.6%

                                                                                                           Percent of Votes (2)
                                                                                                      -----------------------------
                                                                                                           Prior to           After
                                                                                                      Conversion of      Conversion
     Name and Address of                                                          Percent of            all Class B          of all

     Beneficial Owner (1)             Title of Class          Number of  Shares   Class (2)              Shares (3)         Class B
     --------------------             --------------          -----------------   ----------             ----------      Shares (4)
                                                                                                                         ----------
Decor Group, Inc.                      Class A Shares                    200,000       4.03%          1.5% (11)          2.9% (11)
320 Washington St.                     Class B Shares                        -0-        -0-             0% (11)
Mt. Vernon, NY  10553                  Series A Preferred                200,000       17.4%

Roger Laurie                           Class A Shares                 20,000(14)        .4%                 *                   *
                                       Class B Shares                        -0-        -0-

Richard Josephberg                     Class A Shares                 20,000(14)        .4%                 *                   *
                                       Class B Shares                        -0-        -0-

All Executive Officers and             Class A Shares                     85,000 (12)  1.7%              0.61%               1.2%
Directors as a Group                   Class B Shares                        -0-        -0-
(3 persons) (Note 13.)




*    Less than 1%.

(1) Mr. Munn is the President and Chief Executive Officer and a Director of the Company and can be contacted at the Company's principal executive office s at 320 Washington Street, Mt. Vernon, NY 10553. Mr. Stevens is marri ed to Mr. Munn's sister, Ann Stevens; and Max Munn and Laurie Munn are husband and wife. Such person's percentage ownership is determined by assuming that the options that are held by such person which are exercisable within 60 days from the date hereof have been exercised. During March 1997, Mr. Stevens converted 269.750 shares of Series A Preferred Stock into 269,750 shares of Class A Common Stock.

(2) Does not give effect to the exercise of the Warrants, the Underwriters or prior underwriters Warrants or stock options granted under the Plans other than as noted.

(3) Reflects the percentage of the votes to which the voting Common Stock owned is entitled to vote if the Class A Shares and Class B Shares vote as one class. Assumes that the 1,769,750 outstanding Class B Shares have not been converted to Class A Shares and, consequently, have five votes per share (aggregating 8,848,750 votes).


(4) Reflects the percentage of the votes to which the voting Common Stock owned is entitled to vote if the Class A Shares and Class B Shares vote as one class. Assumes the 1,769,750 Class B Shares have been converted to 1,769,750 Class A Shares and, consequently, have one vote per share rather than five votes per share.


(5) Includes 269,750 Class A Shares converted from Class B shares during March 1997. Does not include 50,000 Class A Shares issued to Ann Stevens, wife of Mr. Stevens, pursuant to her settlement agreement with the Company, such 50,000 Class A Common Shares being registered with the Securities and Exchange Commission as part of this filing. (See Legal Proceedings.)


(6) Includes 1,250,000 Class B Shares (the "Escrow Shares") issued to Mr. Levine as escrow agent pursuant to the settlement reached by the Company and Ann Stevens with respect to a prior employment agreement. Ann Stevens, a former executive of the Company is the beneficial owner of the escrow shares. The escrow agent may vote the escrow shares only in the event of the Company's default of its obligations pursuant to the settlement agreement between the Company and Ms. Stevens. (See Legal Proceedings.)

(7) Represents Class A Shares issuable to Mr. Munn upon exercise of an Incentive Stock Option issued pursuant to the Director Plan established on June 20, 1994, and a grant provided on Sept. 16, 1994.

(8) Does not include 519,750 Class B Shares (convertible into 519,750 Class A Shares) held by Mr. Munn's wife. Mr. Munn disclaims ownership of any such shares.

(9) Pursuant to an agreement between Laurie Munn, Interiors, Inc. and VTR Capital, Inc., entered into in July 1996, if the Company does not meet certain net profit targets, Ms. Munn is required to forfeit her shares of the Company's Common Stock back to the Company.


(10) Includes 519,750 shares of Class B Shares (convertible into 519,750 Class A Shares).


(11) Includes 200,000 shares of Class A Common Shares. In addition, Decor owns 200,000 Shares of Series A Preferred shares issued pursuant to the Company's investment in Decor Group, Inc. (See Acquisitions and Strategic Alliances.) Each Series A Preferred share is convertible into three shares of Class A Common Stock. If Decor Group, Inc. were to convert its Series A Preferred Shares into Class A Common Shares, it would have potential voting rights of 8.7%, assuming conversion of the Class B shares into Common A Shares. Decor's 200,000 Class A Common shares and 200,000 Series A Preferred Shares are being registered with this filing.


(12) Includes 45,000 Shares of Class A Common Stock issuable upon the exercise of options pursuant to existing stock option plans.

(13) Represents the following Class A Common shares for each of three (3)

     directors: 45,000 shares issuable to Max Munn, the Company's President and Chief Executive Officer upon exercise of options pursuant to a grant issued on September 16, 1994 and the Company's Director Plan, 10,000 shares issued to Roger Lourie under the Company's Director Plan, and 20,000 shares issued to Richard Josephberg under the Company's Director Plan.

(14) Includes 20,000 Shares of Class A Common Stock issuable upon the exercise of options pursuant to existing stock option plans.


         There are no agreements or other arrangements or understandings known to the Company concerning the voting of the Common Stock of the Company or otherwise concerning control of the Company which are not disclosed herein. There are no pre-emptive rights applicable to the Company's securities.


                              CERTAIN TRANSACTIONS

         In October 1990 A.P.F. issued 100 shares of its Common Stock, no par value, to Theodore Stevens, then President and a former Director of the Company, for aggregate consideration of $225,000 and in October 1990 A.P.F. issued 165 shares of its Preferred Stock, $1,000 par value per share, to Theodore Stevens in consideration for the payment of $165,000. As a result of the Company's recapitalization, the Company issued 1,000,000 Class B Shares (constituting all of the then issued and outstanding Class B Shares of the Company) to Theodore Stevens in exchange for all of the issued and outstanding Common Stock of A.P.F., the predecessor to the Company.


         In August 1995, Theodore Stevens, a Director of the Company, and Laurie Munn, wife of Max Munn, President and Chief Executive Officer and a Director of the Company, entered into an agreement whereby Mr. Stevens sold to Mrs. Munn 269,750 shares of Class B Common Stock for $150,000 payable by an initial installment of $15,000 and a promissory note for the balance of the purchase price payable in 15 years with interest at the rate of 6.6% per annum.

         During the fiscal year ended June 30, 1992, the Company borrowed the sum of $75,000 from Sol Munn, the uncle of Max Munn, President and Chief Executive Officer of the Company and borrowed an additional $75,000 in fiscal 1993. The aggregate amount due in the amount of $150,000 was evidenced by a promissory note dated September 1, 1993, payable to The Munn Trust of 1975-Trustee: Sol Munn and Evelyn Munn and bore interest at the rate of 12% per annum. The note was payable September 1, 1996, subject to the right of Sol Munn to extend the term for an additional one year period upon 60 days notice. In March 1994 the bearer of the note agreed to purchase certain works of art at 58% above the Company's cost in full satisfaction of the above note. The Company recorded approximately $87,000 credit to earnings pursuant to this transaction. On August 13, 1996, The Munn Trust of 1975, Sol Munn and Evelyn A. Munn, co-trustees, commenced action in the Supreme Court of the State of New York, County of Suffolk against Laurie Munn, Max Munn, and the Company pursuant to this transaction, seeking monetary damages for the sum of $111,000. (See "Legal Proceedings.")


         On July 7, 1994, Theodore Stevens, Max Munn and Ann Stevens, then respectively President, Executive Vice President and Executive Vice President of the Company, personally guaranteed the obligations of the Company under a Promissory Note dated July 7, 1994 in the amount of $950,000 at an interest rate of prime plus one percent (9.25% as of the date of this filing) to a New York bank. Pursuant to terms of settlement involving various issues (See "Legal Proceedings"), in the event that the Company's debt to the Bank is not repaid in full prior to March 31, 1997, the Company will pay Ann Stevens, who is married to Mr. Stevens,

 .2083% of the outstanding balance per month as compensation for her personal guarantee. As of March 31, 1997, the outstanding balance of this note totals $745,000.



         On February 15, 1996, the Company's then Italia Collection subsidiary entered into a Financing Arrangement with a New York corporation whereby Italia Collection borrowed pursuant to an asset-related formula. This Financing Arrangement has been personally guaranteed by Max Munn, the Company's President and Chief Executive Officer and his wife.


         For the years ended June 30, 1996 and June 30, 1995, the Company paid approximately $30,000 and $46,000, respectively, to the father of the President, and Chief Executive Officer for consulting services. See "Executive Compensation
- Consulting Arrangements."

         In October 1994, the Company borrowed the sum of $33,000 from the Vice President and Chief Financial Officer of the Company. The amount due is evidenced by two promissory notes dated October 27, 1994 and October 28, 1994 for $8,000 and $25,000, respectively, which bore interest rates of 18% and 12% per annum, respectively. The principal and interest were initially due November 17, 1994 and November 18, 1994, respectively, and have been extended to February 15, 1995. Unpaid sums bear interest at the rate of 18% per annum plus $160. In April, 1995, the Company paid all principal and interest due on both promissory notes.

         In October 1994, the Company borrowed the sum of $8,000 from the President of the Company. The amount due was evidenced by a promissory note dated October 27, 1994, which bore interest at a rate of 12% per annum. The principal and interest were due November 17, 1994. In November 1994, the Company repaid the loan. In addition, in November and December 1994, the Company advanced an aggregate amount of $13,000 to the then Executive Vice President-Operations of the Company, and now its President and Chief Executive Officer. This amount will be repaid by the President and Chief Executive Officer to the Company during the twelve months ended October 1997 at an 18% annual rate of interest.

         On February 8, 1996, the Company entered into a demand loan for approximately $38,000, bearing 18% interest, with the President and Chief Executive Officer of the Company. This note will be repaid by the President and Chief Executive Officer to the Company during the twelve months ended October 1997, with interest as specified above.

         In February 1996, the Company's Board of Directors approved the issuance to Sol Munn, uncle of the President and Chief Executive Officer of the Company, of 150,000 shares of the Company's Class A Common Stock, in consideration for past consulting services provided. These shares, which bear a restrictive legend, were issued on April 12, 1996. In conjunction with the issuance of these shares, approximately $54,000 of charges were recorded against earnings during the year ended June 30, 1996. This filing is meant, among other things, to register these 150,000 Class A Common Shares with the Securities and Exchange Commission. The 150,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers.

         On April 1, 1995, the Company entered into a Consulting Agreement with Morris Munn, father of Max Munn, the Company's President and Chief Executive Officer under which he will provide the Company with: design and fabrication of new molds for sculpture; recommend, and implement improvements in antiquing, woodworking, gilding and carving processes; and attend trade shows for frame making and mold making. Fees under the agreement are payable at $54,000 per annum for one year renewable at the Company's option. On June 30, 1996, Morris Munn's Consulting Agreement was extended for five (5) years. Pursuant to the terms of this new agreement, the Company agreed to issue to Morris Munn an option to purchase up to 350,000 shares of the Company's Preferred Shares at a net exercise price of $2.25 per share. The Preferred Shares issuable upon the exercise of the Option were registered for sale to the public under a Registration Statement in Form S-8 filed with the Securities and Exchange Commission on July 3, 1996. The Option was fully exercised during July to September 1996 generating net proceeds to the Company totaling $787,500.

(See "Liquidity and Capital Resources.") In addition, the new agreement provides for bi-weekly payments to Morris Munn totaling $54,000 per year for five years. In exchange, Morris Munn has agreed to assist the Company with marketing, acquisitions, divestitures, joint ventures and other strategic initiatives. In conjunction with the issuance of the Option, the Company recorded charges against earnings of $87,500 at June 30, 1996.

         On April 4, 1996, the Company's Board of Directors resolved to issue 250,000 shares of the Company's Class B Common Stock to Laurie Munn, wife of the Company's President and Chief Executive Officer. This issuance is in consideration for a down payment of $250, Ms. Munn's 6.6% note to the Company providing for principal of $437,500 to be paid to the Company in five equal annual installments of $105,561.90, and Ms. Munn's guarantee and pledge of her assets for certain Company debt. The shares were issued to Ms. Munn on April 8, 1996. Ms. Munn has executed a Promissory Note and Security Agreement in conjunction with the issuance of these shares. The first annual installment is due to be paid on June 30, 1997. The Company obtained an appraisal at that time to determine the fair market value of this transaction.


         Pursuant to the Company's June 30, 1996 settlement with Ann Stevens (the "Settlement"), a former executive of the Company, the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Stock. This filing is meant, among other things, to register these 50,000 Class A Common Shares with the Securities and Exchange Commission. The 50,000 Class A Common Shares are subject to a "lock-up" agreement with VTR Capital Corporation, the Company's investment bankers. In conjunction with the issuance of the Company's shares to Ms. Stevens, the Company recorded charges against earnings totaling $71,400 at June 30, 1996.

         The Company will not permit loans or other transactions among the Company and the officers, directors, principal shareholders, or affiliates of any of them for other than bona fide business purposes or on terms less favorable than could be obtained from third parties, unless approved by a majority of the disinterested directors and the independent directors, if any, of the Company.

         See "Executive Compensation - Employment Arrangements" and "Executive Compensation - Consulting Arrangements" for descriptions of the present employment agreement and previous consulting arrangement with Max Munn, President and Chief Executive Officer of the Company and certain other related and unrelated parties.

         Max Munn may be deemed to be a "parent" or "promoter" of the Company, as that term is defined in the Securities Act.


                            DESCRIPTION OF SECURITIES


Common Stock

               The Certificate of Incorporation of the Company authorizes the issuance of up to (i) 30,000,000 shares of Class A Common Stock, par value $.001 per share, (previously defined as "Class A Shares") of which 4,961,241 Class A Shares are issued and outstanding as of the date hereof and (ii) 2,500,000 shares of Class B Common Stock, par value $.001 per share (previously defined as "Class B Shares") of which 1,769,750 Class B Shares are issued and outstanding as of the date hereof. The holders of shares of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock, upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) do not have preemptive or subscription rights and there are no redemption or sinking fund provisions applicable thereto. All shares of Common Stock issued and outstanding are duly authorized, fully paid and nonassessable.

         Class A Shares. Each Class A Share is entitled to one non-cumulative vote per share on all matters on which stockholders may vote at meetings of stockholders. The Class A Shares are not convertible into any other securities of the Company.

         Class B Shares. Each Class B Share is entitled to five non-cumulative votes per share on all matters on which stockholders may vote at all meetings of stockholders. The Class B Shares are convertible on a one-for-one basis at any time after issuance at the option of the holder into Class A Shares. Issuance of additional Class B Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Class A Shares.

         Except as otherwise required by law, the holders of the Common Stock shall vote together as a single class on all matters.

Preferred Stock


         The Certificate of Incorporation of the Company authorizes the issuance of up to 5,300,000 shares of Preferred Stock, $.01 par value per share. Prior to September 18, 1995, none of such Preferred Stock had been designated or issued. On September 18, 1995, the Company's "Registration Statement" with respect to 460,000 shares of Series A, 10% Cumulative Convertible Preferred Stock ("Preferred Stock") and 230,000 Redeemable Class WC Warrants ("Warrants") to purchase Preferred Stock at the exercise price of $5.50 per share was declared effective by the Securities and Exchange Commission. Each share of Preferred Stock is convertible commencing one year from the date of issue, subject to adjustment, into three shares of Class A Common Stock of the Company. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock are issued with voting rights, such issuance could affect the voting rights of the holders of the Company's Class A Shares and Class B Shares by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. Shares of Preferred Stock with conversion rights could potentially increase the number of shares of Common Stock outstanding. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Class A Shares. Also, Preferred Stock could have preferences over the Class A Shares (and other series of stock) with respect to dividends and liquidation rights. As of the date of this filing, the Company has 1,147,060 shares of Series A Preferred Stock outstanding, all of which are currently convertible into three shares of Common A shares.


Series A 10% Cumulative Convertible Preferred Stock


         The Series A Preferred Stock consists of 2,870,000 shares of which 1,147,060 shares are currently issued and outstanding. Each share of Series A

Preferred Stock is currently convertible into 3 shares of Class A Common Stock. After September 17, 2000, it is redeemable by the Company in whole or in part at $5.50 per share upon 30 days prior written notice. The Series A Preferred Stock is entitled to a dividend, prior to any payment of dividends on the Class A or Class B Common Stock, of $0.50 per share per annum payable in semi-annual installments of $0.25 per share. If the Series A Preferred stock dividend is not paid, it accumulates until paid in full to date. The Company may elect to pay the Series A Preferred Stock dividend either in cash or in shares of Class A Common Stock shall be issued for such purposes on the basis of the average closing prices of the Class A Common Stock for the ten business days prior to the date of declaration of the Series A Preferred Stock dividend. The Series A Preferred Stock shall not have any right to vote except to the extent, if any, required by Delaware Law. Upon liquidation of the Company, the Series A Preferred Stock is entitled to receive $5.00 per share plus accrued and unpaid dividends before any payment is made to the holders of Class A and Class B Common Stock.


Redeemable Warrants

         Class WA Warrants. Each Class WA Warrant entitles the registered holder thereof to purchase one Class A Share and one Class WB Warrant at a combined exercise price of $1.50 until June 23, 1998. The combined exercise price of the Class WA Warrants as originally issued was $6.00. On March 29, 1995 the Company announced that because of certain sales of Class A Shares by the Company, the combined exercise price of each

Class WA Warrant had been reduced to $5.17 and each Class WA Warrant now entitled the holder to purchase 1.1 Class A Shares and 1.1 WB Warrants; and that the exercise price of each WB Warrant had been reduced from $7.00 to $6.03 (subsequently reduced to $2.00 - see below) and each Class WB Warrant now entitles the holder to purchase 1.1 Class A Shares. On April 13, 1995 the Board of Directors, as permitted by the terms of the Warrant Agreements, reduced the combined exercise price of each of the Class WA Warrants to $1.50 for one share of Class A Stock and for one Class WB Warrant in order to facilitate the sale of 300,000 shares of Class A Stock by the Company. The exercise price of the Class WA Warrants is subject to adjustment under certain circumstances. Fractional Class A Shares will not be issued upon exercise of the Class WA Warrants and, in lieu thereof, a cash adjustment based on the market value of the Class A Shares immediately prior to the date of exercise will be made.


         The Class WA Warrants are redeemable by the Company at any time after June 22, 1995, and prior to their exercise upon notice of redemption in writing to the Class WA Warrant holders of record, giving a 30-day notice of such redemption. The redemption price of the Class WA Warrants is $0.01 per Warrant if the closing bid price per Class A Share has equaled or exceeded 120% of the then exercise price of the Class WA Warrants for 20 consecutive trading days prior to any such call for redemption. Any Class WA Warrants so redeemed, and not exercised by the end of the date specified in the notice of redemption, will expire on the books of the Company and cannot be exercised. On May 7, 1997, the Company announced that it has extended the exercise period of its Class WA Warrant to June 22, 1998.


         Class WB Warrants. Each Class WB Warrant entitles the registered holder thereof to purchase one Class A Share at a purchase price of $2.00 until June 22, 1999. The exercise price of the Class WB Warrant was previously $6.03. In January 1996, the Company announced that the exercise price of the Class WB Warrant is reduced to $2.00 per Class A Common share. The exercise price of the Class WB Warrants is subject to adjustment under certain circumstances. Fractional Class A Shares will not be issued upon exercise of the Class WB Warrants and, in lieu thereof, a cash adjustment based on the market value of the Class A Shares immediately prior to the date of exercise will be made.

         The Class WB Warrants are redeemable by the Company at any time prior to their exercise after June 22, 1995, and upon notice of redemption in writing to the Warrant holders of record, giving a 30-day notice of such redemption. The redemption price of the Class WB Warrants is $0.01 per Warrant if the closing bid price per Class A Share has equaled or exceeded 120% of the then exercise price of the Class WB Warrants for 20 consecutive trading days prior to any such call for redemption. Any Class WB Warrants so redeemed, and not exercised by the end of the date specified in the notice of redemption, will expire on the books of the Company and cannot be exercised.

         Class WC Warrants. Each Class WC Warrant entitles the holder to purchase one share of Preferred Stock during the five year period commencing September 18, 1995 at a purchase price of $5.50, subject to the maintenance by the Company of a current registration statement filed with the Securities and Exchange Commission. Commencing one year from the date of issuance, each Class WC Warrant shall be redeemable by the Company at a redemption price of $.05 per Warrant upon thirty days prior written notice to holders; provided, however, that the closing average bid price of the Preferred Stock in the over-the-counter market, for a period of twenty consecutive trading days prior to such call for redemption, shall have been 110% or more of the then effective exercise price of the Class WC Warrants.

         The Warrants are exercisable by tendering to American Stock Transfer & Trust Company, New York (the "Warrant Agent") the appropriate exercise price along with the Warrant certificate (with the election to purchase section on the reverse side of the certificate properly filled out.) The Company shall then issue and sell such fully paid and nonassessable Class A Shares, Class WB Warrants, and Series A Preferred Shares, as applicable, to the Warrant holder as specified on the certificate so tendered. Payment of the exercise price shall be made in cash or by certified check or bank draft made payable to the order of the Company. For further information, reference is made to the Warrant Agreements which has been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The Warrants pursuant to their terms are subject to adjustment upon the occurrence of certain events including subdivisions or combinations of the Class A Shares or Preferred Stock, as the case may be. The Company may at any time, and from time to time, extend the exercise period of the Warrants, provided that written notice of such extension is given to the Warrant holders prior to the expiration date then in effect. Also, the

Company may reduce the exercise price of the Warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors of the Company. Notice of any reduction of the exercise price will be given to the Warrant holders. Prior to any such extension or modification of the exercise price of such Warrants, the Company may be required to amend the Registration Statement covering such securities or to file a new registration statement.

Representative's Warrants

In connection with the June 1994 Initial Public Offering, the Company sold to the Representative's designees for nominal consideration, the Representative's Warrants to purchase up to an aggregate of 45,000 Class A Shares, 40,000 Class WA Warrants and 22,500 Class WB Warrants. The Representative's Warrants are exercisable through June 22, 1999 at exercise prices of $1.50, $0.12 and $0.12 as to the Class A Shares, Class WA Warrants and Class WB Warrants, respectively, subject to certain adjustments. In October 1994 the Company repurchased Representative's Warrants to purchase 30,015 Class A Shares, 40,000 Class WA Warrants and 22,500 Class WB Warrants from the holder thereof. The holders of the remaining outstanding Representative's Warrants have the opportunity to profit from a rise in the market price of the securities, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representative's Warrants are outstanding. At any time at which the holder thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Representative's Warrants. See "Risk Factors."

         In connection with the Preferred Stock offering in September 1995, the Company sold to VTR, Underwriters Warrants, for an aggregate purchase price of $20.00, entitling the Holders to purchase 40,000 shares of Series A Preferred Stock and 20,000 Class WC Warrants. These Warrants shall not be exercisable until September 17, 1996. Such Warrants shall be exercisable for a period of four years commencing September 17, 1996. The exercise price for each Warrant to purchase Series A Preferred Stock shall be $6.00 per share, and the exercise price to purchase WC Warrants is $.06 each. The Company has agreed that, while the VTR Warrants are outstanding, it will not enter into any merger or reorganize or to take any other action which would terminate the VTR Warrants. The Warrants contain anti-dilution adjustment provisions.


Business Combination Provisions

         The Company is subject to a Delaware statute ("Section 203") regulating "business combinations," defined to include a broad range of transactions between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's outstanding voting stock.

Under the law, a corporation which is subject to Section 203 may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. Section 203 contains provisions enabling a corporation to avoid the statute's restrictions.

Anti-Takeover Measures

         The Company's Certificate of Incorporation and By-Laws contain provisions that could discourage potential takeover attempts and prevent shareholders from changing the Company's management. The existence of such anti-takeover provisions could, among other things; (1) result in the Company being less attractive to a potential acquirer and (2) result in shareholders receiving less for their shares than otherwise might be available in the event of a take-over attempt. The By-Laws provide that certain vacancies on the Board of Directors shall be filled by a majority of the remaining Directors then in office.

         In addition, the Company's By-Laws limit the ability to call a special meeting of shareholders to the president or any executive vice president upon the request in writing of two-thirds of the Board of Directors or upon the written request of shareholders of the Company owning two-thirds of each class of stock issued and outstanding and entitled to vote. The By-Laws also provide that no proposal by a shareholder shall be presented for vote at a special or annual meeting of shareholders unless such shareholder, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to shareholders, shall provide the Board of Directors or the secretary of the Company with written notice of intention to present a proposal for action at the forthcoming meeting of shareholders, which notice shall include the name and address of such shareholder, the number of voting securities held of record and held beneficially, the text of the proposal to be presented at the meeting and a statement in support of the proposal. Any shareholder may make any other proper proposal at an annual or special meeting of shareholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth hereinabove, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 60 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as described above.

Transfer and Warrant Agent

         The Transfer Agent for the Class A and Class B Common Stock, the Series A Preferred Stock, and the Warrant Agent for all classes of Warrants is American Stock Transfer & Trust Company, New York, New York.


Registration Rights

         The holders of the remaining Representative's Warrants and VTR Warrants have demand and piggy-back registration rights with respect to the Representative's Warrants and VTR Warrants and the securities underlying the Representative's Warrants and VTR Warrants for a period of five years. Any exercise of such registration rights may result in dilution in the interest of the Company's shareholders, hinder efforts by the Company to arrange future financings of the Company and/or have an adverse effect on the market price of the Company's Class A Shares and/or Warrants.

     MARKET FOR THE COMPANY'S SECURITIESMARKET FOR THE COMPANY'S SECURITIES
                         AND RELATED STOCKHOLDER MATTERS

         Prior to the Initial Public Offering, there existed no public trading market for any of the Company's securities. In connection with the Initial Public Offering, the Company applied for and was granted inclusion of its securities for quotation on The Nasdaq SmallCap Market. The Class A Shares and the Class WA Warrants commenced quotation on The Nasdaq SmallCap Market on June 23, 1994 under the symbols "INTXA and INTXW", respectively, and the Class WB Warrants commenced quotation on June 24, 1994 under the symbol "INTXZ." On September 18, 1995, the Company's Series A Preferred Shares and Class WC Warrants commenced quotation under the symbols "INTXP" and "INTXL" respectively. While the Company's securities are currently listed for quotation on The Nasdaq SmallCap Market, there can be no assurance given that the Company will be able to satisfy the requirements for continued quotation on The Nasdaq SmallCap Market or that such quotation will otherwise continue; nor can there be any assurance given that any market for the Company's securities that has developed since completion of the Initial Public Offering or the Preferred Stock Offering will continue or be sustained. See "Risk Factors - No Assurance of Public Market or Continued Nasdaq Listing."

         The following table sets forth, for the periods indicated, the average closing bid prices, reported by The Nasdaq SmallCap Market, for the Class A Shares, the Class A Warrants the Class B Warrants the Series A Preferred Shares, and the Class WC Warrants for the periods such securities have been trading on The Nasdaq SmallCap Market.,

                                Class A Com      Class WA Wt       Class WB Wt      Series A Pfd      Class WC Wt
                                -----------      -----------       -----------      ------------      -----------
Fiscal year - June 1995
Quarter ended - Sept 94          4.72             1.81              0.60             N/A               N/A
Quarter ended - Dec 94           3.00             0.85              0.47             N/A               N/A
Quarter ended - Mar 95           2.32             1.09              0.25             N/A               N/A
Quarter ended - June 95          1.69             0.72              0.12             N/A               N/A

Fiscal year - June 1996
Quarter ended - Sept 95          1.50             1.25              0.13             7.50              2.50
Quarter ended - Dec 95           1.25             1.12              0.20             7.13              3.00
Quarter ended - Mar 96           2.59             1.33              0.61             6.17              2.38
Quarter ended - June 96          3.55             1.39              0.83             6.00              1.93

Fiscal year - June 1997
Quarter ended - Sept 96          2.86             2.11              1.09             6.29              1.79
Quarter ended - Dec 96           2.41             1.81              0.75             7.31              1.54
Quarter ended - Mar 97           1.42             0.88              0.50             4.63              1.33




         As of the date of this filing, there were approximately 1,111 beneficial owners of Class A Shares and three beneficial owners of Class B Shares. At this date, there were 4,961,241 Class A Shares, 1,769,750 Class B Shares, 3,055,588 Class WA Warrants, 845,150 Class WB Warrants, 1,147,060 Series A Preferred Shares and 2,270,000 Class WC Warrants outstanding. The closing bid and ask prices of the Class A Shares, Class WA Warrants, Class WB Warrants, Series A Preferred and WC Warrants on Nasdaq on August 12, 1997, were $1 1/16 and $1 1/4 per Class A Share, respectively; $7/16 and $7/16 per Class WA Warrant, respectively; $3/8 and $9/16 per Class WB Warrant, respectively, $3 7/8 and $3 5/8 per Series A Preferred Share, respectively, and $3/8 and $3/8 per Class WC Warrant, respectively.


         The Company has never paid and does not anticipate paying any cash dividends on its Class A or Class B Shares in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations, and in the expansion of its business. In February 1996, the Company's Board of Directors declared a stock dividend equivalent to $0.25 per share to its Series A 10% Cumulative Convertible Preferred Stockholders of record as of the close of business on February 23, 1996 (the record date.) Payment was made on March 1, 1996 by the issuance of
0.10231 of a share of the Company's Class A Common Stock for each share of Series A Preferred Stock held of record on the record date. Accordingly, 55,247 shares of the Company's Class A Common Stock was issued for this purpose. Retained earnings was charged $165,741 in March 1996 in conjunction with the issuance of these shares. As of the date of this filing, dividends relating to the Company's Series A Preferred Shares are in arrears for September 1996 and March 1997, and total approximately $524,000. The Company expects to declare and issue this dividend in the form of Class A Common shares during the subsequent period. See "Risk Factors - Lack of Dividends."

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this filing, there are 4,961,241 Class A Shares outstanding, 1,769,750 Class B Shares outstanding, and 1,147,060 Series A Preferred Shares outstanding. All except 1,270,000 of such Class A Shares are presently fully tradeable without restriction or further registration under the Securities Act, except that any such shares owned by affiliates of the Company will be subject to the limitations of Rule 144 under the Securities Act. As of the date of this filing, Laurie Munn, wife of the Company's President and Chief Executive Officer owns 519,750 shares of the Company's Class B Common shares, and Michael Levine, Esq. as Escrow Agent owns 1,250,000 of such Class B shares. (See "Legal Proceedings".) These holdings comprise all of the Company's outstanding Class B Common shares as of the date of this filing. Pursuant to agreements with the Company's investment banking firm, and in connection with the Company's September 18, 1995 offering of preferred stock and warrants, the outstanding Class B shares may not be sold or otherwise disposed before March 17, 1997 without the prior consent of the Company's investment banking firm. See "Certain Transactions." In the event any shares not currently salable become salable by means of registration, exemption from registration or eligibility for sale under Rule 144 and the holders of such shares elect to sell such shares in the public market, there may be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing.


         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of restricted shares beneficially owned for at least one year that does not exceed the greater of (i) one percent of the then outstanding Class A Shares (49,622 Class A Shares as of the date hereof) or (ii) the average weekly trading volume in the Class A Shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate and who has beneficially owned such shares for at least two years is entitled to sell such shares without regard to the volume or other resale requirements.


         The Company has granted to the holders of the Representative's Warrants and VTR Warrants the right, subject to certain terms and conditions, to register at the Company's expense at the holder's demand, all or any part of such Representative's Warrants and VTR Warrants or any securities underlying such Representative's Warrants and VTR Warrants under the Securities Act or in connection with registrations of any securities by the Company.

         The Company also has 3,055,588 Class WA Warrants 845,150 Class WB Warrants, and 2,270,000 Class WC Warrants outstanding. The outstanding Class WA Warrants are exercisable to purchase 3,055,588 Class A Shares and 3,055,588 Class WB Warrants which Class WB Warrants are exercisable to purchase an additional 3,055,588 Class A Shares and the outstanding Class WB Warrants are exercisable to purchase 845,150 Class A Shares. On July 19, 1996, the Company's Registration Statement enabling the exercise of Class WA and Class WB Warrants became effective.

         No predictions can be made of the effect, if any, that sales of any class of the Company's Shares or the availability thereof for sale will have on the market price of such securities prevailing from time to time.
Nevertheless, the foregoing could adversely affect prevailing market prices.

                             SELLING SECURITYHOLDERS



      The Registration Statement of which this Prospectus is a part, relates to 654,000 shares of Class A Common Stock and 324,400 shares of Series A Preferred Stock held by the Selling securityholders.



Certain Stockholders
Preferred Stock

      The following chart summarizes the securities held by, the shares of Preferred Stock registered on behalf of, and percentage of Preferred Stock held beneficially before and after the offering by, certain Selling Securityholders:


Name and Address of              Number of                 Percentage        Number of          Number of
Beneficial Owner                 Shares of                 of Shares         Shares of          Beneficially
                                 Preferred Stock           Before            Preferred          Owned Shares
                                 Beneficially Owned        Offering          Stock Registered   after Offering
H. Ronald Levin and                      17,400            1.51%                17,400                ---
Stuart M. Herman
Joint Tenants in Common
2315 Miller Oaks Drive, N.
Jacksonville, FL 32207

J.C. Pruitt                               7,000             .61%                7,000                 ---
2453 Ruth Mason Drive
Blairsville, GA 0512

BH Funding, LLC                         100,000             8.7%              100,000                 ---
750 Lexington Avenue
New York, NY 10022

Decor Group, Inc                        200,000           17.43%              200,000                  ---
320 Washington St.
Mt. Vernon, NY 10553

      The following chart summarizes the securities held by, the shares of Common Stock registered on behalf of, and percentage of Common Stock held beneficially before and after the offering by, certain Selling Securityholders:


Name and Address of              Number of                 Percentage        Number of                Number of       Percentage
Beneficial Owner                 Shares of                 of Shares         Shares of                Beneficially    of Shares
                                 Common Stock              Before            Common                   Owned Shares    After
                                 Beneficially Owned        Offering          Stock Registered         after Offering  Offering
Sharon B. Gaff Trust                    15,100                 .30%            15,100                                   ---

James E. Gaff Trustee
5470 Clifton Road
Jacksonville, FL 32211

David J. Hunter, Jr.                    50,000                1.00%            50,000                    ---              ---
6150 Walnut Creek Court
Amherst, New York 14051

Howard L. Knight                        14,315                 .28%            14,315                     ---              ---
6718 Oakwood Drive
Jacksonville, FL 32211

H. Ronald Levin and (2)                 18,000                 .36%            18,000                     ---              ---
Stuart M. Herman
Joint Tenants in Common
2315 Miller Oaks Drive, N.
Jacksonville, FL 32207

F. Bartow McDonald IV                   14,285                 .28%            14,285                     ---              ---
1137 Miramar Avenue
Jacksonville, FL 32207

J.C. Pruitt (3)                          7,000                 .14%             7,000                     ---              ---
2453 Ruth Mason Drive
Blairsville, GA 0512

G. Brian Wheeler                        14,300                 .28%            14,300                     ---              ---
25045 Marsh landing Pkwy.
Ponte Verda Beach, FL 32082

Karen and Michael                       15,000                 .30%            15,000                     ---              ---
Williamson
8240 Planters Grove
Cordova, TN 38018

Name and Address of              Number of                 Percentage        Number of                Number of       Percentage
Beneficial Owner                 Shares of                 of Shares         Shares of                Beneficially    of Shares
                                 Common Stock              Before            Common                   Owned Shares    After
                                 Beneficially Owned        Offering          Stock Registered         after Offering  Offering
Ann Stevens                            50,000                  1.00%           50,000                     ---              ---
8575 E. Davenport Dr.
Scottsdale, AZ 85260

Sol Munn                              150,000                  3.02%          150,000                     ---              ---
7663 Silver Wells Rd.
Las Vegas, NV 89129

BH Funding, LLC                       100,000                  2.01%                100,000               ---              ---
750 Lexington Avenue
New York, NY 10022

Decor Group, Inc.                     200,000                  4.03%                200,000               ---              ---
320 Washington St.
Mt. Vernon, NY 10553



                             PLAN OF DISTRIBUTION


      The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

      At the time a particular offer of securities is made by or on behalf of the Selling Securityholders, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

                                 LEGAL MATTERS

         Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Bernstein & Wasserman, LLP, New York.

                                     EXPERTS

      The audited financial statements included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph that addresses a going concern issue discussed in Note 1 to the financial statements.

                            FINANCIAL STATEMENT INDEX




Balance Sheet as of March 31, 1997 (unaudited)....................... F-1

Statements of Operations-
     For the Three Months Ended March 31, 1997 and 1996 (unaudited).. F-2

Statements of Operations-
    For the Nine Months Ended March 31, 1997 and 1996 (unaudited).... F-4

Statement of Changes in Stockholders' Equity-
     For the Nine Months Ended March  31, 1997 and 1996 (unaudited).. F-6

Consolidated Statement of Cash Flows-
     For the Nine  Months Ended March 31, 1997 and 1996 (unaudited).. F-9

Notes to Consolidated Financial Statements........................... F-11 - F-17

Report of Independent Public Accountants............................. F-18

Consolidated Balance Sheet as of June 30, 1996....................... F-19

Consolidated Statements of Operations-
     For the Years Ended June 30, 1996 and 1995...................... F-20

Consolidated Statement Changes in Stockholders' Equity-
     For the Years Ended June 30, 1996............................... F-21

Consolidated Statement of Cash Flows-
     For the Years Ended June 30, 1996 and 1995...................... F-22

Notes to Consolidated Financial Statements........................... F-23 - F-44


                                       77



                                 INTERIORS, INC.
                                  BALANCE SHEET
                                   (unaudited)




                                                                 March 31,
                            ASSETS                                 1997
                                                          ---------------------
CURRENT ASSETS:
  Cash                                                                $172,804
  Accounts receivables -
       Trade, net of allowance of $287,000                             532,256

  Inventories                                                        2,197,625
  Prepaid expenses and other current assets                            521,970
                                                          ---------------------
              Total current assets                                   3,424,655
                                                          ---------------------
INVESTMENT IN AFFILIATE                                              2,772,967
PROPERTY AND EQUIPMENT, at cost
  Machinery and equipment                                            1,484,725
  Furniture and fixtures                                               144,297
  Leasehold improvements                                               213,010
                                                          ---------------------
            Total property and equipment, at cost                    1,842,032

  Less - Accumulated depreciation and
    amortization                                                       922,412
                                                          ---------------------
         Net property and equipment                                    919,620

OTHER ASSETS                                                           398,941

                                                          ---------------------
          Total assets                                              $7,516,183
                                                          =====================

                                                                March 31,
             LIABILITIES AND STOCKHOLDERS' EQUITY                 1997
                                                          ---------------------
 CURRENT LIABILITIES:
   Notes payable and current maturities of
      long-term debt                                                $2,646,130
   Accounts payable and accrued liabilities                          1,264,776


                                                          ---------------------
             Total current liabilities                               3,910,906
                                                          ---------------------
 NON-CURRENT LIABILITIES:

   Capital lease obligations                                            23,282
                                                          ---------------------
             Total noncurrent liabilities                               23,282
                                                          ---------------------
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY:

   Preferred stock, $.01 par value,
 5,300,000 shares authorized,
 1,147,060 shares issued and outstanding                                11,471
   Class A common stock, $.001 par value,
 30,000,000 shares authorized,
  4,961,241 shares issued and outstanding                                 4,961
   Class B common stock, $.001 par value,
 2,500,000 shares authorized,
 1,769,750 shares issued and outstanding                                 1,770
   Additional paid-in-capital                                       13,193,457
   Retained deficit                                                 (9,191,564)
   Treasury Stock                                                         (600)
   Note receivable                                                    (437,500)
                                                          ---------------------
            Total stockholders' equity                               3,581,995
                                                          ---------------------

            Total liabilities and stockholders' equity              $7,516,183
                                                          =====================


        The accompanying notes are an integral part of this balance sheet

                                 INTERIORS, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                   (unaudited)



                                                         1997         1996
                                                         ----         ----
NET SALES                                              $905,132     $1,756,106

COST OF GOODS SOLD
    (incl. write-down in 1997 of $225,969
    of Italia collection obsolete inventory) (Note 6)   657,047        863,937
                                                       --------     ----------
    Gross profit from continuing operations             248,085        892,169

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            573,245        821,741

PROVISION - ISSUANCE OF STOCK OPTIONS                         0         (6,800)
                                                       --------     ----------
    Operating expenses                                  573,245        814,941

    Loss from continuing operations                    (325,160)        77,228

GAIN ON SALE OF SECURITIES                              243,945              0

RESERVE FOR DISSOLUTION OF
    ITALIA COLLECTION, INC. (Note 6)                    (56,000)             0

INTEREST EXPENSE (including financing charges)         (154,152)       (73,714)
                                                       --------     ----------
    Income (loss) from continuing operations
                before provision for taxes             (291,367)         3,514

PROVISION FOR INCOME TAXES                                    0              0
                                                       --------     ----------
    Income (loss) from continuing operations           (291,367)         3,514

DISCONTINUED OPERATIONS

    Loss from operations of discontinued operations           0        862,647
                                                       --------     ----------
    Loss from discontinued operations                         0        862,647


NET INCOME (LOSS)                                     $(291,367)     ($859,133)
                                                      =========     ==========
NET EARNINGS (LOSS) PER COMMON STOCK

    CONTINUING OPERATIONS                                ($0.07)         $0.00
    DISCONTINUED OPERATIONS                               $0.00         ($0.33)
                                                      ---------     ----------


                                       F-2




NET (LOSS) PER SHARE OF COMMON STOCK                     ($0.07)         ($0.33)
                                                      =========      ==========
WEIGHTED AVERAGE NUMBER OF SHARES USED
  IN COMPUTATION                                      4,408,553       2,604,869
                                                      =========       =========



    The accompanying notes are an integral part of these financial statements

                                 INTERIORS, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996
                                   (unaudited)




                                                       1997           1996
                                                       ----           ----
NET SALES                                           $2,958,167    $5,032,906

COST OF GOODS SOLD ( incl. write-down in 1997
    of $225,969 of Italia Collection obsolete
    inventory) (Note 6)                              1,782,751     2,497,620
                                                     ---------     ---------
    Gross profit from continuing operations          1,175,416     2,535,286

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         1,430,418     2,121,320

PROVISION - ISSUANCE OF STOCK OPTIONS                   15,000       193,200
                                                     ---------     ---------
    Operating expenses                               1,445,418     2,314,520
    Loss from continuing operations                   (270,002)      220,766

GAIN ON SALE OF SECURITIES                             243,945             0

RESERVE FOR DISSOLUTION OF
    ITALIA COLLECTION, INC. (Note 6)                   (56,000)            0

INTEREST EXPENSE (including financing charges)        (314,402)     (321,240)
                                                     ---------     ---------
    (Loss) from continuing operations
             before provision for taxes               (396,459)     (100,474)

PROVISION FOR INCOME TAXES                               9,973         5,998
                                                     ---------     ---------
    (Loss) from continuing operations                 (406,432)     (106,472)

DISCONTINUED OPERATIONS

    Loss from operations of discontinued operations          0     1,523,714
                                                     ---------     ---------
    Loss from discontinued operations                        0     1,523,714

NET LOSS                                             ($406,432)  ($1,630,186)

                                                     =========   ===========
NET LOSS PER COMMON STOCK

    CONTINUING OPERATIONS                               ($0.09)       ($0.04)

    DISCONTINUED OPERATIONS                             ($0.00)       ($0.59)
                                                     ---------     ---------


NET LOSS PER SHARE OF COMMON STOCK                      ($0.09)       ($0.63)
                                                     =========   ===========
WEIGHTED AVERAGE NUMBER OF SHARES USED
    IN COMPUTATION                                   4,408,553     2,604,869
                                                     =========   ===========



    The accompanying notes are an integral part of these financial statements

                                 INTERIORS, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                    FOR THE NINE MONTHS ENDED MARCH 31, 1997

                                   (unaudited)




                                                                     Series A                Class A                Class B
                                                                  Preferred Stock          Common Stock          Common Stock
                                                            -----------------------------------------------------------------------
                                                                 Shares      Amount     Shares      Amount     Shares     Amount
                                                                 ------      ------     ------      -------    ------     ------
BALANCE, June 30, 1996                                         790,000       $7,900    3,470,247    $3,470    2,039,500   $2,040

     Proceeds from the exercise of common stock warrants                                 822,424      $822
     Proceeds from the exercise of pfd. stock options          350,000       $3,500
     Common stock issued to directors                                                     20,000       $20
     Conversion of preferred stock to common stock             (92,940)       ($929)     278,820      $279
     Increase in valuation of investment in affiliate
     Conversion of Class B Com sh. into Class A Com sh.                                  269,750      $270     (269,750)   ($270)
     Common and preferred stock issued to BH Funding           100,000       $1,000      100,000      $100
     Assumption of payroll tax liabilties - dissolution

     Net income through March 31, 1997

                                                            -----------------------------------------------------------------------
BALANCE, March 31, 1997                                      1,147,060      $11,471    4,961,241    $4,961    1,769,750   $1,770
                                                            =======================================================================




                                                             Additional    Retained
                                                              Paid-In      Earnings       Treasury      Note
                                                              Capital      (Deficit)       Stock     Receivable     Total
                                                             ----------    ---------      --------   ----------     -----
BALANCE, June 30, 1996                                      $8,564,741    ($8,785,132)     ($600)    ($437,500)   ($645,081)

     Proceeds from the exercise of common stock warrants    $1,291,820                                           $1,292,642
     Proceeds from the exercise of pfd. stock options         $821,500                                             $825,000
     Common stock issued to directors                          $14,980                                              $15,000
     Conversion of preferred stock to common stock                $650
     Increase in valuation of investment in affiliate       $1,700,522                                           $1,700,522
     Conversion of Class B Com sh. into Class A Com sh.
     Common and preferred stock issued to BH Funding          $723,900                                             $725,000
     Assumption of payroll tax liabilties - dissolution        $75,344                                              $75,344

     Net income through March 31, 1997                                      ($406,432)                            ($406,432)

                                                          -----------------------------------------------------------------
BALANCE, March 31, 1997                                    $13,193,457    ($9,191,564)     ($600)    ($437,500)  $3,581,995
                                                          =================================================================



  The accompanying notes are an integral part of these financial statements.

                                 INTERIORS, INC.
                                  CONSOLIDATED
                             STATEMENT OF CASH FLOWS
                FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996
                                   (UNAUDITED)



                                                                                           NINE MONTHS ENDED
                                                                                               MARCH 31
                                                                                   -------------------------------
                                                                                     1997                   1996
                                                                                     ----                   ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                               $(406,432)            $(1,630,186)

  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                    508,796                666,937
    Provision for losses on accounts receivable                                      250,000                 33,766
    write off of non-productive assets                                               698,712
    Non-cash financing charge                                                         50,000
    Reduction of liabilities from dissolution of subsidiary                        (586,509)
    Gain from sale of investment securities                                        (243,945)
    Non-cash provision for discontinued catalog operations                                                1,100,000
    Provision for dissolution of Italia                                               56,000
    Provision for issuance of stock                                                   15,000                193,200
    Changes in assets and liabilities:
    Decrease (increase) in accounts receivable, trade                                  2,344              (147,616)
    Decrease (increase) in inventories                                             (532,321)              (560,484)
    Decrease (increase) in prepaid expenses and other current assets                  91,295              (149,669)
    Decrease (increase) in other assets                                            (127,712)              (317,114)
    Increase (decrease) in accounts payable and accrued expenses                   (909,241)
    Increase (decrease) in net liabilities and accrued expenses of                  (90,557)
      discontinued operations
    Increase (decrease) in prepaid sales & customer deposits                                                  3,415
                                                                                 -----------              ---------
          Net cash used in operating activities                                   (1,224,570)              (807,751)
                                                                                 -----------              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                             (500,467)              (483,234)
  Decrease (increase) in other assets                                                                      (99,995)
   Investment in Decor Group, Inc.                                                 (826,000)                (2,200)
                                                                                 -----------              ---------
          Net cash used in investing activities                                  (1,326,467)              (585,429)
                                                                                 -----------              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                                     700,000
  Proceeds from sale of investment securities                                        372,500

  Repayments of debt and capitalized lease obligations                             (470,443)              (275,626)
  Proceeds from sale of Series A preferred stock and warrants                                            1,666,692
  Proceeds from exercise of common stock warrants                                  1,292,642
  Proceeds from exercise of preferred stock options                                  825,000
                                                                                 -----------              ---------
      Net cash provided by  financing activities                                   2,719,699              1,391,066
                                                                                 -----------              ---------
      Net Increase (decrease) in cash                                                168,662                 (2,114)

CASH, beginning of period                                                              4,142                  2,114
                                                                                 -----------              ---------

Cash, end of period                                                                 $172,804                     $0
                                                                                 ===========              =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for-
    Interest                                                                        $177,500               $366,118
    Taxes                                                                             $5,973                 $5,998

NON-CASH FINANCING ACTIVITIES:
   Conversion of convertible debt into Class WC Warrants                                                   $100,000
   Conversion of convertible debt into Class A Preferred Stock                                             $200,000
   Conversion of Series A Preferred Stock to Class A Common Stock                      $650
   Stock Issuance for Interest Charges                                             $350,000
   Stock Issuance for Consulting Services in connection with Decor                 $350,000
Acquisition
Stock Issuance for Commission Expense                                               $25,000


   The accompanying notes are an integral part of these financial statements.

1.    BASIS OF PRESENTATION



         The financial statements included herein have been prepared by the Company without audit, in accordance with generally accepted accounting principles, and pursuant to the rules and regulations of the Securities and Exchange Commission. All adjustments (of normal recurring nature) which are, in the opinion of management, necessary for a fair presentation of the results of the interim period have been included. The results of operations for the three and nine months ended March 31, 1997 are not necessarily indicative of those to be expected for the entire year. The Company, for the three and nine months ended March 31, 1997 and 1996, used the gross profit method to value inventory.



2.    ACQUISITIONS AND STRATEGIC ALLIANCES



         Part of the Company's long-term plan for growth includes either the acquisition of or entering into strategic alliances with unrelated companies in the decorative accessories industry to maximize market potential. For this purpose, pursuant to a March 3, 1996 agreement relating to the capitalization of Decor Group, Inc., ("Decor"), Decor issued to the Company 250,000 shares of its Series A Non-Voting Convertible Preferred Stock and an option to purchase 10,000,000 shares of its Series B Non-Convertible Voting Preferred Stock (the "Option Shares") in exchange for issuance to Decor by the Company of 200,000 shares of its Class A Common stock, (being registered as part of this filing) and 200,000 shares of its Series A Convertible Preferred stock (also being registered as part of this filing) and a guarantee with respect to certain indebtedness should such indebtedness become necessary. (The Decor securities are adjusted to reflect a 1-for-two reverse split effected by Decor in October 1996.) Also, the Company exercised its option to purchase the Option Shares in September 1996, for total cash consideration of $2,000. Concurrent with the exercise of this option, the Company executed a Voting Agreement (the "Voting Agreement") to vest the power to vote the Option Shares in a Voting Trust (the "Voting Trust".) The Voting Agreement will expire upon the earlier of February 7, 2007 or upon the Company's repayment in full of its obligations to BH Funding, LLC (Note 3), but in no event earlier than December 31, 1997. The Voting Trust comprises three individuals: the Company's President and Chief Executive Officer (and also the Chairman of the Board of Decor), and two Directors of Decor who are otherwise unrelated to the Company. As part of the Company's investment in Decor, during the months of August and September 1996, the Company purchased 54,934 shares of Decor's Series C Non-Voting, Convertible, Preferred Stock at a cost of $824,000. In the formation of Decor, the Company's intention was to create an affiliate with a corporate identity clearly separate and distinct from that of the Company. Decor was organized for the purpose of acquiring the business operations of unrelated companies. On November 12, 1996, (the "Effective Date") a public offering by Decor of certain of its securities was declared effective by the Securities and Exchange Commission. Subsequent to

the effective date of Decor's initial public offering, the Company owned approximately 79.6% of the total voting stock of Decor. In December 1996, Decor declared and issued a dividend on its common stock payable in the form of two
(2) shares of common stock for each one (1) share of common stock held as of the record date of December 16, 1996. Each share of Decor's Series A and Series C Preferred stock are convertible into three (3) shares of Decor's common stock effective December 16, 1996. During February 1997, the Company sold its entire holdings of Series A Convertible Preferred Stock to an independent investor. Assuming conversion by the subsequent holder to common stock, the Company will own approximately 77.5% of the total voting stock of Decor subsequent to such sale and conversion.

         As of March 31, 1997, the holding in Decor is recorded on the Company's financial statements under the Cost Method which was determined by the market value on November 12, 1996, of the Company's trading securities previously transferred to Decor during March 1996 plus acquisition costs, less the proportionate value of the securities sold during February 1997. As a result of the Company's sale of its Common Stock equivalents during the nine months ended March 31, 1997, the Company has accounted for the Decor investment utilizing the Cost Method of accounting as it presently has no residual equity interest (stock ownership is through Series B Preferred shares).



         In May 1996, the Company entered into a two year Management Services Agreement with Decor whereby the Company will advise Decor on the manufacturing, sale, marketing and distribution of Decor's products as well as providing Decor with accounting and administrative services and advice on strategic planning of joint ventures, acquisitions, and other long term initiatives. Pursuant to this agreement, the Company will be paid on an annual basis the greater of (1) $75,000 or (2) 1.5% of excess cashflow as defined in the agreement. The Company and Decor amended this agreement to increase this payment to $90,000 per annum. Additional transfers of funds from Decor to the Company will be subject to the attainment by Decor of excess cash flow totaling $4,000,000 per year through December 31, 1999. At March 31, 1997, the Company has accrued approximately $60,000 of fees pursuant to this agreement.


         Decor entered into an asset purchase agreement (the "Agreement") with Artisan House, Inc. ("Artisan House") to purchase substantially all of the operating assets, and assume certain liabilities of Artisan House for an aggregate purchase price of $3,526,400, subject to certain adjustments.

         Decor completed the Artisan House acquisition on November 18, 1996. Artisan House, located in Los Angeles, California and founded in 1964, is engaged in the design, manufacturing, and marketing of metal wall, table and freestanding sculptures. Management believes that Artisan House's products bridge the gap between high priced gallery art and mass produced decorative pieces. Artisan House products retail from approximately $100 to over $400. The primary goal of Artisan House is to supply a broad spectrum of design driven sculpture and decorative accessories at moderate prices.


         Pursuant to a March 31, 1996 agreement relating to the capitalization of Decor, Laurie Munn, wife of the Company's President and Chief Executive Officer purchased and was issued certain shares of the Common Stock of Decor. As of March 31, 1997, Ms. Munn was issued 300,000 shares of the outstanding common shares of Decor, adjusted to reflect a 1-for-2 reverse split effected by Decor in October 1996, and a stock dividend of two (2) common shares for each common share owned as of December 16, 1996.


3.    NOTES PAYABLE


         The Company has outstanding secured financing with United Credit Corporation totaling approximately $700,000 at March 31, 1997. Interest is determined at an annual rate of 16%. The Company signed an agreement in February 1997, whereby it agreed to issue 100,000 shares of Class A Common Stock to this debtor. To date, no shares have been issued.


         The Company received $600,000 of loans from BH Funding in February 1997. This loan is to be repaid with interest on April 28, 1998. Interest is determined at an annual rate of 15%. The Company in order to collateralize the loan to BH pledged and assigned to BH and granted to BH a continuing security interest in the Company's 20,000,000 shares of Series B Non-Convertible Preferred Stock of Decor, and the Company's 54,934 shares of Series C Convertible Preferred Stock of Decor. See Notes for discussion of equity instruments issued to B.H. Funding, partially in connection with this financing agreement.


         The Company has outstanding secured financing with Infinity Investors, Ltd. totaling approximately $181,000 at March 31, 1997. The Company paid $40,000 of this balance during April 1997 and will subsequently pay principal of $7,500 per month plus interest calculated at an annual rate of 15% against the unpaid principal balance, until the full balance is repaid for 12 months plus a balloon payment comprising all remaining interest and principal on March 15, 1998. In connection with the settlement of terms agreement (March 1996), the Company also issued 25,000 Warrants purchase Common Stock at $2.50 per share. This lender also continues to hold 600,000 common shares as collateral.


         The Company received $100,000 of demand loans from Laurie Munn, wife of the Company's President and Chief Executive Officer during March 1997, at an annual interest rate of 6%.


4.   COMMITMENTS AND CONTINGENCIES


         Operating Leases


         On January 16, 1991, the Company entered into a sublease agreement that provides for the leasing of a site which serves as the Company's principal office and manufacturing facility. The term of the sublease expires December 31, 1996. This lease requires minimum annual lease payments of approximately $265,000. The Company has not renewed this lease. The site has been purchased by a new owner on December 31, 1996. On April 14, 1997, the Company entered into a new five year lease of this facility with the new owner. The new lease commenced January 1, 1997, and requires monthly rent payments totaling $192,000 for the first year, $236,400 for the second year, $227,136 for the third year, $245,670 for the fourth year, any $255,497 for the fifth year.


         The Company entered into a lease on February 1, 1993 for a 1,800 square foot Manhattan, New York showroom. The lease expires January 3, 2003, and requires rent payments of approximately $78,000 per annum.


         The Company entered into a lease on August 31, 1995 for a 5,739 square foot Philadelphia, Pennsylvania showroom. The lease expires on August 31, 2000, and requires rent payments of approximately $30, 000 per annum.


         Italia occupies approximately 1,750 square feet at International Home Furnishings Center in High Point, North Carolina, pursuant to a lease dated May 1, 1993. The term of the lease is five years and requires minimum annual rent payments of approximately $26,500. The Company terminated this lease on October 31, 1996. In full settlement of outstanding rent liabilities and subsequent cancellation of the lease, the owner of the facility agreed to the Company's offer of certain sample merchandise maintained by the Company at this facility.


         In addition, on March 28, 1996 the Company's Italia operation was closed in Hialeah Gardens, Florida and the product line was out-sourced to Lance Corporation in Hudson, Massachusetts. During July 1996, Italia's assets were returned to the Company's principal office and manufacturing facility. During December 1996 the operations of Italia were discontinued.


Future minimum lease payments under operating leases are as follows:




        1997                         $  300,000
        1998                            344,400
        1999                            335,136
        2000                            343,670
        2001                            333,497
        Thereafter                       78,000
                                     ----------
                                     $1,734,703
                                     ==========

Union Agreement



         Effective April 1, 1991, the Company signed a three-year (with an additional two-year automatic renewal) union contract for its union members under the terms of a collective bargaining agreement. The Company has received notice that the two-year automatic renewal and the existing union contract will remain in effect through April 1, 1996. The Company is currently negotiating the renewal of its union contract. None of the Company's employees have been on strike, or threatened to strike since the Company's inception and the Company believes its relationship with all of its personnel is satisfactory.


Employment Agreements



         The litigation relating to the termination of the 1995 employment agreement between Ann Stevens and the Company has been settled by the execution of an employment severance agreement (the "Agreement"). Pursuant to the Agreement, the Company paid Ms. Stevens $63,000 for accrued and unpaid compensation upon execution of the Agreement. Subsequently, for a period of seven years, the Company will make bi-weekly payments to Ms. Stevens to total $72,000 for the first year, $70,000 for each of the next three years, and $50,000 for each of the final three years. As additional compensation, the Company paid Ms. Stevens for reimbursement of certain expenses, $50,000 in various installments during the four months ending December 1996. The Company also entered into a non-compete agreement with Ms. Stevens for which the Company will make bi-weekly payments to Ms. Stevens to total $25,000 per year for seven years, plus automobile and insurance costs for five years. As of June 30, 1996, the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Shares, which were previously committed to Ms. Stevens pursuant to her 1995 employment agreement. As of June 30, 1996, the Company issued 1,250,000 shares of its Class B Common Shares (the "Escrow Shares") to Michael Levine, Esq., attorney of Ms. Stevens, as escrow agent (the "Escrow Agent"). The Escrow Agent shall abstain from voting the Escrow Shares for any purpose, except in the event of either the failure by the Company to adhere to the payment provisions noted above or the financial insolvency of the Company. If either event occurs, Ms. Stevens will be in a position to elect replacement Directors. Once the payment provisions in the severance and non-compete agreements are satisfied, the Escrow Agent shall return the Escrow Shares to the Company.



         In February 1997, the terms of the agreement with Ms. Stevens were modified to provide for additional payments of approximately $550 per month over 18 months, and to provide for approximately $6,000 as reimbursement for legal expenses.



         On February 15, 1996, the Company's Board of Directors agreed in principle to enter into a four-year employment agreement between the Company and its President and Chief Executive Officer. The agreement will provide an annual base salary of $150,000, with annual increases of 10%. Such increases will be subject to the attainment of profitable results of operations by the Company. In addition, the agreement will grant the President and Chief Executive Officer an option to purchase at any time 150,000 shares of the Company's Series A, 10% Cumulative Convertible Preferred Stock at a price of $2.50 per share. The exercise of this option which has not yet been granted, as well as any subsequent conversion to the Company's Class A Common Stock, will require the prior consent of the Company's investment banking firm. The agreement will also contain a "non-compete" clause and provide the President and Chief Executive Officer with the use of an automobile. As of the date of this filing, the document for this agreement has not been finalized or executed. Presently, the President and Chief Executive Officer draws an annual salary of $150,000 and has the use of an automobile provided by the Company.

         On April 1, 1995, the Company entered into a Consulting Agreement with Morris Munn, father of Max Munn, the Company's President and Chief Executive Officer under which he will provide the Company with: design and fabrication of new molds for sculpture; recommend, and implement improvements in antiquing, woodworking, gilding and carving processes; and attend trade shows for frame making and mold making. Fees under the agreement are payable at $54,000 per annum for one year renewable at the Company's option. On June 30, 1996, Morris Munn's Consulting Agreement was extended for five (5) years. Pursuant to the terms of this new agreement, the Company agreed to issue to Morris Munn an option to purchase up to 350,000 shares of the Company's Preferred Shares at a net exercise price of $2.25 per share. The Preferred Shares issuable upon the exercise of the Option were registered for sale to the public under a Registration Statement in Form S-8 filed with the Securities and Exchange Commission on July 3, 1996. The Option was fully exercised during July to September 1996 generating net proceeds to the Company totaling $787,500. In addition, the new agreement provides for bi-weekly payments to Morris Munn totaling $54,000 per year for five years. In exchange, Morris Munn has agreed to assist the Company with marketing, acquisitions, divestitures, joint ventures and other strategic initiatives. In conjunction with the issuance of the Option, the Company recorded charges against earnings of $87,500 at June 30, 1996.


During March 1997, the Company modified its agreement with Morris Munn to provide additional monthly payments of $950 over two years for the rental of certain machinery used by the Company in its production processes.


         On February 19, 1997, the employment by the Company of Michael J. Amore as its Vice President and Chief Financial Officer was terminated. Mr. Amore has provided consulting services to the Company subsequent to February 19, 1997. Beginning May 6, 1997, the Company began to provide Mr. Amore with severance payments totaling approximately $10,000 over five weeks. No other liabilities exist pursuant to Mr. Amore's separation from the Company.


         The Company is currently a party in various legal proceedings. (See "Legal Proceedings"). The Company believes that it has meritorious defenses against all such proceedings and intends to vigorously assert its rights with respect thereto. Although the Company cannot predict the outcome of these proceedings, it is the Company's opinion that all such proceedings, both individually and in the aggregate, will not have a material adverse effect on its results of operations, liquidity, or equity. No legal matters have changed since the Company's Form 10-KSB filed as of and for the year ended June 30, 1996.


         Except as otherwise set forth herein, the Company has no material commitments for capital expenditures.



         In order to fund growth over the long term, the Company anticipates possible future issuance of its securities resulting in further dilution to its securityholders

         Disclosure of the Company's current legal matters are reflected at Part II, Item 1. - Legal Proceedings.



5.       SHAREHOLDERS' EQUITY


         In August 1995, the Company agreed to issue, at a future date, 60,000 Class A Common shares in settlement of all current and future liabilities under a two-year Marketing and Organizational Agreement (the "Marketing Agreement") with a consulting firm dated January 4, 1994. The Company's Board of Directors approved the issuance of such shares in November 1995. In conjunction with the issuance of these shares, approximately $105,000 of charges against earnings were recorded during the year ended June 30, 1996. On January 14, 1997, these shares were registered by the Company with the Securities and Exchange Commission on Form S-8.

         In September 1995, the Company issued 460,000 shares of Series A, 10% Cumulative Convertible Preferred Stock ("Preferred Stock") and 230,000 Redeemable Class WC Warrants ("Warrants") to purchase Preferred Stock at the exercise price of $5.50 per share. The net proceeds from this Offering were approximately $1,633,000, including over-allotments. Each share of Preferred Stock is convertible, commencing one year from the date of issue, subject to adjustment, into three shares of Class A Common Stock of the Company. As of the date of this filing, independent holders of 81,140 shares of Preferred Stock have converted such shares into 243,420 shares of the Company's Class A Common Stock.


         In September 1995, the Company lowered the exercise price of the Company's Class WA Warrant to $1.50 per share and arranged to place 180,000 shares of the Company's Class A shares which were previously sold pursuant to a "Regulation S" private placement into escrow. These shares were sold in January 1996 to unrelated parties pursuant to a restructuring of a note payable by the Company to the holder of these shares as discussed below. On July 16, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission to register the Class WA Warrants and underlying Common A Shares. The Commission declared this Registration Statement effective on July 19, 1996. Through the date of this filing, 704,412 of the Company's Class WA Warrants were exercised at $1.50 per warrant, generating proceeds to the Company totaling $1,056,618. Of these proceeds, $811,500 was used to purchase 54,100 shares (adjusted for a 1-for-2 reverse split effected in October 1996) of Decor Group, Inc.'s Series C Non-Voting, Convertible, Preferred Stock. The balance of the proceeds was retained by the Company for working capital needs, for the repayment to Decor of outstanding loans of $50,000, and for the provision of additional loans to Decor. At March 31, 1997, the balance of loans to Decor totals $110,000.


         On May 7, 1997, the Company announced that it will extend the exercise period of its Class WA Warrant to June 22, 1998.


         In December 1995, pursuant to the terms of a promissory note, the holder of such note converted the note into 80,000 shares of Preferred Stock. Also in December 1995, and pursuant to the terms of another promissory note, 35,000 shares of the Company's Class A Common Stock were issued to the lender.

Approximately $25,000 was charged against earnings during the quarter ended December 1995 in conjunction with the issuance of these shares.

         In January 1996, the Company's Board of Directors elected to lower the exercise price of the Company's Class WB Warrant to $2.00 per Class A Common share, subject to the filing and effectiveness of a Registration Statement with the Securities and Exchange Commission. Such Registration Statement was filed with the Commission on July 16, 1996 and declared effective on July 19, 1996. Through the date of this filing, 118,012 of the Company's Class WB Warrants were exercised at an exercise price of $2.00 per option generating proceeds to the Company of $236,024. These proceeds were used by the Company to support working capital needs and for the provision of loans to Decor Group, Inc.


         In February 1996, the Company's Board of Directors declared a stock dividend equivalent to $0.25 per share to its Series A 10% Cumulative Convertible Preferred Stockholders of record as of the close of business on February 23, 1996 (the record date.) Payment was made on March 1, 1996 by the issuance of 0.10231 of a share of the Company's Class A Common Stock for each share of Series A Preferred Stock held of record on the record date. Accordingly, 55,247 shares of the Company's Class A Common Stock was issued for this purpose. Retained earnings was charged $165,741 in March 1996 in conjunction with the issuance of these shares. As of the date of this filing, the Company has not declared or established a record date for a dividend for its Series A 10% Cumulative Convertible Preferred Stock for September 1996 or March 1997.

Cumulative but unpaid dividends on Series A 10% Cumulative Preferred Stock as of March 31, 1997 totals approximately $524,000.





         In February 1996, the Company's Board of Directors approved the issuance to Sol Munn of 150,000 shares of the Company's Class A Common Stock, in consideration for past consulting services provided. These shares, bearing a restrictive legend, were issued on April 12, 1996. In conjunction with the issuance of these shares, approximately $54,000 of charges were recorded against earnings during the year ended June 30, 1996.



         In April 1996, the Company's investment banking firm arranged for the private placement of 175,000 shares of the Company's Common A Stock and 50,000 shares of the Company's Series A Preferred Stock. These shares, all bearing a restrictive legend, were issued on April 24, 1996 to various independent investors (the "Investors") generating gross proceeds of $431,251. The Company realized net proceeds of $310,609 which was used to pay certain outstanding liabilities. Commencing thirty (30) days following the date of the close of the private placement, any of the Investors had the right to demand in writing (the "Demand Notice") that the Company file a registration statement with the Securities and Exchange Commission (the "Commission") which shall cover the shares and allow the Investor to sell the shares to the public. Within fifteen
(15) days following receipt of the Demand Notice, the Company is required to file such registration statement and use its best efforts to have such registration statement declared effective by the Commission and such state securities regulators as reasonably requested by the Investor.


On April 4, 1996 the Company's Board of Directors resolved to issue
250,000 shares of the Company's Class B Common Stock to Laurie Munn, wife of the Company's President and Chief Executive Officer. This issuance is in consideration for a down payment of $250, Ms. Munn's 6.6% note to the Company providing for principal of $437,500 to be paid to the Company in five equal annual installments of $105,561.90, and Ms. Munn's guarantee and pledge of her assets for certain Company debt. The shares were issued to Ms. Munn on April 8, 1996. Ms. Munn has executed a Promissory Note and Security Agreement in conjunction with the issuance of these shares. The Company obtained an appraisal at that time to determine the fair market values of this transaction.

         Effective June 30, 1996, the Company entered into a consulting agreement with Morris Munn, father of the Company's President and Chief Executive Officer, in exchange for certain services. As part of this agreement, over the subsequent five-years, the Company will pay Mr. Munn $54,000 per annum in equal bi-weekly installments, and issue to Mr. Munn options to purchase up to 350,000 shares of the Company's Series A Preferred stock. These options were fully exercised during July to September 1996, generating net proceeds to the Company totaling $787,500. Of these proceeds, approximately $127,000 was used pursuant to the Company's June 30, 1996 settlement with Ann Stevens, a former Company executive (See "Legal Proceedings."), and $12,500 was used to purchase 834 shares (adjusted for a 1-for-2 reverse split effected in October 1996) of Decor Group, Inc.'s Series C Non-Voting, Convertible, Preferred Stock. The balance of proceeds was retained by the Company to support working capital needs. In conjunction with the issuance of the options to Mr. Munn, the Company recorded charges against earnings totaling $87,500 at June 30, 1996.

         Pursuant to the Company's June 30, 1996 settlement with Ann Stevens (the "Settlement"), a former executive of the Company, the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Stock. This filing is meant, among other purposes, to register these 50,000 shares of Class A Common Stock. Also pursuant to the Settlement, the Company issued to Michael Levine as escrow agent (the "Escrow Agent") 1,250,000 unregistered shares of the Company's Class B Common shares (the "Escrow Shares".) The Escrow Shares shall not be voted by the Escrow Agent, unless the Company defaults on its obligations under the agreement. Upon satisfaction of such obligations, the Escrow Shares shall be returned by the Escrow Agent to the Company. (See "Legal Proceedings".) In conjunction with the issuance of the Company's shares to Ms. Stevens, the Company recorded charges against earnings totaling $71,400 at June 30, 1996.

         During September 1996, pursuant to the Company's Director Stock Option Plan, the Company issued: 10,000 shares of its Class A Common shares to Roger Lourie, an outside director of the Company, and 10,000 shares of its Class A Common shares to various individuals named by Richard Josephberg, also an outside director of the Company. These shares bear a restrictive legend. Pursuant to the issuance of these shares, $15,000 was charged against earnings at December 31, 1996.


         During February 1997, pursuant to an agreement whereby B.H. Funding Corp. will provide certain advisory services to the Company over five years, the Company agreed to issue to B.H. Funding Corp. 100,000 shares of its Class A Common Shares and 100,000 Shares of its Series A Preferred Shares. See Note 6.--



         Pursuant to a July 1996 agreement (the "Forfeit Agreement") between the Company's President and CEO's wife and the Company's underwriters ("VTR"), in consideration for the release of the Company's restrictions on issuing capital stock, the wife may be required to forfeit her equity holdings (519,750 Class A Shares and 519,750 Class B Shares) to the Company if pre-tax earnings fall below $300,000 and $366,000 for the years ending June 30, 1997 and 1998 respectively.



         Other than services provided by the Company's investment banking firm, no services have been provided at the Company's direction by any consultant or advisor with respect to the issuance or sale of the Company's equity securities.


6.    RECENT DEVELOPMENTS


         Because of declining revenues and high operating costs, on December 16, 1996, the Board of Directors decided to discontinue and dissolve Italia.
On December 27, 1996, a Notice of Public Auction was distributed by Italia, advising all interested parties that a public auction of all the assets of Italia consisting of molds, equipment, models, and inventory listed in a Security Agreement entered into between Italia, as debtor, and United Credit Corporation, as secured party, was to occur. The auction took place on January 10, 1997 and the Company was the successful bidder, thereby acquiring all of the assets of Italia in consideration for a payment of $2,000 and the assumption by the Company of the liabilities of Italia to United Credit Corp., which as of March 31, 1997 totaled approximately $806,000. Since the financial statements of Italia are consolidated into those of the Company, Italia's liabilities have already been reflected on the Company's historical consolidated financial statements. At March 31, 1997, the Company made the adjustments necessary to properly restate recorded assets and liabilities, together with a general reserve of approximately $56,000. These adjustments included approximately $590,000 write-off of debt recorded based on the advice of the Company's legal counsel (as the Company is not legally liable for such liabilities).





         Further the Company wrote-off approximately $700,000 in assets related to its Italia subsidiary which were not considered to benefit the Company's future operations.





         In February 1997 the Company received a loan from BH Funding, LLC ("BH") in the aggregate principal amount of $600,000 to be utilized to repay certain indebtedness of the Company and for continued operating expenses. The Company in order to collateralize the loan to BH pledged and assigned to BH and granted to BH a continuing security interest in the Company's 20,000,000 shares of Series B Non-Convertible Preferred Stock of Decor, and the Company's 54,934 shares of Series C Convertible Preferred Stock of Decor.



         In connection with this agreement, the fair market value on these shares on the date of issuance was allocated as follows: $350,000 as acquisition consulting on the Decor transaction; $300,000 as interest on the loan (to be amortized over the life of the loan using the effective interest method); $50,000 as financing expenses; and $25,000 as additional expense of the Company's sale of its 250,000 Series A Convertible Preferred Stock holdings in Decor Group, Inc. The Company received $375,000 of proceeds relating to the sale by the Company of its holdings of 250,000 shares of Series A Convertible Preferred Stock of Decor Group, Inc. to B.H. Funding. The loan is to be repaid to B.H. Funding, LLC with interest on April 28, 1998.



         In May 1996, the Company entered into a two year Management Services Agreement with Decor whereby the Company will advise Decor on the manufacturing, sale, marketing and distribution of Decor's products as well as providing Decor with accounting and administrative services and advice on strategic planning of joint ventures, acquisitions, and other long term initiatives. Pursuant to this agreement, the Company will be paid the greater of (1) $75,000 or (2) 1.5% of excess cashflow as defined in the agreement. During February 1997, the Company and Decor will amend this agreement to increase this payment to $95,000 per annum. Additional transfers of funds from Decor to the Company will be subject to the attainment by Decor of excess cash flow totaling $4,000,000 per year through December 31, 1999. At March 31, 1997, the Company has accrued approximately $60,000 of fees pursuant to this agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Board of Directors of
Interiors, Inc.:



We have audited the accompanying consolidated balance sheet of Interiors, Inc. (a Delaware corporation) (known formerly as A.P.F. Holdings, Inc., a New York corporation) and subsidiary as of June 30, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interiors, Inc. and subsidiary as of June 30, 1996 and 1995, and the results of operations and cash flows for each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a working capital and a net capital deficiency that raises substantial doubt about is ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




New York, New York                                           ARTHUR ANDERSEN LLP
October 4, 1996

                                 INTERIORS, INC.
                                  CONSOLIDATED
                                  BALANCE SHEET

                                                                      June 30
                            ASSETS                                     1996
                                                               ---------------------
CURRENT ASSETS:
  Cash                                                                       $4,142
  Accounts receivables -
       Trade, net of allowance of $40,000                                   784,600
  Inventories                                                             1,172,304
  Prepaid expenses and other current assets                                 313,265
                                                               ---------------------
              Total current assets                                        2,823,311


PROPERTY AND EQUIPMENT, at cost
  Machinery and equipment                                                 1,808,915
  Furniture and fixtures                                                    156,179
  Leasehold improvements                                                    259,405
                                                               ---------------------
            Total property and equipment, at cost                         2,224,499


  Less- Accumulated depreciation and
    amortization                                                            961,797
                                                               ---------------------
         Net property and equipment                                       1,262,702

OTHER ASSETS                                                                635,188
                                                               ---------------------
          Total assets                                                   $4,721,201
                                                               =====================


                                                                     June 30,
             LIABILITIES AND STOCKHOLDERS' EQUITY                      1996
                                                              ---------------------
 CURRENT LIABILITIES:
   Notes payable and current maturities of
      long-term debt                                                    $2,516,573
   Accounts payable and accrued liabilities                              2,706,388
   Net liabilities and accrued expenses
      of discontinued operations                                            90,557
   Capital lease obligations                                                22,122
                                                              ---------------------
             Total current liabilities                                   5,335,630

                                                              ---------------------



 NON-CURRENT LIABILITIES:

   Capital lease obligations                                                30,652
                                                              ---------------------
             Total noncurrent liabilities                                   30,652
                                                              ---------------------

 COMMITMENTS AND CONTINGENCIES (Note 10)

 STOCKHOLDERS' EQUITY:

   Preferred stock, $.01 par value,
     5,300,000 shares authorized,
     790,000 shares issued and outstanding                                   7,900
   Class A common stock, $.001 par value,
     30,000,000 shares authorized,
     3,470,247 shares issued and outstanding                                 3,470
   Class B common stock, $.001 par value,
     2,500,000 shares authorized,
     2,039,500 shares issued and outstanding                                 2,040
   Additional paid-in-capital                                            8,564,741
   Retained deficit                                                     (8,785,132)
   Treasury Stock                                                             (600)
   Note receivable                                                        (437,500)
                                                              ---------------------
            Total stockholders' equity                                    (645,081)
                                                              ---------------------
            Total liabilities and stockholders' equity                  $4,721,201
                                                              =====================

        The accompanying notes are an integral part of this balance sheet

                               INTERIORS, INC.

                                CONSOLIDATED

                           STATEMENTS OF OPERATIONS

                  FOR THE YEARS ENDED JUNE 30, 1996 AND 1995



                                                       1996           1995
                                                   ------------   ------------

NET SALES                                           $5,378,761     $5,155,275

COST OF GOOD SOLD                                    3,558,733      3,076,950
                                                   ------------   ------------

   Gross profit from continuing operations           1,820,028      2,078,325

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         3,611,812      1,820,545
                                                   ------------   ------------
   Operating expenses                                3,611,812      1,820,545
                                                   ------------   ------------

   Income (loss) from continuing operations
     before interest and provision for taxes        (1,791,784)       257,780

INTEREST EXPENSE (including financing charges)         538,497        236,988
                                                   ------------   ------------

   Income (loss) from continuing operations
     before provision for taxes                     (2,330,281)        20,792

PROVISION FOR (BENEFIT FROM) INCOME TAXES               17,859       (100,000)
                                                   ------------   ------------

   Income (loss) from continuing operations         (2,348,140)       120,792

DISCONTINUED OPERATIONS (Note 3)
   Loss from operations of discontinued
       operations                                      789,332        938,546
   Provision for disposal of discontinued
       operations                                    2,146,301
                                                   ------------   ------------

   Loss from discontinued operations                 2,935,633        938,546

NET LOSS                                           ($5,283,773)     ($817,754)
                                                   ------------   ------------
                                                   ------------   ------------


NET LOSS PER COMMON STOCK

   CONTINUING OPERATIONS                                ($0.83)         $0.06
   DISCONTINUED OPERATIONS                              ($1.03)        ($0.47)
                                                   ------------   ------------

NET INCOME (LOSS) PER SHARE OF COMMON STOCK             ($1.86)        ($0.41)
                                                   ------------   ------------
                                                   ------------   ------------

WEIGHTED AVERAGE NUMBER OF SHARES USED IN
  COMPUTATION                                        2,837,293      1,977,158
                                                   ------------   ------------
                                                   ------------   ------------


  The accompanying notes are an integral part of these financial statements.

                                 INTERIORS, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE NINE MONTHS ENDED JUNE 30, 1996 AND 1995



                                                                     Series A                Class A                Class B
                                                                  Preferred Stock          Common Stock          Common Stock
                                                            -----------------------------------------------------------------------
                                                                 Shares      Amount     Shares      Amount     Shares     Amount
                                                                 ------      ------     ------      -------    ------     ------
BALANCE, June 30, 1994                                                                   817,500      $818    1,000,000   $1,000

     Proceeds from issuance of warrants
     Conversion of Class B Shares                                                        117,500      $117     (117,500)   ($117)
     Purchase of warrants and related costs
     Proceeds from sale of Class A Common Stock                                          635,000      $635
     Treasury Stock
     Net loss
                                                            -----------------------------------------------------------------------
BALANCE, June 30, 1995                                                                 1,570,000    $1,570      822,500     $883

     Proceeds from issuance of Series A Preferred              460,000         $4,600
     Conversion of Class B shares                                                        330,000      $330     (330,000)   ($330)
     Conversion of convertible debt into Class WC
       Warrants
     Issuance of Series A Commmon Stock for services                                     360,000      $360
     Conversion of Convertible Debt into Series A
       Preferred                                                80,000            $800
     Issuance of shares to Italia - in Treasury                                          600,000      $600
     Preferred stock dividend                                                             55,247       $55
     Issuance to Decor Group, Inc.                             200,000          $2,000   200,000      $200
     Issuance to Laurie Munn                                                                                   250,000     $250
     Private placement                                          50,000            $500   175,000      $175
     Other                                                                                                     (13,000)    ($13)
     Sale of treasury stock                                                              180,000      $180
     Escrow shares                                                                                           1,250,000   $1,250
     Net loss through June 30, 1996
                                                          --------------------------------------------------------------------------
BALANCE, June 30, 1996                                         790,000          $7,900  3,470,247   $3,470   2,039,500   $2,040
                                                          ==========================================================================


                                                                Additional   Retained
                                                                 Paid-in     Earnings        Treasury       Note
                                                                 Capital     (Deficit)        Stock       Receivable      Total
                                                                --------     ----------       -----       -----------     ------
BALANCE, June 30, 1994                                         $4,778,484   ($2,517,864)                                $2,262,437

     Proceeds from issuance of warrants                          $372,211                                                 $372,211
     Conversion of Class B Shares
     Purchase of warrants and related costs                      ($46,425)                                               ($46,425)
     Proceeds from sale of Class A Common Stock                  $491,493                                                $492,128
     Treasury Stock                                                                          ($270,257)                 ($270,257)
     Net loss                                                                  (817,754)                                ($817,754)
                                                            -----------------------------------------------------------------------
BALANCE, June 30, 1995                                         $5,595,763   ($3,335,618)     ($270,257)                $1,992,341

     Proceeds from issuance of Series A Preferred              $1,553,032                                              $1,557,632
     Conversion of Class B shares
     Conversion of convertible debt into Class WC
       Warrants                                                  $100,000                                                $100,000
     Issuance of Series A Commmon Stock for services             $299,500                                                $299,860
     Conversion of Convertible Debt into Series A
       Preferred                                                 $199,200                                                $200,000
     Issuance of shares to Italia - in Treasury                                                  ($600)
     Preferred stock dividend                                    $165,686     ($165,741)
     Issuance to Decor Group, Inc.                                ($2,200)
     Issuance to Laurie Munn                                     $437,500                                ($437,000)          $250
     Private placement                                           $307,934                                                $308,609
     Other                                                            $13
     Sale of treasury stock                                      ($90,437)                    $270,257                   $180,000
     Escrow shares                                                ($1,250)
     Net loss through June 30, 1996                                         ($5,283,773)                              ($5,283,773)
                                                          -------------------------------------------------------------------------
BALANCE, June 30, 1996                                         $8,564,741   ($8,785,132)         ($600)  ($437,500)     ($645,081)
                                                          =========================================================================

  The accompanying notes are an integral part of these financial statements.

                                 INTERIORS, INC.
                                  CONSOLIDATED
                             STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995


                                                                                                        YEARS ENDED
                                                                                                          JUNE 30
                                                                                                ---------------------------
                                                                                                     1996          1995
                                                                                                -------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                                     ($5,283,773)    ($817,754)

  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                                    680,137       630,670
    Provision for losses on accounts receivable                                                       63,244        35,000
    Deferred income taxes                                                                                         (100,000)
    Restructuring costs                                                                                            (76,000)
    Non-cash provision for discontinued catalog operations                                         2,235,835
    Non-cash satisfaction of debt                                                                                  (63,000)
    Provision for issuance of stock                                                                  140,960
    Changes in assets and liabilities:
    Decrease (increase) in accounts receivable, trade                                                178,743      (545,599)
    Decrease (increase) in inventories                                                              (346,275)     (516,990)
    Decrease (increase) in prepaid catalog costs, prepaid expenses and other current a               (47,512)     (176,439)
    Decrease (increase) in other assets                                                              162,891      (489,606)
    Increase (decrease) in accounts payable accrued expenses                                       1,112,556      (169,600)
    Increase (decrease) in prepaid sales & customer deposits                                         (40,800)        1,996
                                                                                                 ------------  ------------
          Net cash used in operating activities (including discountinued operations)              (1,143,994)   (2,287,322)

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                            (543,272)     (591,041)
                                                                                                ------------  ------------
          Net cash used in operating activities                                                     (543,272)     (591,041)
                                                                                                 ------------  ------------
  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from issuance of debt                                                                           3,652,100
    Repayments of debt and capitalized lease obligations                                            (357,197)   (2,630,535)
    Net proceeds from sale of Series A preferred stock, common stocks, and warrants                2,046,491       863,704
    Purchase of warrants and related costs                                                                --       (46,425)
                                                                                                 ------------  ------------
      Net cash provided by financing activities                                                    1,689,294     1,838,844
                                                                                                 ------------  ------------
      Net Increase (decrease) in cash                                                                  2,028    (1,039,519)

CASH, beginning of period                                                                              2,114     1,041,633
                                                                                                 ------------  ------------

CASH, end of period                                                                                   $4,142        $2,114
                                                                                                 ============  ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for-
    Interest                                                                                        $366,119      $283,904
    Taxes                                                                                             $8,344        $5,283
NON-CASH FINANCING ACTIVITIES:
   Conversion of convertible debt into Class WC Warrants                                            $100,000            $0
   Conversion of convertible debt into Class A Preferred Stock                                      $200,000            $0
Decor Acquisition                                                                                     $2,200            $0
   Issuance of Common Stock for a note receivable                                                   $437,500            $0
   Other - non cash satisfaction of debt                                                                  $0       $63,000


  The accompanying notes are an integral part of these financial statements.

                                INTERIORS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1996 AND 1995



1.   DESCRIPTION OF BUSINESS AND ORGANIZATION

Business Activity

The Company has experienced continuing operating losses and has a working capital and net capital deficiency as of and for the year ended June 30, 1996. As a result, the Company has taken certain significant steps to reposition itself for growth and profitability in subsequent periods. These steps, although necessary, led to significant charges against earnings during the year ended June 30, 1996. A summary of the major steps follows:

     o The Company's discontinuation of its catalog operations (See "Description of Business") led to charges against earnings totaling $2,936,000, including losses from discontinued operations of $789,000, during the year ended June 30, 1996. Major items in this charge are settlement of significant related party lawsuits requiring charges against earnings aggregating $431,000; reserves against catalog inventory of $945,000 and reserves against other catalog assets of $354,000, reserves for current period losses from discontinued operations after the measurement date of March 31, 1996 of $276,000, stock option expense of $60,000, additional compensation expense of $29,000, and miscellaneous reserves of $52,000.

     o The Company has included in Selling, General and Administrative expenses $140,000 for certain non-cash issuances of stock for services.

     o The Company incurred increased financing charges aggregating $180,000 in connection with extinguishment of certain debt.

The Company's management believes that these charges were necessary and will set the stage for growth and profitability in subsequent periods. Management, however, believes cash flows from operations may not be sufficient to support future operations. Accordingly, the Company has identified action steps aimed at improving cash flows and profitability. Such actions include a major investment in Decor Group, Inc., an exclusive licensing agreement, staff reductions and discontinuance of its catalog. (See Notes 3 & 4)

The Company is currently renegotiating its lease with the landlord for its current facility. In addition the company is currently negotiating a collective bargaining agreement covering substantially all its employees. Although management believes that the outcome of these negotiations will not have a material impact on its operation over the next year, there can be no assurance that such deliberations will result in arrangements consistent with those discussed elsewhere.


Although the Company believes that these initiatives will lead to improved financial results, and positive cash flows no assurances can be provided that this will be the case.

Organization

Interiors, Inc. and subsidiary ( the "Company" or "Interiors" known formally as A.P.F. Holdings, Inc. or "A.P.F.") was incorporated pursuant to the laws of Delaware in February 1994. A.P.F. was incorporated pursuant to the laws of New York in October 1990. A.P.F. was incorporated in order to reincorporate in the State of Delaware. Effective March 1994, A.P.F. merged with and into the Company. In October 1994, the Company purchased "Ceramic Production Corp." and "Murano Crystal" to form a wholly-owned subsidiary , "Italia Collection, Inc." ("Italia").


After giving effect to the discontinuance of the Catalog operation, the Company has two operating divisions: 1) the Custom Framing Division which is engaged in the manufacture of antique and contemporary picture frames for museums, art galleries, designers, collectors, and frame retailers; and 2) the Wholesale Division, which manufactures and markets a line of high-end traditional and contemporary mirrors through upscale retail furniture and department stores. The Wholesale Division is operated through a wholly owned subsidiary which manufactures and markets ceramic vases and bowls, sculpture and lamps to upscale furniture stores, furniture galleries, department stores, catalog and other decorative accessory retailers. The majority of the Company's sales are domestic. Sales to the largest customers totaled $801,000 and $652,000, or 15% and 12% of net sales respectively, for the year ended June 30, 1996. Accounts receivable to these customers totaled $119,000 as of June 30, 1996.


The Company from time to time entered into transactions with related parties (See Note 11). To the extent that the Company is unable to attract and retain qualified independent persons to serve on its board of directors, conflicts of interest may arise due to these relationships.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiary, ("Italia Collection, Inc."). All intercompany transactions have been eliminated.

Revenue Recognition

Revenue is recognized at the time custom work, wholesale, or catalog merchandise is shipped or acceptance is acknowledged by the customer. Payments received for merchandise not yet shipped or accepted are reflected within prepaid sales and customer deposits, a current liability.


Prepaid Catalog Costs


Prepaid catalog costs consist primarily of production and mailing costs, which are deferred and amortized over the period of expected revenue stream (estimated based upon historical results for similar catalogs and circulation levels) of the related catalog from the date the catalog is mailed, not exceeding one year. The prepaid catalog asset was fully written off in the amount of $584,000, as part of the discontinuance of the Catalog Division. Catalog costs expenses are included in the loss from discontinued operations for the years ended June 30, 1996 and 1995 in the amount of $408,000 and $1,106,000, respectively.

Inventories

Inventory is valued at the lower of cost or market, with cost determined using the first-in, first-out method. Finished goods consist of those items available for shipping through the Wholesale Division.


Bartered inventory acquired is valued at the original cost of the inventory to the Company, which is determined to be the lower of cost or market. If the Company determines that historical inventory cost exceeds the estimated proceeds realizable upon sale of such inventory, it would record a reserve for writedown to market. As of June 30, 1996 and 1995, all inventory related writedowns, reserves and adjustments are included in the "Fourth Quarter Adjustments" disclosure below.


Property and Equipment


Property and equipment is stated at cost. The cost of additions and improvements and the costs incurred in the construction of castings and the related master molds are capitalized and expenditures for repairs and maintenance are expenses in the period incurred. Depreciation and amortization of property and equipment is provided utilizing straight-line and accelerated methods over the estimated useful lives of the respective assets as follows:

                                       Years
                                       -----
      Machinery and equipment          3 - 10
      Furniture and fixtures           7 - 10

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

Income Taxes


The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes have been provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities ( See Note 13).

Goodwill

In connection with the acquisition of Italia, amounts were paid in excess of the fair market value of the assets acquired. These amounts have been recorded as goodwill and are being amortized over 10 years. It is the Company's policy to evaluate the life and amount of goodwill annually. Such evaluations are based on current market conditions and expected future cash flows.



Use of Estimates in Preparation of the Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires of management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from changes in these estimates.

Net Loss Per Share of Common Stock

Net loss per share of common stock was computed based on the weighted average number of Class A and Class B shares outstanding. For the two years in the period ended June 30, 1996, no common stock equivalents were included in the computation since the effect would be antidilutive.


Fourth Quarter Adjustments


The Company recorded approximately $3,654,000 in losses during the fourth quarter of fiscal 1996. The losses were primarily attributable to the discontinuance of the Catalog Division ($2,146,000), the write down of inventory based on the physical count ($1,093,000), and write-off of certain other assets ($79,200).





The Company recorded approximately $700,000 in losses during the fourth quarter of fiscal year 1995. The losses were attributable to writedowns of inventory based on the physical count and the acceleration of amortization of the prepaid catalog costs due to reevaluation of future catalog mailings.



Selling, general, and administrative expenses by major segment



Selling, general, and administrative expenses were generated from continuing operations as scheduled below:



                                                     1996              1995
                                                     ----              ----
    A.P.F. Master Framemakers Division            $2,564,779        1,427,151
    Italia Collection, Inc.                        1,047,033          393,394
    Total                                         $3,611,812        1,820,545



Recent Accounting Pronouncements



In March 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 121 (SFAS 121) titled "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121, which is effective for financial statements for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At June 30, 1996, implementation of SFAS 121 would not have a material effect on the Company's financial statements.




Tn October 1995, the FASB issued SFAS 123 titled "Accounting for Stock-Based Compensation." SFAS 123, which is effective for transactions entered into in fiscal years beginning after December 15, 1995, uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting for such instruments. The Company believes that the effect against earnings of implementing SFAS 123 is not material because all unexercised options have been granted prior to the effective date of

SFAS 123. The Company does not expect to adopt the provisions of SFAS for options granted to employees.



In June 1996, the FASB issued SFAS 125 titled " Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 125, which is effective for such transactions occurring after December 31, 1996. Earlier application is not allowed. At June 30, 1996, implementation of SFAS 125 would not have a material effect on the Company's financial statements.





3. DISCONTINUATION OF OPERATIONS OF INTERIORS CATALOG DIVISION


On March 31, 1996, the Board of Directors, decided to discontinue the Company's catalog operations because of declining revenues and high operating costs. As a result, a charge against earnings of approximately $2,200,000, was recorded at June 30, 1996. For the year ended June 30, 1996, losses from the discontinued catalog operations totaled $789,000. The Company plans to fully carry out its plan to discontinue the catalog operation within one year from March 31, 1996. As of June 30, 1996, the Company has assets and accrued expenses totaling $319,000 and $410,000 respectively. The Company plans to wind down operations by filling existing orders and possibly mailing one final catalog as a "close-out sale" to liquidate inventory. The statement of operations for the year ended June 30, 1995 has been restated as if the Company's catalog operations had been discontinued at the beginning of year ended June 30, 1995.

The following is a detail of income from discontinued operations for the years ended June 30, 1996 and 1995:


                                                June 30, 1996    June 30, 1995
                                                -------------    -------------

      Revenue                                   $   742,640      $  1,895,011
      Cost of Goods Sold                            408,452           703,458
                                                -----------       -----------
      Gross Margin                                  334,188      $  1,191,553

      Selling, General & Admin.                   1,078,642         2,055,773
      Interest Expense                               44,878            74,326
                                                -----------       -----------
      Net Loss from Discontinued Operations     $  (789,332)     $   (938,546)
                                                ===========       ===========


4. ACQUISITIONS, DISPOSITIONS AND STRATEGIC ALLIANCES

1996 Transactions


Part of the Company's long-term plan for growth includes either the acquisition of or entering into strategic alliances with unrelated companies in the decorative accessories industry to maximize market potential. For this purpose, pursuant to a March 3, 1996 agreement relating to the capitalization of Decor Group, Inc., ("Decor"), Decor issued to the Company 500,000 shares of its Series A Convertible Preferred Stock and an option to purchase 20,000,000 shares of its Series B Non-Convertible Voting Preferred Stock (the "Option Shares") in exchange for issuance to Decor by the Company of 200,000 shares of its Class A Common Stock and 200,000 shares of its Series A Convertible Preferred Stock and a guarantee with respect to certain indebtedness should such indebtedness become necessary. Decor has entered into an asset purchase agreement (the "Agreement") with Artisan House, Inc. ("Artisan House") to purchase substantially all of the operating assets, and assume certain liabilities, of Artisan House for an aggregate purchase price of $3,526,400, subject to certain adjustments. Decor expects to close on the Agreement prior to, or contemporaneously with, its public offering. Artisan House, located in Los Angeles, California and founded in 1964, is engaged in the design, manufacturing, and marketing of metal wall, table and freestanding sculptures. Management believes that Artisan House's products bridge the gap between high priced gallery art and mass produced decorative pieces. Artisan House products retail from approximately $100 to over $400. The primary goal of Artisan House is to supply a broad spectrum of design driven sculpture and decorative accessories at moderate prices. The measurement date for the shares provided and received has not been determined at this time because at the time of issuance there was no assurance that the transactions contemplated by either Company (i.e., acquisition of Artisan by Decor, public funding for Decor) could be executed. Accordingly, the shares issued and received have been reflected in the accompanying financial statements at par value. Upon completion of Decor's public offering and acquisition of Artisan, the Company will establish its investment in Decor at the then fair market value of the shares invested.



The Company exercised its option to purchase the Option Shares in September 1996, for total cash consideration of $2,000. Concurrent with the exercise of this option, the Company executed a Voting Agreement (the "Voting Agreement") to vest the power to vote the Option Shares in a Voting Trust (the "Voting Trust"). The Voting Agreement will expire on December 31, 1997. The Voting Trust comprises three individuals; Max Munn, the Company's President and Chief Executive Officer (and also the Chairman of the Board of Decor), and two Directors of Decor who are otherwise unrelated to the Company. Conversion of the 500,000 shares of Series A Convertible Preferred Stock into common stock would give the Company approximately 88.6% of the voting stock of Decor as of the date of this filing. Decor is planning a public offering of certain of its securities during October 1996. After this public offering is effective, the Company will own approximately 86.6% of the total voting stock of Decor. The holding in Decor will be recorded on the Company's financial statements under the equity method of accounting until such time the Company obtains unconditional and effective control of Decor, which is expected to occur upon the expiration of the Voting Agreement.


As part of the Company's investment in Decor, during the months of August and September 1996, the Company purchased 109,867 shares of Decor's Series C Non-Voting, Convertible, Preferred Stock at a cost of $824,000. As of the date of this filing, Decor has provided the Company with $50,000 of 8% demand loans.

Pursuant to a March 31, 1996 agreement relating to the capitalization of Decor, Laurie Munn, wife of the Company's President and Chief Executive Officer purchased and was issued certain shares of the Common Stock of Decor for $8,000 representing less than 1% of outstanding stock after Decor's proposed public offering. Ms. Munn was issued 200,000 common shares of Decor.

The Company has executed a management agreement with Decor, whereby the Company will provide management and administrative support for the companies acquired by Decor. At June 30, 1996, approximately $19,000 of fees were accrued by the Company for such services.

During March 1996, Laurie Munn, wife of the Company's President and Chief Executive Officer, was issued 9 of the outstanding 100 Common shares of Lance Acquisition Corp. ("LAC") which acquired the assets of The Lance Corporation ("Lance") a Massachusetts manufacturer and distributor of various products for the giftware and collectibles marketplace. The Company and LAC entered into an agreement whereby each entity will guarantee certain liabilities of the other. As of June 30, 1996 the Company guaranteed $631,000 of LAC debt which was collateralized by $971,000 of accounts receivable. Subsequently, LAC disposed of its interest in Lance, and has finalized the terms of transition with the new owners and existing secured creditors. LAC will be dissolved subsequent to June 30, 1996.

During April 1996, Italia moved its operations to the premises of The Lance Acquisition Corporation (Lance). Italia occupied approximately 10,000 square feet of space on a temporary basis. The Company is arranging for the sourcing of Italia products from an established, third-party manufacturer. The Company expects to fully complete such arrangements, and entirely vacate the premises of The Lance Acquisition Corporation, during November 1996.

1995 Acquisition

In connection with the Company's plan to restructure its wholesale business, the Company through its wholly owned subsidiary Italia acquired the business of two privately held Florida-based companies. Murano and CPC, manufacture and market upscale decorative ceramic accessories to the home furnishings industry through a showroom in High Point, North Carolina and a network of sales representatives. Closing on such acquisitions occurred on October 21, 1994. These acquisitions were accounted for under the purchase method of accounting. Pursuant to these acquisitions, the Company assumed liabilities in excess of assets acquired for an amount of approximately $200,000 in consideration for all of the outstanding stock of the acquired companies. Accordingly, the excess of costs over fair value has been recorded as goodwill and is being amortized over 10 years on a straight line basis. The Company also agreed to pay the seller on the basis of a formula purchase price computed as a factor of future earnings from continuing operations, subject to certain adjustments and offsets in cash and or Class A Shares. This additional consideration will result in an additional element of cost of the acquisition of Murano and CPC which will be recorded at the time such payment is calculated. To date, no additional payments have been made in connection with this transaction, as no amounts are considered to be due by the Company under the original terms of the purchase agreement. The parties are currently discussing the situation, and in the opinion of management, there will not be any material adjustment to the Company's financial position or results of operations as a result of the outcome of such discussions.

The Company's consolidated net loss for the year ended June 30, 1995 includes approximately $144,000 of net income from the operations of Murano and CPC for the period October 21, 1994 to June 30, 1995.

Had the Company acquired Murano and CPC as of July 1, 1994, the Company's net loss for the year ended June 30, 1995 would have not been materially effected.

New Agreements

In September 1996, the Company has entered into an exclusive and worldwide three-year licensing agreement, expiring September 1999, to represent the artwork of James Rizzi on ceramics, mirrors, and other decorative accessories manufactured by the Company. Mr. Rizzi is among the world's best-selling living artists. The Company expects customer shipments to begin during December 1996. The licensor will receive a license fee of 15% of net sales proceeds, plus up to 5% of product manufactured for distribution to certain art galleries and picture framers.

5. INVENTORIES

The components of inventory are as follows:


                                       June 30, 1996
                                       -------------
             Raw materials              $ 1,095,067
             Work in process                395,958
             Finished goods                 549,722
                                        -----------
                                        $ 2,040,747

                                        -----------


6. OTHER ASSETS

The components of other assets are as follows:


                                                                June 30, 1996
                                                                -------------
Showroom samples, net of accumulated amortization
       of $ 73,158                                                 $ 104,036
Frame mirror molds, net of accumulated amortization
       of $ 142,714                                                   69,964
Organizational costs, net of accumulated amortization
       of $ 116,724                                                  183,048
Goodwill, net of accumulated amortization of $ 66,707                167,016
Other                                                                111,124
                                                                   ---------
                                                                   $ 635,188


Organizational costs incurred by the Company are being amortized over a five year period. Frame mirror molds include costs related to the wholesale division in order to construct prototypes and molds for a product line of antique reproduction framed mirrors. These costs are amortized over the related product life or five years, whichever is shorter.

7. ACCRUED LIABILITIES


                                                       June 30, 1996
                                                       -------------
           Payroll and employee benefits                 $  420,089
           Employee Settlements                             360,000
           Rent                                             133,988
           Deferred rent                                     56,472
           Insurance                                          8,667
           Union dues and benefits                           98,000
           Professional fees                                190,760
           Interest                                         118,222
           Other                                            141,927
                                                         ----------
                                                         $1,528,125



In March 1996, the Company executed an agreement with the Internal Revenue Service (the "Service") for the payment of then outstanding payroll tax liabilities totaling approximately $100,000. The agreement will require the Company to pay approximately $9,000 per month for approximately 14 months.

As of June 30, 1996, the Company has unpaid payroll taxes, including the amounts pursuant to the Service Agreement in the amount of approximately $ 325,000, including interest and penalties.

8. NOTES PAYABLE



Notes payable:                                                    June 30, 1996
--------------                                                    -------------
Bank line of credit(a)                                             $  910,000
Notes payable, due July 1,1995, to individuals bearing
  interest at 16% payable quarterly (See Note 8 legal
  matters)                                                            300,000
Notes payable, due May 2016, to U.S. Small
  Business Administration, bearing interest at 4%
  payable monthly (b)                                                 320,582

Notes payable due September 30, 1995 to
   a Nevis, BWI Corporation, bearing interest at 18%,
   payable monthly (c)                                                 222,630
Financing Agreement with A Secured Lender (d)                          763,361
                                                                    -----------
                                                                    $2,516,573


(a) In July 1994, The Company replaced its existing financing agreement with a line of credit of up to $950,000 with a New York bank following the Company's Initial Public Offering in June 1994. Such borrowings are based on trade receivables and inventory. The borrowings under such line of credit are secured by a lien on all personal property and fixtures of the Company and personally guaranteed by the President and Chief Executive Officer of the Company. In March 1996 the Company has agreed with the bank to reduce the line of credit by $10,000 per month. As of the date of this filing, the line of credit has been reduced to $870,000. This line of credit bears interest at a rate of prime plus 1% (9.25% as of the date of this filing.) The Company is also seeking alternative sources of financing to ultimately replace the current line of credit, but there can be no assurance it will be able to do so.

(b) In May 1993, Murano and CPC, secured Disaster loans from U.S. Small Business Administration pursuant to promissory notes dated May 20, 1993 and May 21, 1993 in an aggregate amount of $ 339,300, which bears interest at a rate of 4% per annum, were payable in equal monthly installments including principal and interest and the balance of which would be due 23 years from the date of the Notes. Such borrowings are secured by machinery and equipment and are personally guaranteed by the former President and Vice President of Murano and CPC and their spouses. On July 29, 1996 the Company received non-payment notification from the U.S. Small Business Administration requiring full payment with interest. As a result of the nonpayment notification, the balance of the Note is classified as current. The Company currently is renegotiating the terms of the loan with the U.S. Small Business Administration.

(c) On October 16, 1995, the Company entered into an agreement to restructure a promissory note dated May 1995, with the principal amount of $500,000 bearing interest at the rate of 18% per annum with the principal which was due and payable in full on September 30, 1995 and a $150,000 note dated May 12, 1995, bearing interest at the rate of 18% payable monthly with 135% of the principal which was also due and payable in full on September 30, 1995 with a Nevis, BWI Corporation. On October 16, 1995 the parties agreed the Company owed the lender, including interest and monthly extension fees of approximately $155,000 through December 15, 1995, an aggregate amount of approximately $805,000. Pursuant to the new agreement, the Company paid $405,000 to the Nevis Corporation upon acceptance of the agreement. The Company also delivered a Promissory Note in the principal amount of approximately $400,000, in extension and replacement of the remaining balance due and payable of $180,000 on or before December 15, 1995 and $220,000 on July 31, 1996. The new agreement also stipulated that the lender shall sell the 180,000 shares of the Company's Class A Common Stock, held in escrow by the lender, for $180,000 to an unaffiliated third party. The proceeds of such sale will be applied against the note. The stock sale took place during January 1996. In addition, during December 1995, the Company issued to the lender 35,000 unregistered shares of Class A Common Stock. Such shares shall be afforded a piggyback registration right for all registration statements filed by the Company before July 31, 1996 and a one time demand registration right commencing after July 31, 1996. Approximately $25,000 was charged against earnings during the quarter ended December 31, 1995 in conjunction with the issuance of these shares. The promissory note is also guaranteed by Max Munn, President and Chief Executive Officer of the Company. The note is collateralized by 600,000 shares of the Company's Class A Common Stock owned by the Company's Italia Collections Inc. subsidiary. The Company is currently renegotiating the terms of the agreement with the lender to restructure payment terms of principal and interest outstanding of $245,000. There can be no assurance that the Company will successfully complete these discussions.

(d) On February 15, 1995, Italia Collection entered into a Financing Agreement with a New York based secured lender whereby Italia Collection may borrow pursuant to an asset-related formula. The agreement remains in effect as of the date of this filing, and may be terminated by either party upon notice to the other and payment of the commitment fee for the unexpired term of this agreement. Although the Company is currently pursuing alternative financing agreements, as of the date of this filing, no such arrangements have been finalized. According to the current agreement, the lender, upon confirmation of shipments, will advance Italia Collection 70% of the receivable. Upon collection of the receivable, the lender remits the balance of 30%. Interest is calculated on the daily cash balance at the rate of prime plus 9% per annum (17.25% as of the date of this filing) or a minimum of 18% per annum against a minimum monthly defined compensation of $3,000. As of the date of this filing, the amount due to the lender was approximately $750,000. In addition, the secured lender received personal guarantees from Max Munn, President and Chief Executive Officer of the Company, and his spouse. During February 1996, the Company's President and Chief Executive Officer arranged for $160,000 additional financing from this lender at the rates in effect for existing loans. The President and Chief Executive Officer, and his spouse, have provided personal guarantees for this additional funding, in addition to a security interest in certain real estate and Company stock owned by his spouse. Of these proceeds, approximately $121,000 was used to pay outstanding tax liabilities. The balance of the proceeds was loaned by the Company to the President and Chief Executive Officer. A $38,000 demand loan dated February 8, 1996, bearing an annual rate of interest of 18% was executed by the President and Chief Executive Officer, and countersigned by the Chief Financial Officer. On May 13, 1996, the Company's Board of Directors affirmed by majority vote the loan by the Company to its President and Chief Executive Officer. The principal balance of the loan will be partially offset by unreimbursed business expenses. The remaining loan balance will be repaid by the President and Chief Executive Officer to the Company, with interest as provided above, by September 1997.


9. SHAREHOLDER'S EQUITY

Shareholder's equity

The Company's certificate of incorporation authorizes the issuance of 15,000,000 (adjusted to 30,000,000 as of August 28, 1995 stockholders meeting) Class A shares, $.001 par value, 2,500,000 Class B shares, $.001 par value, and 2,500,000 (adjusted to 5,300,000 on August 28, 1995) shares of Preferred Stock, $.01 par value. Each Class B share entitles the holder thereof to five noncumulative votes per share on all matters on which stockholders may vote at meetings of stockholders. The Class A and Class B shares shall vote together as a single class on all matters. The Class B shares are convertible on a one-for-one basis at any time after issuance at the option of the holder into Class A shares. The issuance of additional Class B shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the voting and other rights of

Class A shares. The Preferred Shares are convertible on a three to one basis at any time after issuance at the option of the holder into Class A shares.

In June 1994, the Company issued 517,500 shares of Class A Common stock, par value $.001 per share. 460,000 Class WA warrants to purchase Class A shares and Class WB warrants, and 258,750 Class WB warrants to purchase Class A shares. The net proceeds from this Offering were approximately $1,600,000.

In September 1995, the Company issued 460,000 shares of Series A, 10% Cumulative Convertible Preferred Stock ("Preferred Stock") and 230,000 Redeemable Class WC Warrants ("Warrants") to purchase Preferred Stock at the exercise price of $5.50 per share. The net proceeds from this Offering were approximately $1,633,000, including over-allotments. Each share of Preferred Stock is convertible, commencing one year from the date of issue, subject to adjustment, into three shares of Class A Common Stock of the Company.

On April 4, 1996, the Company's Board of Directors resolved to issue 250,000 shares of the Company's Class B Common Stock to Laurie Munn, wife of the Company's President and Chief Executive Officer. This issuance is in consideration for a down payment of $250, Ms. Munn's 6.6% note to the Company providing for principal of $437,500 to be paid to the Company in five equal annual installments of $105,561.90, and Ms. Munn's guaranty and pledge of her assets for certain Company debt. The shares were issued to Ms. Munn on April 8, 1996. A Promissory Note and Security Agreement, whereby the shares will collateralize the Promissory Note, was executed by the Company and Ms. Munn pursuant to these terms.

In April 1996, the Company's investment banking firm arranged for the private placement of 175,000 shares of the Company's Common A Stock and 50,000 shares of the Company's Series A Preferred Stock. These shares, all of which bear a restrictive legend, were issued on April 24, 1996 to various independent investors (the "Investors") generating gross proceeds of $431,251. The Company realized net proceeds of $310,609 which was used to pay certain outstanding liabilities. Commencing thirty (30) days following the date of the close of the private placement, any of the Investors had the right to demand in writing (the "Demand Notice") that the Company file a registration statement with the Securities and Exchange Commission (the "Commission") which shall cover the shares and allow the Investor to sell the shares to the public. Within fifteen
(15) days following receipt of the Demand Notice, the Company is required to file such registration statement and use its best efforts to have such registration statement declared effective by the Commission and such state securities regulators as reasonably requested by the Investor. The Company also agreed to include the shares in its next registration statement.

The Company has not paid and does not anticipate paying any cash dividends on its Class A Shares, Class B Shares, or Series A Preferred Shares in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations, and in the expansion of its business. In February 1996, the Company's Board of Directors declared a stock dividend equivalent to $0.25 per share to its Series A 10% Cumulative Convertible Preferred Stockholders of record as of the close of business on February 23, 1996 (the "Record Date".) Payment was made on March 1, 1996 by the issuance of 0.10231 of a share of the Company's Class A Common Stock for each share of Series A Preferred Stock held of record on the Record Date. Accordingly, 55,247 shares of the Company's Class A Common Stock was issued for this purpose. Retained earnings was charged $165,741 in March 1996 in conjunction with the issuance of these shares.

Pursuant to a July 1996 agreement (the "Forfeit Agreement") between the Company's President and CEO's wife and the Company's underwriters ("VTR"), in consideration for the release of the Company's restrictions on issuing shares of capital stock, the wife may be required to forfeit her equity holdings (519,750 Class A Shares and 519,750 Class B Shares) to the Company if pre-tax earnings fall below $300,000 and $366,000 for the years ending June 30, 1997 and 1998 respectively.



Conversions and Stock Grants for Services

On November 23, 1994, the Company borrowed the sum of $225,000 from Ekistics Corp., a Bahamian corporation, pursuant to a promissory note due March 30, 1995, together with interest at the rate of 14% per annum and a 5% financing charge. In April 1995, the Company paid $25,000, plus interest on account of the principal amount of the said Note and entered into a revised note for the $200,000 balance with such revised Note providing for payment of principal on October 20, 1995, having an interest rate of 14% per annum and being convertible into 80,000 shares of Preferred Stock and 40,000 Class WC Warrants. On December 15, 1995, this conversion took place. The 80,000 Preferred Shares and 40,000

WC Warrants were registered in a Registration Statement declared effective September 18, 1996.

In June and July 1995, the Company delivered to unaffiliated parties promissory notes in the aggregate amount of $300,000 with interest at the rate of 10% per annum (the "10% Notes") and promissory notes in the principal amount of $100,000 with interest at the rate of 6% per annum (the "6% Notes".) The 10% Notes and 6% Notes were each payable in June and July 1996 or the closing of the sale by the Company of an issue of Preferred Stock, whichever is earlier. The 6% Notes were convertible, in whole or in part, at the option of the holder, into a maximum of 2,000,000 WC Warrants entitling the holders for a period of five years to purchase one share of Preferred Stock per Class WC Warrant at a price of $5.50 per share. These Warrants are redeemable by the Company. The Notes were secured by a lien on the Company's assets. In September 1995 the Company repaid all 10% Notes in full, plus all accrued interest for both the 10% Notes and 6% Notes. All holders of 6% Notes have converted in full, into a total of 2,000,000 Class WC Warrants, which were registered in a Registration Statement declared effective by the Securities and Exchange Commission on September 18, 1996.

In August 1995, the Company agreed to issue, at a future date, 60,000 Class A Common shares in settlement of all current and future liabilities under a two-year Marketing and Organizational Agreement (the "Marketing Agreement") with a consulting firm dated January 4, 1994.

In December 1995, in consideration for certain services rendered, 10,000 shares of the Company's Class A Common Stock were issued to various individuals related to Richard Josephberg, an outside Director of the Company.

In February 1996, the Company's Board of Directors approved the issuance to Sol Munn, Uncle of the President, of 150,000 shares of the Company's Class A Common Stock, in consideration for past consulting services provided.

Effective June 30, 1996, the Company entered into a consulting agreement with Morris Munn, father of the Company's President and Chief Executive Officer, in exchange for certain future services (See Note 10-Consulting Arrangements). As part of this agreement, over the subsequent five-years, the Company will pay Mr. Munn $54,000 per annum in equal bi-weekly installments, and issue to Mr. Munn options to purchase up to 350,000 shares of the Company's Series A Preferred Stock. These options were fully exercised during July to September 1996, generating net proceeds to the Company totaling $787,500.

Pursuant to the Company's June 30, 1996 settlement with Ann Stevens (the "Settlement"), a former executive of the Company and sister of the President and Chief Executive Officer, the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Stock. The Company plans to register these securities with the Securities and Exchange Commission no later than November 1996. Also pursuant to the Settlement, the Company issued to Michael Levine as escrow agent (the "Escrow Agent") 1,250,000 unregistered shares of the Company's Class B Common shares (the "Escrow Shares".) The Escrow Shares shall not be voted by the Escrow Agent, unless the Company defaults on its obligations under the agreement. Upon satisfaction of such obligations, the Escrow Shares shall be returned by the Escrow Agent to the Company.

An aggregate of $300,000 was recorded by the Company as expense related to the aforementioned stock issued to consultants and others for services. These charges were based upon the fair market value of the shares on the respective dates granted.

See Note 8 and Note 10 for additional issuances of stock for services.

Warrants

In September 1995, the Company lowered the exercise price of the Company's Class WA Warrant to $1.50 per share and arranged to place 180,000 shares of the Company's Class A Common shares which were previously sold pursuant to a "Regulation S" private placement into escrow. These shares were sold in January 1996 to unrelated parties pursuant to a restructuring of a note payable by the Company to the holder of these shares as discussed below. On July 16, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission to register the Class WA Warrants and underlying Class A Common shares. The Commission declared this Registration Statement effective on July 19, 1996. During August and September 1996, 578,000 of the Company's Class WA Warrants were exercised at $1.50 per warrant, generating proceeds to the Company totaling $867,000.

In January 1996, the Company's Board of Directors elected to lower the exercise price of the Company's Class WB Warrant to $2.00 per Class A Common share, subject to the filing and effectiveness of a Registration Statement with the Securities and Exchange Commission. Such Registration Statement was filed with the Commission on July 16, 1996 and declared effective on July 19, 1996.

Decor Group Inc. Stock Transaction (See Note 4)

On March 3, 1996, the Company acquired 500,000 shares of Series A Convertible Preferred Stock and an option to purchase 20,000,000 shares (the "Option Shares") of Series B NonConvertible Voting Preferred Stock of Decor Group, Inc.,

("Decor") in exchange for issuance to Decor by the Company of 200,000 shares of its Class A Common stock and 200,000 shares of its Series A Convertible Preferred stock and a guarantee with respect to certain indebtedness should such indebtedness become necessary. Also, the Company exercised its option to purchase the Option Shares in September 1996, for total cash consideration of $2,000. (See Note 4, Acquisitions, Dispositions and Strategic Alliances.)

As part of the Company's investment in Decor, during the months of August and September 1996, the Company purchased 109,867 shares of Decor's Series C Non-Voting, Convertible, Preferred Stock at a cost of $824,000.

Stock Option Plans

The 1994 Plan. On June 20, 1994, the Company adopted the Interiors, Inc. 1994 Stock Option and Appreciation Rights Plan (the "1994 Plan"), which provides for the granting of options to officers, employees and consultants to purchase not more than an aggregate of 250,000 Class A Shares. Directors of the Company are not eligible to participate in the 1994 Plan. The 1994 Plan provides for the grant of options intended to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code") as well as options which do not so qualify.

Pursuant to the 1994 Plan, the Board of Directors or a stock option committee established by the Board to administer the 1994 Plan determines the persons to whom options are granted, the number of Class A Shares subject to option, the period during which the options may be exercised and the option exercise price. With respect to incentive stock options, no option may be granted more than ten years after the effective date of the 1994 Plan or exercised more than ten years after the date of grant (five years if the optionee owns more than ten percent of the Class A Shares of the Company at the time of grant). Additionally, with respect to incentive stock options, the option price may not be less than 100% of the fair market value of the Class A Shares on the date of the grant (110% if the optionee owns more than ten percent of the Class A Shares of the Company at the time of grant). The fair market value of the Class A Shares will be determined by the Board or the Committee in accordance with the 1994 Plan as follows: If the Class A Shares are not listed and traded upon a recognized securities exchange, on the basis of recent purchases and sales of Class A Shares in arms-length transactions or based on the last reported sale or transaction price for such stock on the date of grant or, if the shares are traded on a recognized securities exchange or quoted on the NASDAQ National Market System upon the basis of the last reported sale or transaction price on the date of grant or, if the shares were not traded on such date, on the date nearest preceding that date. Subject to certain limited exceptions, options may not be exercised unless, at the time of exercise, the optionee is in the service of the Company.

The Board of Directors or the Committee may, in its discretion, at any time prior to the exercise of any option, grant in connection with such option the right to surrender part or all of such option to the extent the option is exercisable, and receive an amount (payable in cash, Class A Shares or combination thereof as determined by the Board or the Committee) equal to the difference between the then fair market value of the shares issuable upon the exercise of the option (or portions thereof surrendered) and the exercise price of the option or portion thereof surrendered.

On September 16, 1994, the Board of Directors granted Incentive Options to purchase an aggregate of 159,000 Class A Shares under the 1994 Plan at an exercise price equal to the fair market value of the shares on the date of grant, or $3.50 per share, to 23 employees and Incentive Options to purchase 25,000 Class A Shares to Ann Stevens, then Executive Vice President of the Company and wife of then Company President, Theodore Stevens, at 110% of the fair market value or $3.85 per share. Of such options, options to purchase 75,000 Class A Shares were granted to Max Munn, now President and Chief Executive Officer of the Company, and Ann Stevens, then Executive Vice President of the Company, and Mr. Munn's sister. In addition, on October 5, 1994 the Board of Directors granted Incentive Options to two employees to purchase an aggregate of 20,000 Class A Shares at exercise prices equal to the fair market value of the shares or $3.38 per share. With respect to each such grant, 25% of such options will vest each year commencing on the first anniversary of the grant.

The Director Plan. On June 20, 1994 the Board of Directors approved the 1994 Director Stock Option and Appreciation Rights Plan (the "Director Plan"). The Director Plan was adopted to provide an incentive to Directors through automatic and discretionary grants of stock options. The Director Plan provides for the grant of options intended to qualify as "incentive stock options" under the Code as well as options which do not so qualify.

The Director Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). Options under the Director Plan may be granted to each person who is a Director of the Company on the date of grant. All Directors of the Company are eligible to receive options under the Director Plan.

The Director Plan provides for the granting of options to Directors in such amount and, subject to the terms of the Director Plan, upon such terms as the Board or Committee determines in its discretion in order to reward the recipient director for extraordinary service to the Company. In addition, on the second Monday of May of each year each person who is then a director of the Company shall be automatically granted an option to purchase 10,000 of the Company's Class A Shares, subject to adjustment as provided for in the Director Plan. The aggregate number of shares for which options may be issued pursuant to the Director Plan is 250,000 shares. The exercise price for options granted under the Director Plan must be equal to the fair market value per Class A Share on the date of grant. The fair market value of the Class A Shares will be determined by the Board or the Committee in accordance with the Director Plan as follows: If the Class A Shares are not listed and traded upon a recognized securities exchange, on the basis of recent purchases and sales of Class A Shares in arms-length transactions or based on the last reported sale or transaction price for such stock on the date of grant or, if the shares are traded on a recognized securities exchange or quoted on the NASDAQ National Market System upon the last reported sale or transaction price on the date of grant or, if the shares were not traded on such date, on the date nearest preceding that date. Each option granted under the Director Plan expires ten years after the date of grant, unless a lesser period is specified by the Committee.

In the event an optionee ceases to be a Director of the Company for any reason at a time when he holds an option, he may exercise only such options as are exercisable at the time he ceases to be a Director, within the original term of the option. Options which are not exercisable at the time an optionee ceases to be a Director shall terminate. In the event an optionee dies, the Director Plan provides for the exercise of an option on behalf of the deceased Director.

On September 16, 1994, the Board of Directors granted Incentive Options to purchase 25,000 Class A Shares to each of Theodore Stevens, then President and Max Munn, President and Chief Executive Officer and then Executive Vice President-Operations under the Director Plan at an exercise price equal to 110% of the fair market value of the shares on the date of grant, or $3.85 per share, all of which options immediately vested. As of the date of this filing, with Mr. Stevens no longer an officer or Director of the Company, the Company does not plan to issue to Mr. Stevens any additional shares pursuant to any agreement currently in effect, except that Mr. Stevens currently holds 269,750 shares of the Company's Class B Common shares each of which are convertible into one Class A Common share at Mr. Stevens option.

At June 30, 1996, pursuant to the execution of a Consulting Agreement between the Company and Morris Munn, the father of the Company's President and Chief Executive Officer, the Company granted to Morris Munn an option to purchase up to 350,000 shares of the Company's Series A Preferred Shares at a net exercise price of $2.25 per share. The Company recorded charges against earnings of $87,500 at June 30, 1996 in conjunction with the issuance of these options. Subsequent to June 30, 1996 all 350,000 of these options were exercised, generating proceeds to the Company of $787,500.

At June 30, 1996, no other options have been granted. At June 30, 1996, an aggregate of 209,000 options are exercisable at prices ranging from $3.50 to $3.85.

At June 30, 1996, certain warrants to acquire Company securities are outstanding: a) 3,760,000 Class WA Warrants exercisable at $1.50 to acquire one Class A Common Share and one Class WB Warrant, of which 578,000 such warrants have been exercised subsequent to June 30,1996, b) 258,750 Class WB Warrants exercisable at $2.00 to acquire one Class A Common Share, and c) 2,270,000 Class WC Warrants exercisable at $5.50 to acquire one Series A Preferred Share.

Except as otherwise set forth herein, the Company has no material commitments for capital expenditures. In order to fund growth over the long term, the Company anticipates possible future issuance of its securities resulting in further dilution to its security holders.



10. COMMITMENTS AND CONTINGENCIES

Operating Leases

On January 16, 1991, the Company entered into a sublease agreement that provides for the leasing of a site which serves as the Company's principal office and manufacturing facility. The term of the sublease expires December 31, 1996. This lease requires minimum annual lease payments of approximately $265,000. The Company has not renewed this lease. The site has been purchased by a new owner on December 31, 1996, and the Company is currently negotiating for a new lease. Interim rent payments are $14,000 per month until a lease is signed.

The Company entered into a lease on February 1, 1993 for a 1,800 square foot Manhattan, New York showroom. The lease expires January 3,2003, and requires rent payments of approximately $78,000 per annum.

The Company entered into a lease on August 31, 1995 for a 5,739 square foot Philadelphia, Pennsylvania showroom. The lease expires on August 31, 2000, and requires rent payments of approximately $30,000 per annum.

Italia occupies approximately 1,750 square feet at International Home Furnishings Center in High Point, North Carolina, pursuant to a lease dated May 1, 1993. The term of the lease is five years and requires minimum annual rent payments of approximately $26,500.

In addition, on March 28, 1996 the Company's Italia operation was closed in Hialeah Gardens, Florida and the product line was out-sourced to Lance Corporation in Hudson, Massachusetts.

Future minimum lease payments under operating leases are as follows:

              1997                     $ 265,837
              1998                        130,475
              1999                        110,299
              2000                        111,648
              2001                         89,914
              Thereafter                  180,154
                                        ---------
                                        $ 888,327
                                        ---------

Rent expense charged to operations, which includes escalation charges, for the years ended June 30, 1996 and 1995, amounted to $408,458 and $405,945, respectively.

Union Agreement


Effective April 1, 1991, the Company signed a three-year (with an additional two-year automatic renewal) union contract for its union members under the terms of a collective bargaining agreement. The Company has received notice that the two-year automatic renewal and the existing union contract will remain in effect through April 1, 1996. The Company is currently negotiating the renewal of its union contract. None of the Company's employees have been on strike, or threatened to strike since the Company's inception and the Company believes its relationship with all of its personnel is satisfactory.

Employment Arrangements

On October 27, 1995 the Company entered into a one-year employment agreement with Robert Schildkraut, then Vice President, Operations with an annual base salary of $120,000. The Agreement may be terminated by the Company with a payment of 50% of the employee's salary remaining under the agreement or a payment of six weeks salary in the event the employee resigns from the Company. The Agreement also provides for the employee to be granted certain stock options to purchase an aggregate of 100,000 Class A Shares, 50,000 of which were to be granted and vested immediately at a price of $2.00 per share, exercisable in six months from the date of grant, and any attempt to exercise these options during the exercise period will terminate the options granted on September 16, 1994; options to purchase 25,000 shares at a price of $4.00 per share to be granted on the second anniversary; and options to purchase 25,000 shares at a price of $5.00 per share to be granted on the third anniversary. The Agreement also provides for a bonus program based on the Company meeting certain minimum profit goals. In April 1996, the employment of the Vice President, Operations was terminated. The Company settled its obligations to the employee during the subsequent quarter. This settlement took the form of severance payments totaling approximately $27,000. No securities have been issued to the employee as part of the settlement.

On May 8, 1995, the Company entered into an employment agreement with Donald Feldman, Vice President of Sales and Marketing of the Company. The Agreement is for a term of four years beginning June 1995 and may be terminated by the Company after the first year with payment of 80% of the employee's salary, reduced by the employee's other income. The Agreement provides that the Vice President of Sales and Marketing will be employed at a base salary of $117,500 plus a sales commission structure based on increases in net sales for the Company. Mr. Feldman will be granted an option to purchase 10,000 shares of the Company's Class A Common Stock for every full year under the employment agreement at a price of $2.50 per share. Concurrent with the effective date of Decor Group, Inc.'s ("Decor") initial public offering (See "Acquisitions and Strategic Alliances."), the Company and Mr. Feldman plan to terminate Mr. Feldman's Employment Agreement. Mr. Feldman will enter into a three (3) year employment agreement with Decor at such effective date.

As part of the Italia acquisition during fiscal year ended June 30, 1995, the

Company entered into various consulting and employment agreements aggregating $176,000 per annum. The agreements were subject to termination at any time by Italia for reasons specified in the agreements. In July 1995, the employment agreement for the President of Italia, as well as all other agreements, were terminated by the Company.


Refer to Legal Proceeding Section of this Note for additional disclosure.

Consulting Arrangements

Effective January 4, 1994, the Company entered into a two year Marketing and Organizational Agreement (the "Marketing Agreement") with Robert M. Leopold. Pursuant to the Marketing Agreement, Mr. Leopold will consult with and advise the Company concerning its marketing plans, business operations, organization, management, strategic planning, products and services, acquisitions, mergers, and other matters. Mr. Leopold will be paid $9,375 each quarter in advance together with reimbursement for expenses incurred not to exceed $200 per month. In August 1995, the Company agreed to issue, at a future date, 60,000 Class A Common Shares to Mr. Leopold in settlement of all current and future liabilities, under this agreement. These shares, which bear a restrictive legend, were issued April 16, 1996. In conjunction with the issuance of these shares, approximately $55,000 was charged against earnings during the year ending June 30, 1996.

On April 1, 1995, the Company entered into a consulting agreement with Morris Munn, father of Max Munn, the Company's President and Chief Executive Officer under which he will provide the Company with the following: design and fabrication of new molds for sculpture; recommend, and implement improvements in antiquing, woodworking, gilding and carving processes; and attend trade shows for frame making and mold making. Fees under the agreement are payable at $54,000 per annum for one year renewable at the Company's option. On June 30, 1996, Morris Munn's consulting agreement was extended for five (5) years.

Legal Proceedings

During April and May of 1995, Hide Tashiro commenced two law suits totaling $225,000 (plus interest and attorneys' fees) against the Company and others. The Company believes it has meritorious defenses against these claims. In April 1996 the plaintiff's motions for summary judgment were denied and the court held that there was an issue of fact to be tried. The Company believes it has valid defenses against these claims and is of the opinion the outcome on this matter will not have a material impact on the Company's financial position or results of operations.

On or about December 28, 1994, Merrill Corp. filed a complaint in the Supreme Court of the State of New York, against the Company seeking payment for goods sold and delivered to the Company. The matter was settled in July 1996.

In July 1995, the Company through its attorneys made demand against Morgan Steel Ltd. the office of which is located on the Isle of Man, England, for the payment to the Company of $362,507 on account of a perceived violation of Section 16 (b) of the Securities and Exchange Act. No response to said demand for payment has been made to date. On May 23, 1996, the Company's Board of Directors resolved that the Company and its officers and directors undertake no action given the uncertainty of the cost of collectibility, and ultimate legal liability of Morgan Steel Ltd. either in the United States or the Isle of Man.

Gear Holdings, Inc. brought an action against the Company for the alleged breach of a licensing agreement. The Company denies that it was a party to an agreement with Gear, or that any sum of money is owed. The complaint demands sums Gear allegedly would have received under the agreement in a sum to be determined, but not less than $250,000.

In July 1996, all litigation brought against the Company (as itemized in the four following paragraphs) and its principals and Directors by Ted Stevens, Ann Stevens and Morris Munn was settled. Settlement of the lawsuits by Ted Stevens and Morris Munn against the Company and its officers and Directors are subject to Court approval.

On October 13, 1995, Ted Stevens, individually, as a Shareholder and Director and Morris Munn, individually and as a Director and on behalf of themselves and all other similarly situated Shareholders and Directors of the Company filed a complaint in the Supreme Court of the State of New York, County of Westchester, against the Company and its directors seeking unspecified damages and certain changes in the composition of the Company's Board.

On December 1, 1995, Ted Stevens, husband of Ann Stevens, filed a complaint in United States District Court, Southern District of New York, against Laurie Munn and American Stock Transfer & Trust Company seeking, among other things, the equitable rescission of a stock sale agreement between Mr. Stevens and Ms. Munn. On February 29, 1996, the Court held that Mr. Stevens did not have the right to rescission and denied Mr. Stevens' motion for a preliminary injunction and on April 17, 1996, the Court dismissed the action for lack of subject matter jurisdiction.

On December 12, 1995, Ann Stevens filed a complaint in the Supreme Court of the State of New York, County of Nassau against the Company and certain Directors seeking, among other things, compensatory and punitive damages arising out of the alleged breach of Ann Stevens' Employment Agreement.

On April 23, 1996, Ted Stevens filed a complaint in the Court of Chancery of the State of Delaware against the Company and certain Directors, seeking among other things, the rescission of a certain stock sale agreement between the Company and Laurie Munn.

The litigation relating to the termination of the 1995 employment agreement between Ann Stevens and the Company was settled by the execution of an employment severance agreement (the "Agreement"). Pursuant to the Agreement, the Company paid Ms. Stevens $63,000 for accrued and unpaid compensation upon execution of the Agreement. Subsequently, for a period of seven years, the Company will make bi-weekly payments to Ms. Stevens to total $72,000 for the first year, $70,000 for each of the next three years, and $50,000 for each of the final three years. As additional compensation, the Company will pay Ms. Stevens for reimbursement of certain expenses, $50,000 in various installments during the four months ending December 1996. The Company also entered into a non-compete agreement with Ms. Stevens for which the Company will make bi-weekly payments to Ms. Stevens to total $25,000 per year for seven years, plus automobile and insurance costs for five years. Effective June 30, 1996 the Company issued to Ms. Stevens 50,000 shares of the Company's Class A Common Shares, which were previously committed to Ms. Stevens pursuant to her 1995 employment agreement. In connection with the Agreement, the Company issued 1,250,000 shares of its Class B Common Shares (the "Escrow Shares") to Michael Levine, Esq., attorney of Ms. Stevens, as escrow agent (the "Escrow Agent"). The Escrow Agent shall abstain from voting the Escrow Shares for any purpose, except in the event of either the failure by the Company to adhere to the payment provisions noted above or the financial insolvency of the Company. If either event occurs, Ms. Stevens will be in a position to elect replacement Directors. Once the payment provisions in the severance and non-compete agreements are satisfied, the Escrow Agent shall release the Escrow Shares to the Company.

On August 13, 1996, the Munn Trust of 1975, Sol Munn and Evelyn A. Munn, Co-Trustees commenced an action against the Company as well as Max Munn, the Company's President and Chief Executive Officer and Laurie Munn, his wife seeking monetary damages for the sum of $111,000. The Company considers the complaint to be without merit and will vigorously defend the action.

SJP Contractors of New York, Inc. commenced an action in September 1996 against the predecessor entity of the Company, A.P.F. Holdings, Inc. , and others for $208,165 for work, labor and services allegedly performed in January 1991 for the renovation of the Company's premises. The Company's answer pleads that payment was made for the amount owed.

In September 1991, without admitting or denying the allegations, Max Munn, the Company's President and Chief Executive Officer agreed with the Federal Trade Commission (FTC) to the entry of a Consent Order in an action brought against Mr. Munn and others; which action arose out of the advertising of certain lithographs of original works of art as regards to whether or not the artist had played a substantial role in the production of lithographs. The case was settled before trial or discovery solely with entry of the above Consent Order; which enjoins Mr. Munn from making certain representations in connection with the sale of any works of art. The Consent Order also requires Mr. Munn for a period of five years (which expired as of September 1996) as to the maintenance of certain records as they concern the sale of certain lithographs.

The Company is subject to other claims and litigation in the ordinary course of business. In management's opinion, such claims are not material to the Company's financial position or its results of operations.



11. RELATED PARTY TRANSACTIONS


In October 1990 A.P.F. issued 100 shares of its Common Stock, no par value, to Theodore Stevens, then President and a former Director of the Company, for aggregate consideration of $225,000 and in October 1990 A.P.F. issued 165 shares of its Preferred Stock, $1,000 par value per share, to Theodore Stevens in consideration for the payment of $165,000. On June 30, 1992, A.P.F. converted certain indebtedness arising from services rendered and loans provided by Decor to A.P.F. in the amount of $114,000 to 114 shares of Preferred Stock of A.P.F. In March 1994 such shares were transferred by Decor to Theodore Stevens and all of such 279 shares of Preferred Stock were converted by Mr. Stevens into 124 shares of A.P.F. Common Stock. As a result of the Company's recapitalization, the Company issued 1,000,000 Class B Shares (constituting all of the then issued and outstanding Class B Shares of the Company) to Theodore Stevens in exchange for all of the issued and outstanding Common Stock of A.P.F., the predecessor to the Company.

In August 1995, Theodore Stevens, a Director of the Company, and Laurie Munn, wife of Max Munn, President and Chief Executive Officer and a Director of the Company, entered into an agreement whereby an existing option granted by Mr. Stevens to Mrs. Munn to purchase 500,000 shares of Class B Common Stock at $3.50 per share was canceled and Mr. Stevens sold to Mrs. Munn 269,750 shares of Class B Common Stock for $150,000 payable by an initial installment of $15,000 and a promissory note for the balance of the purchase price payable in 15 years with interest at the rate of 6.6% per annum. On December 1, 1995, Mr. Stevens filed a complaint in United States District Court, Southern District of New York against Ms. Munn seeking, among other things, the rescission of this stock sale. In June 1996, the parties agreed to a settlement without either the rescission of the stock sale or the need for additional payments by any party to the transaction (See Note 10).

During the fiscal year ended June 30, 1992, the Company borrowed the sum of $75,000 from Sol Munn, the uncle of Max Munn, President and Chief Executive Officer of the Company and borrowed an additional $75,000 in fiscal 1993. The aggregate amount due, in the amount of $150,000, was evidenced by a promissory note dated September 1, 1993, payable to The Munn Trust of 1975-Trustee: Sol Munn and Evelyn Munn and bore interest at the rate of 12% per annum. The note was payable September 1, 1996, subject to the right of Sol Munn to extend the term for an additional one year period upon 60 days notice. In March 1994 the bearer of the note agreed to purchase certain works of art at 58% above the Company's cost in full satisfaction of the above note. The Company recorded approximately $87,000 credit to earnings pursuant to this transaction. On August 13, 1996, The Munn Trust of 1975, Sol Munn and Evelyn A. Munn, co-trustees, commenced action in the Supreme Court of the State of New York, County of Suffolk against Laurie Munn, Max Munn, and the Company pursuant to this transaction, seeking monetary damages for the sum of $111,000 (See Note 10).

On July 7, 1994, Theodore Stevens, Max Munn and Ann Stevens, then respectively President, Executive Vice President and Executive Vice President of the Company, personally guaranteed the obligations of the Company under a Promissory Note dated July

7, 1994 in the amount of $950,000 at an interest rate of prime plus one percent (9.25% as of the date of this filing) to a New York bank. Pursuant to terms of settlement involving various issues (See Note 10), in the event that the Company's debt to the Bank is not repaid in full prior to March 31, 1997, the Company will pay Ann Stevens, who is married to Mr. Stevens, .2083% of the outstanding balance per month as compensation for her personal guarantee. As of September 30, 1996, the outstanding balance of this note totals $870,000.

On February 15, 1996, the Company's Italia Collection subsidiary entered into a Financing Arrangement with a New York corporation whereby Italia Collection may borrow pursuant to an asset-related formula. The agreement remains in effect as of the date of this filing and may be terminated by either party upon notice to the other and payment of the commitment fee for the unexpired term of this agreement. Interest is calculated on the daily cash balance at the rate of prime plus 9% per annum (17.25% as of the date of this filing) or a minimum of 18% per annum against a minimum monthly defined compensation of $3,000. As of the date of this filing, the amount due to the lender was approximately $738,000. (See "Liquidity and Capital Resources.") This Financing Arrangement has been personally guaranteed by Max Munn, the Company's President and Chief Executive Officer and his wife.

For the years ended June 30, 1996 and June 30, 1995, the Company paid approximately $30,000 and $46,000, respectively, to the father of the President, and Chief Executive Officer for consulting services. See "Executive Compensation
- Consulting Arrangements." These amounts are included in capitalized mold costs on the balance sheet.

In October 1994, the Company borrowed the sum of $33,000 from the Vice President and Chief Financial Officer of the Company. The amount due is evidenced by two promissory notes dated October 27, 1994 and October 28, 1994 for $8,000 and $25,000, respectively, which bore interest rates of 18% and 12% per annum, respectively. The principal and interest were initially due November 17, 1994 and November 18, 1994, respectively, and have been extended to February 15, 1995. Unpaid sums bear interest at the rate of 18% per annum plus $160. In April, 1995, the Company paid all principal and interest due on both promissory notes.


In October 1994, the Company borrowed the sum of $8,000 from the President of the Company. The amount due was evidenced by a promissory note dated October 27, 1994, which bore interest at a rate of 12% per annum. The principal and interest were due November 17, 1994. In November 1994, the Company repaid the loan. In addition, in November and December 1994, the Company advanced an aggregate amount of $13,000 to the then Executive Vice President-Operations of the Company, and now its President and Chief Executive Officer. This amount will be repaid to the Company during the year ended June 30, 1997.

On February 8, 1996, the Company entered into a demand loan with the President for $38,000, bearing interest at 18%.


Refer to Note 9, Shareholder's Equity and Note 10, Commitments and Contingencies for additional related party transactions.

12. PROFIT SHARING AND DEFERRED COMPENSATION PLANS

In July 1991, the Company started a qualified Profit Sharing Plan for all nonunion employees and a nonqualified Deferred Compensation Plan for certain key employees. The Company has not made any contributions to the Qualified Profit Sharing Plan or the Deferred Compensation Plan since its initial contribution during the fiscal year ended June 30, 1992.

13. PROVISION (BENEFIT) FOR INCOME TAXES

The income tax provision (benefit) consists of:

                                      Year Ended June 30,
                                      -------------------
                                     1996             1995
                                     ----             ----
Current income taxes:
Federal                             $    --         $   --
State and local                      17,859         ______
                                     17,859             --
Deferred income tax                      --       (100,000)
                                    $17,859      $(100,000)



The difference between the statutory and effective tax rate for the years ended June 30, 1996 and 1995 results principally from a full reserve against any benefit generated in 1996 (state taxes are provided) and immaterial non-deductible expenses in 1995.


The benefit from the Company's net operating loss carry forward for Federal income tax purposes in the amount of approximately $5,100,000 (which expire through 2011) has been fully reserved for because future realization is not considered to be "more likely than not". In addition, due to the changes in ownership during the last three years and the future, utilization of the net operating losses against future taxable income may be severely limited. The deferred tax asset of approximately $1,800,000 is comprised primarily of net operating losses and temporary differences.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.



                                TABLE OF CONTENTS
                                                                         Page


Available Information.......................................................3
Prospectus Summary..........................................................4
The Company.................................................................4
The Offering................................................................8
Summary Financial Information..............................................10
Risk Factors...............................................................12
Use of Proceeds............................................................20
Dividend Policy............................................................21
Selected Financial Data....................................................22
Management's Discussion and Analysis of Financial
 Condition and Results of Operations.......................................24
Business...................................................................37
Management.................................................................50
Principal Stockholders.....................................................58
Certain Transactions.......................................................60
Description of Securities..................................................62
Selling Securityholders....................................................70
Legal Matters..............................................................73
Experts....................................................................73
Financial Statements......................................................F-1





                     654,000 Shares of Class A Common Stock
                                       and
                    324,400 Shares of Series A 10% Cumulative
                           Convertible Preferred Stock





                                INTERIORS, INC.







                                   PROSPECTUS






                                     , 1997

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.


         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnity its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         Article Seven of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.


         The effect of the foregoing is to require the Company to indemnity the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


Item 25. Other Expenses of Issuance and Distribution

         The following is a statement of estimated expenses in connection with the securities being registered, other than selling discounts and commissions:


       Securities and Exchange Commission Registration Fee           $   690
       Accounting Fees and Expenses to Auditor and Consultant        $15,000
       Legal Fees and Expenses                                       $50,000
       Miscellaneous Expenses                                        $ 5,000
                                                                     -------

       Total Estimated Expenses                                      $70,328
                                                                     =======



All such expenses will be borne by the Company.


Item 26.          Recent Sales of Unregistered Securities.

         The following shares of unregistered securities have been issued by the Registrant since its inception. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities, except as noted below. In all instances where the Company has sold unregistered securities to investors, such investors were deemed to be accredited investors.


         In October 1990 A.P.F. issued 100 shares of its Common Stock, no par value, to Theodore Stevens, President and a Director of the Company, for aggregate consideration of $225,000. In October 1990 A.P.F. issued 165 shares of its Preferred Stock, $1,000 per value per share to Theodore Stevens in consideration for the payment of $165,000. On June 30, 1992 A.P.F. converted certain indebtedness of A.P.F. to Decor in the amount of $114,000 to 114 shares of Preferred Stock of A.P.F. In March 1994 such shares were transferred by Decor to Theodore Stevens and the 279 shares of Preferred Stock were converted by Mr. Stevens into 124 shares of A.P.F. Common Stock. As a result of the Company's recapitalization, the Company issued 1,000,000 shares of the Company's Class B Shares to Theodore Stevens in exchange for all of the issued and outstanding Common Stock of A.P.F.

         In March 1994 as part of a bridge financing, the Company issued to two persons 10% Notes in the aggregate principal amount of $270,000 and Convertible Notes in the aggregate principal amount of $30,000, all in consideration of loans to the Company in the aggregate principal amount of $300,000. See "Bridge Financing."

         In November 1994 Theodore Stevens converted 49,500 Class B Shares to 49,500 Class A Shares.

         In November 1994 the Company sold 3,000,000 Class WA Warrants to nine individuals and/or entities for aggregate consideration of $480,000.

         In June and July 1995, the Company delivered to unaffiliated parties promissory notes in the aggregate amount of $300,000 with interest at the rate of 10% per annum (the 10% Notes) and promissory notes in the principal amount of $100,000 with interest at the rate of 6% per annum (the 6% Notes.) The 10% Notes and 6% Notes were each payable in June and July 1996 or the closing of the sale by the Company of an issue of Preferred Stock whichever is earlier. The 6% Notes were convertible, in whole or in part, at the option of the holder, into a maximum of 2,000,000 WC Warrants entitling the holders for a period of five years to purchase one share of Preferred Stock per Warrant at a price of $5.50 per share. These Warrants are redeemable by the Company. the Notes are secured by a lien on the Company's assets. In September 1995 the Company repaid all 10% Notes in full, plus all accrued interest for both the 10% Notes and 6% Notes. All holders of 6% Notes have opted to convert, in full, into a total of 2,000,000 WC Warrants, which were registered in a Registration Statement declared effective by the Securities and Exchange Commission. on September 18, 1995.

         In August 1995, the Company agreed to issue, at a future date, 60,000 Class A Common shares in settlement of all current and future liabilities under a two-year Marketing and Organizational Agreement (the "Marketing Agreement") with a consulting firm dated January 4, 1994. These shares, which bear a restrictive legend, were issued on April 16, 1996. In conjunction with the issuance of these shares, approximately $105,000 of charges against earnings were recorded during the year ended June 30, 1996.


         In December 1995, in consideration for certain services rendered, 10,000 shares of the Company's Class A Common Stock were issued to various individuals related to Richard Josephberg, an outside Director of the Company. Approximately $7,000 was charged against earnings during the quarter ended December 31, 1995 in conjunction with the issuance of these shares.

        In December 1995, the Company issued 35,000 shares of its Class A
Common Stock to Infinity Investors, Ltd. As part of a restructuring of a certain note payable by the Company to Infinity Investors, Ltd.

         In March 1996, the Company acquired 250,000 shares of Series A Convertible Preferred Stock and an option to purchase 10,000,000 shares (the "Option Shares") of Series B Non-Convertible Voting Preferred Stock of Decor Group, Inc., ("Decor") in exchange for issuance to Decor by the Company of 200,000 shares of its Class A Common Stock and 200,000 shares of its Series A Convertible Preferred Stock, all of which bear a restrictive legend. (See "Liquidity and Capital Resources".)


         In April 1996, the Company's investment banking firm arranged for the private placement of 175,000 shares of the Company's Common A Stock and 50,000 shares of the Company's Series A Preferred Stock. These shares were issued on April 24, 1996 to various unrelated investors generating gross proceeds of $431,251. The Company realized net proceeds of $310,609 which was used to pay certain outstanding liabilities. This filing is meant, among other things for the purpose of registering these securities with the Securities and Exchange

Commission.

         In April 1996, the Company's Board of Directors resolved to issue 250,000 shares of the Company's Class B Common Stock, all of which are restricted, to Laurie Munn, wife of the Company's President and Chief Executive Officer. This issuance is in consideration for a down payment of $250, Ms. Munn's 6.6% note to the Company providing for principal of $437,000 to be paid to the Company in five equal annual installments of $105,561.90, and Ms. Munn's guarantee and pledge of her assets for certain Company debt. The shares were issued to Ms. Munn on April 8, 1996. Ms. Munn has executed a Promissory Note and Security Agreement in conjunction with the issuance of these shares. The Company obtained an appraisal to determine the fair market value of this transaction.

         In February 1996, the Company's Board of Directors approved the issuance to Sol Munn of 150,000 shares of the Company's Class A Common Stock, in consideration for consulting services provided. These shares, which bear a restrictive legend, were issued on April 12, 1996. In conjunction with the issuance of these shares, approximately $54,000 of charges against earnings were recorded during the year ended June 30, 1996. This filing is meant, among other things, to register these 150,000 Class A Common Shares with the Securities and Exchange Commission. The Corporation, the Company's investment bankers.

         Pursuant to the Company's June 30, 1996 settlement with Ann Stevens (the "Settlement"), a former executive of the Company, the Company issued to Ms. Stevens 50,000 restricted shares of the Company's Class A Common Stock. This filing is meant, among other things, to register these 50,000 Class A Common Shares with the Securities and Exchange Commission. The 50,000 Class A Common Shares are subject to a "lockup" agreement with VTR Capital Corporation, the Company's investment bankers. Also pursuant to the Settlement, the Company issued to Michael Levine as escrow agent (the "Escrow Agent") 1,250,000 unregistered shares of the Company's Class B Common Shares (the "Escrow Shares".) The Escrow Shares shall not be voted by the Escrow Agent, unless the Company defaults on its obligations under the agreement. Upon satisfaction of such obligations, the Escrow Shares shall be returned by the Escrow Agent to the Company. (See "Legal Proceedings".) In conjunction with the issuance of the Company's shares to Ms. Stevens, the Company recorded charges against earnings totaling $71,400 at June 30, 1996.

         In September 1996, pursuant to the Company's Director Stock Option Plan, the Company issued: 10,000 of its Class A Common Shares to Roger Lourie, an outside Director of the Company, and 10,000 of its Class A Common Shares to various individuals at the instruction of Richard Josephberg, an outside Director of the Company.

         The Company believes that the transactions set forth above were exempt from registration with the Commission pursuant to Section 4(2) of the Securities Act -as transactions by an issuer not involving any public offering. No broker-dealer or underwriter was involved in the foregoing transactions. All certificates representing the securities issued and currently outstanding by the Registrant herein have been or will be appropriately legended.

Item 27.          Exhibits.

Exhibit No.       Item
-----------       ----
1.1               Form of Amended Underwriting Agreement..2/

1.2               Form of Agreement Among Underwaters.1/

1.3               Form of Selected Dealer Agreement.1/

1.4               Form of Management Agreement between the
                  Company and Decor Group, Inc.

2.01 Stock Purchase Agreement, dated October 21, 1994, among the Company and Murano Crystal Corp. and Stephen M. Tucker.6/

2.02 Stock Purchase Agreement, dated October 21, 1994, among the Company and Cemmic Productions Corp. and Stephen M. Tucker and Michael D. Tucker.2/

3.1               Certificate of Incorporation of the Company.1/

3.1(a)            Amendment to the Certificate of Incorporation.2/

3.1(b) Certificate of Designations, Rights and Preferences of Series A Preferred Stock.2/

3.2               By-Laws of the Company.1/

3.3               Restated Certificate of Incorporation of A.P.F. Holdings,
                  Inc.1/

3.4               Certificate of Ownership and Merger between Interiors, Inc.
                  and A.P.F. Holdings, Inc.1/

3.5               Articles of Incorporation of Italia Collection, Inc. 7/

3.6               By-laws of Italia Collection, Inc.7/

4.1 Forms of Representative's Warrants to Purchase Class A Common Stock, Class WA Warrants and Class WB Warrants.2/

4.1(a)            Consulting Agreement between the Company and VTR Capital,
                  Inc.2/.

4.1(b)            Form of Warrant Exercise Fee Agreement by and between the

                  Company, VTR Capital, Inc., and the Transfer Agent.2/.

4.2               Form of Warrant Agreement by and between the Company, J.
                  Gregory & Company, Inc., and Transfer Agent.3/

4.3(a)            Specimen Class A Preferred Stock Certificate.2/.

4.3(b)            Specimen Class WC Warrant Certificate.2/

4.3(c)            Specimen Class A Common Stock Certificate.2/

4.4               Specimen Class B Common Stock Certificate.2/

4.5               Specimen Class WA Warrant Certificate.2/

4.6               Specimen Class WB Warrant Certificate.2/

4.7               First Amendment to Warrant Agreement.3/

5.1               Opinion of Bernstein & Wasserman, LLP, securities counsel for
                  Registrant.

10.1 Sublease Agreement dated January 16, 1991 between Stern Metals and the Company.1/

10.2 Lease dated August 11, 1992 between Hoopskirt Factory Partners and I.R.A.L., Inc.2/


10.3 Lease dated February 1, 1993 between Arglo Realty Company and the Company.1/

10.4 Security Agreement dated November 13, 1990 between the Company and United Credit Corporation and amendments thereto dated November 13, 1990, January 7, 1992, October 11, 1991,
                  December 15, 1992 and June 23, 1993.1/

10.5 Promissory note dated June 27, 1991 for $75,000 to Mount Vernon Urban Renewal Agency.1/

10.6 Mount Vernon Small and Minority Business Loan Agreement dated June 27, 1991.1/

10.7 Security Agreement between Mount Vernon Urban Renewal Agency and the Company dated June 27, 1991.1/


10.8 Intercreditor Agreement dated June 27, 1991 between United Credit Corporation and Mount Vernon Urban Renewal Agency.1/

10.9 Promissory note dated April 2, 1992 in favor of Hide Tashiro, in principal amount Of $150,000.1/

10.10 Promissory note dated April 2, 1992 in favor of Takehisa Nishijima, in principal amount of $150,000.1/


10.11 Promissory note dated June 8, 1992 in favor of Roger Lourie, in principal amount of $15,000.1/

10.12 Promissory note dated September 19, 1992 in favor of Howard Morganstein, in principal amount of $50,000.1/

10.13 Promissory note dated September 1, 1993 in favor of The Munn Trust of 1975 Trustee: Sol Munn and Evelyn Munn, in the principal amount of $150,000.1/

10.14 Agreement dated April 1, 1991 between Production, Merchandising & Distribution Employees Union, Local 210, affiliated with The International Brotherhood of Teamsters, Chauffeurs, Warehouseman and Helpers of America, AFL-CIO and the Company.1/

10.15             Form of Security Agreement between the Company and the Bridge
                  Lenders.1/

10.16             Form of Non-Negotiable 6% Convertible Promissory Note.1/

10.17             Form of Non-Negotiable 10% Promissory Note.1/

10.18             Employment Agreement dated March 8, 1994 between A.P.F.
                  Holdings, Inc. and Max Munn.1/

10.19 Marketing and Organizational Agreement between the Company and Robert M. Leopold dated as of January 4, 1994.1/

10.20 Promissory Note dated March 16, 1994 in favor of William Evenchick, in the principal amount of $100,000.1/

10.21 Pledge and Security Agreement between Ted Stevens and Stern Metals, Inc. dated January 16, 1991.1/

10.22 Promissory Note dated January 16, 1991 in favor of Stern Metals, Inc. in the principal amount of $125,000.1/


10.23             1994 Stock Option and Appreciation Rights Plan.5/

10.24             1994 Director Stock Option and Appreciation Rights Plan.4/

10.25             Revised form of Warrant Exercise Fee Agreement.5/

10.26             Revised form of Consulting Agreement between the Company and
                  J. Gregory & Company, Inc.2/

10.27 General Loan and Security Agreement dated July 7, 1994 between the Company and The Bank of New York.5/

10.28             Promissory Note dated July 7, 1994 in the amount of
                  $950,000.5/

10.29 General Guarantees dated July 7, 1994 of Ann Stevens, Theodore Stevens and Max Munn to The Bank of New York.5/

10.30 Lease Agreement dated July 15, 1994 between the Company and Robert Schildkraut.5/

10.31 Promissory Note dated June 30, 1994 in the amount of $100,000 issued to Ted Stevens.5/

10.32 Agreement dated October 6, 1994 among the Company, J. Gregory & Company, Inc. and Vincent Mongo.5/

10.33 Consulting agreement between Morris Munn and the Company dated October 1, 1993.5/

10.34 Consulting agreement between M & E Company and the Company dated October 1, 1993.5/

10.35 Promissory Note dated October 25, 1994 in the amount of $100,000 issued to Nybor Group, Inc. together with Affidavit of Confession of Judgment relating thereto.7/

10.36 Employment Agreement dated October 21, 1994, between Murano Crystal Corp. and Stephen M. Tucker.6/

10.37 Consulting Agreement dated October 21, 1994, between Murano Crystal Corp. and Jean Tucker.6/

10.38             Guaranty issued by the Company to Stephen M. Tucker and Jean
                  Tucker.6/

10.39             Guaranty issued by the Company to Stephen M. Tucker and
                  Michael D. Tucker.6/


10.40 Non-Competition and Confidentiality Agreement entered into between Murano Crystal Corp. and Michael D. Tucker.6/

10.41 Non-Competition and Confidentiality Agreement entered into between Murano Crystal Corp. and Lisette Tucker.6/

10.42 Promissory Note dated October 27, 1994 in the amount of $8,000 issued to Max Munn.7/

10.43 Promissory Notes dated October 27 and October 28, 1994 in the amounts of $8,000 and $25,000, respectively, issued to Robert
                  M. Schildkraut together with Affidavits of Confession of Judgment relating thereto.7/

10.44 Promissory Note dated November 23, 1994 in the amount of $225,000 issued to Ekistics Corp.7/

10.45 Guarantees dated November 23, 1994 of Theodore Stevens, Max Munn, Laurie Munn, and Ann Stevens.7/

10.46 General Loan and Security Agreement dated November 22, 1994 from the Company to Ekistics Corp.7/

10.47 Rollover Promissory Notes issued to Robert Schildkraut in the amounts of $25,000 and $8,000.

10.48 Form of Subscription Agreement for Private Placement of Series A 10% Convertible Preferred Stock. 8/


10.49 Letter Agreement dated march 15, 1995 between the Company and Chatham Capital Partners, Ltd. 3/.

10.49(a)          Form of Subscription Agreement for Offering by Decor Group,
                  Inc. 11/

10.50             Demand note between the Company and Max Munn dated February 8,
                  1996. 9/

10.51             Non-negotiable Promissory Note between Laurie
                  Munn and the Company dated April 8, 1996, and
                  Security Agreement relating thereto. 10/


10.51(a)          Letter dated March 28, 1995 between Reynders,
                  Gray & Co. Incorporated to Theodore Stevens.3/.



10.52 Voting Agreement between the Company, Interiors, Inc., Max Munn, Michael Lulkin, and Matthew Harriton.

10.52(a) Revised Voting Agreement between the Company, Interiors, Inc., Max Munn, Michael Lulkin, and Matthew Harriton.

10.53             Credit Agreement between the Company and BH Funding, LLC.

10.54             Consulting Agreement between the Company and BH funding, LLC.

10.55             Promissory Note excecuted in favor of BH Funding, LLC.

10.56             Pledge Agreement between the Company and BH Funding, LLC.

11.0              Statement re: computation of per share earnings as of December
                  31, 1997.

21.1              Subsidiaries of the Registrant.5/

23.1 Consent of Arthur Andersen LLP, independent Public accountants.

23.2 Consent of Bernstein & Wasserman, LLP - such consent is contained in the opinion contained in Exhibit 5. 1.

99.1              U.S. Patent and Trademark office Trademark Reg- No.
                  1,736,623.1/

99.2              U.S. Patent and Trademark Office Service mark Reg. No.
                  1,783,694.1/

99.3 Consent Order for Permanent injunction for Defendant Max Munn issued by the Federal Trade Commission in September 1991.1/

99.4 Satisfaction of Judgement in the matter of A.P.F. Holdings, Inc. vs. Max Munn.2/


-----------------
1/ Previously filed as an exhibit to the Registration Statement (Registration No. 33-77288-NY), which exhibit is incorporated herein by reference.

2/ Previously filed as an exhibit to Amendment No. 1 to the Registration Statement (Registration No. 33-77288-NY), which exhibit is incorporated herein by reference.

3/ Previously filed as an exhibit to Amendment No. 2 to the Registration Statement (Registration No. 33-77288-NY), which exhibit is incorporated herein by reference.

4/ Previously filed as an exhibit to Amendment No. 3 to the Registration Statement (Registration No. 33-7728-NY), which exhibit is incorporated by reference.

5/ Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1994 (File No. 0-24352), which exhibit is incorporated herein by this reference.

6/ Filed as an exhibit to the Company's Current Report on Form 8-K filed November 3, 1994 (File No. 0-24352), which exhibit is incorporated herein by this reference.

7/ Previously filed as an exhibit to the Registration Statement (Registration No. 33-86296) and which exhibit is incorporated herein by reference.

8/                Previously filed as an exhibit to the Registration Statement
  (Registration No. 33-08215) and which exhibit is incorporated herein by this reference.


9/ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended
                  December 31, 1995 and which such exhibit is incorporated herein by this reference.


10/ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended March
                  31, 1996 and which such exhibit is incorporated herein by this reference.


11/ Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 (File No. 0-24352), which exhibit is incorporated herein by this reference.

12/ Previously filed as an exhibit to the Registration Statement (Registration No. 33-94404), which exhibit is incorporated herein by reference.



 Item 28.  Undertakings


         (a) Rule 415 Offering.


         The undersigned registrant will:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                                (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                                (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)      Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 28 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    Rule 430A.


         The undersigned Registrant will:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Mt. Vernon, State of New York, on August 13, 1997.


                                               INTERIORS, INC.


                                               By: /s/ Max Munn
                                                  -----------------------------
                                                    Max Munn, President
                                                    Chief Executive Officer and
                                                    Treasurer


         In accordance with the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.



Signature                                            Title                              Date
---------                                            -----                              ----
/s/ Max Munn                                President, Chief Executive, Financial       August 13, 1997
----------------------------                  And Accounting Officer,
Max Munn                                      Treasurer and Director



/s/ Roger Lourie                            Director                                    August 13, 1997
----------------------------
Roger Lourie



/s/ Richard A. Josephberg                   Director                                    August 13, 1997
----------------------------
Richard A. Josephberg
